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                                                                    Exhibit 10.4

Lease made as of the 28 day of June, 1999, between SLG Graybar Sublease LLC., a New York limited liability company having an office at 420 Lexington Avenue, New York 10170 hereinafter referred to as "Landlord" or "Lessor", and

CKG MEDIA.COM, INC., a Delaware corporation, d/b/a PHASE2MEDIA, having an office at 420 Lexington Avenue, New York, New York 10170 hereinafter referred to as "Tenant" or "Lessee".

Witnesseth: Landlord hereby leases to Tenant and Tenant hereby hires from Landlord Rooms 2643-55 on the twenty-sixth (26th) floor of the building approximately as indicated on the plan attached hereto and made a part hereof

(said space is hereinafter called the "premises") in the building known as the Graybar Building, 420 Lexington Avenue

("the building" in the County of New York, City of New York, for a term of three
(3) yrs., two (2) mths. to commence on the 1st day of July 1999, and to expire on the 31st day of August, 2002, or until such term shall sooner end as in
Article 12 and elsewhere herein provided, both dates inclusive, at a fixed annual rental (subject to Articles 23 and 41) at the annual rate of $569,720.00 per annum for the period covering July 1, 1999 through August 31, 2002.

payable in equal monthly installments in advance on the first day of each month, except that the first installment of rent due under this lease shall be paid by Tenant upon its execution of this lease, unless this lease be a renewal.

Landlord and Tenant covenant and agree:

                                   PURPOSE.

      1. Tenant shall use and occupy the premises only for executive and general offices relating to Tenant's business, and for no other purpose.

                           RENT AND ADDITIONAL RENT.

      2. Tenant agrees to pay rent as herein provided at the office of Landlord or such other place as Landlord may designate, payable in United States legal tender, by cash, or by good and sufficient check drawn on a New York City Clearing House Bank, and without any set off or deduction whatsoever except as otherwise set forth herein. Any sum other than fixed rent payable hereunder shall be deemed additional rent and due on demand.

                                  ASSIGNMENT.

      3. Neither Tenant nor Tenant's legal representatives or successors in interest by operation of law or otherwise, shall assign, mortgage or otherwise encumber this lease, or sublet or permit all or part of the premises to be used by others, without the prior written consent of Landlord in each instance. The conversion of a tenant or subleassee entity to either a limited liability company or a limited liability partnership shall be deemed an assignment of this lease or of such sublease. The merger or consolidation of a corporate tenant or sublessee where the net worth of the resulting corporation is less than the net worth of the tenant or sublessee immediately prior to such merger or consolidation shall be deemed an assignment of this lease or of such sublease. If without Landlord's written consent this lease is assigned, or the premises are sublet or occupied by anyone other than Tenant, Landlord may accept the rent from such assignee, subtenant or occupant, and apply the net amount thereof to the rent herein reserved, but no such assignment, subletting, occupancy or acceptance of rent shall be deemed a waiver of this covenant. Consent by Landlord to an assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord's written consent to any further assignment or subletting. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance. A modification, amendment or extension of a sublease shall be deemed a sublease.

                                   DEFAULT.

      4. Landlord may terminate this lease on five (5) days' notice: (a) if rent or additional rent is not paid within five (5) days after written notice from Landlord; or (b) if Tenant shall have failed to cure a default in the performance of any covenant of this lease (except the payment of rent), or any rule or regulation hereinafter set forth, within thirty (30) days after written notice thereof from Landlord, or if default cannot be completely cured in such time, if Tenant shall not promptly proceed to cure such default within said thirty (30) days, or shall not complete the curing of such default with due diligence; or (c) when and to the extent permitted by law, if a petition in bankruptcy shall be filed by or against Tenant or if Tenant shall make a general assignment for the benefit of creditors, or receive the benefit of any insolvency or reorganization act; or (d) if a receiver or trustee is appointed for any portion of Tenant's property and such appointment is not vacated within twenty (20) days; or (e) if an execution or attachment shall be issued under which the premises shall be taken or occupied or attempted to be taken or occupied by anyone other than Tenant; or (f) if the premises become abandoned or
(g) if Tenant shall default beyond any grace period under any other lease between Tenant and Landlord;

      At the expiration of the five (5) day notice period, this lease and any rights of renewal or extension thereof shall terminate as completely as if that were the date originally fixed for the expiration of the term of this lease, but Tenant shall remain liable as hereinafter provided.

                                RELETTING, ETC.

      5. If Landlord shall re-enter the premises on the default of Tenant after notice and beyond the expiration of any applicable cure period set forth herein by summary proceedings or otherwise: (a) Landlord may re-let the premises or any part thereof as Tenant's agent, in the name of Landlord, or otherwise, for a term shorter or longer than the balance of the term of this lease, and may grant concessions or free rent. (b) Tenant shall pay Landlord any deficiency between the rent hereby reserved and the net amount of any rents collected by Landlord for the remaining term of this lease, through such re-letting. Such deficiency shall become due and payable monthly, as it is determined. Landlord shall have no obligation to re-let the premises, and its failure or refusal to do so, or failure to collect rent on re-letting, shall not affect Tenant's liability hereunder. In computing the net amount of rents collected through such re-letting, Landlord may deduct all expenses incurred in obtaining possession or re-letting the premises, including legal expenses and fees, brokerage fees, the cost of restoring the premises to good order, and the cost of all alterations and decorations deemed necessary by Landlord to effect re-letting. In no event shall Tenant be entitled to a credit or repayment for rerental income which exceeds the sums payable by Tenant hereunder or which covers a period after the original term of this lease. (c) Tenant hereby expressly waives any right of redemption granted by any present or future law. "Re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. In the event of a breach or threatened breach of any of the covenants or provisions hereof Landlord shall have the right of injunction. Mention herein of any particular remedy shall not preclude Landlord from any other available remedy.
(d) Landlord shall recover as liquidated damages, in addition to accrued rent and other charges, if Landlord's re-entry is the result of Tenant's bankruptcy, insolvency, or reorganization, the full rental for the maximum period allowed by any act relating to bankruptcy, insolvency or reorganization.

      If Landlord re-enters the premises for any cause, or if Tenant abandons or vacates the premises, and after the expiration of the term of this lease, any property left in the premises by Tenant shall be deemed to have been abandoned by Tenant, and Landlord shall have the right to retain or dispose of such property in any manner without any obligation to account therefor to Tenant. If Tenant shall at any time default hereunder after notice and beyond the expiration of any applicable cure period set forth herein and if Landlord shall institute an action or summary proceedings against Tenant based upon such default, then Tenant will reimburse Landlord for the reasonable legal expenses and fees thereby incurred by Landlord.

                          LANDLORD MAY CURE DEFAULTS.

      6. If Tenant shall default in performing any covenant or condition of this lease after notice and beyond the expiration of any applicable cure period Landlord may perform the same for the account of Tenant, and if Landlord, in connection therewith, or in connection with any default by Tenant, after notice and beyond the expiration of any applicable cure period makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorney's fees, such sums so paid or obligations incurred shall be deemed to be additional rent hereunder, and shall be paid by Tenant to Landlord within ten (10) days of rendition of any bill or statement therefor, and if Tenant's lease term shall have expired at the time of the making of such expenditures or incurring of such obligations as shall be coverable by Landlord as damages.
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                                 ALTERATIONS.

      7. Tenant shall make no decoration, alteration, addition or improvement in the premises, without the prior written consent of Landlord, and then only by contractors or mechanics and in such manner and with such materials as shall be approved by Landlord, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, however, Landlord's prior negative experience with, concerns regarding the financial stability of, and any criminal proceedings pending against, any such contractor or mechanic shall be deemed to be a reasonable basis upon which for Landlord to refuse to grant its approval. All alterations, additions or improvements to the premises, including window and central air conditioning equipment and duct work, except movable office furniture and equipment installed at the expense of Tenant, shall, unless Landlord elects otherwise in writing, become the property of Landlord, and shall be surrendered with the premises at the expiration or sooner termination of the term of this lease. Any such alterations, additions and improvements which Landlord shall designate, shall be removed by Tenant and any damage repaired at Tenant's expense, prior to the expiration of the term of this lease. Notwithstanding anything to the contrary set forth above, Landlord agrees that it shall not require Tenant to remove any alterations, additions or improvements made in and/or to the Premises other than (i) those which are not customarily found in premises used for the purposes permitted under this Lease and those which are not of a building standard nature, (ii) those which would require extraordinary effort for Landlord to remove, (iii) those raised computer floors, internal staircases, dumbwaiters, pneumatic tubes, vertical and horizontal transportation systems, vaults, safes, and medical installations, if any, and any alterations, additions or improvements made specifically in connection with any food service and/or food preparation facilities installed by Tenant (e.g., without limitation, vents, hoods, grease traps, sinks, etc.) in the Premises (herein collectively called "Special Alterations"), and (iv) those which are installed or performed without the prior written consent of Landlord where same is required by the terms of this Lease. In any of the foregoing events Tenant shall remove the foregoing from the Premises at Tenant's expense prior to the expiration or sooner termination of this Lease. Upon such removal Tenant shall immediately and at its expense, repair and restore the Premises to the condition existing prior to such alteration, addition or improvement and repair any and all damage to the Premises or the Building due to such removal.

                                      LIENS

      8. Prior to commencement of its work in the demised premises, Tenant shall obtain and deliver to Landlord a written letter of authorization, in form reasonably satisfactory to Landlord's counsel, signed by architects, engineers and designers to become involved in such work, which shall confirm that any of their drawings or plans are to be removed from any filing with governmental authorities, on request of Landlord, in the event that said architect, engineer, or designer thereafter no longer is providing services with respect to the demised premises. With respect to contractors, subcontractors, materialmen and laborers, and architects, engineers and designers, for all work or materials to be furnished to Tenant at the premises, Tenant agrees to obtain and deliver to Landlord written and unconditional waiver of mechanics liens upon the premises or the building, after payments to the contractors, etc., subject to any then applicable provisions of the Lien law. Notwithstanding the foregoing, Tenant at its expense shall cause any lien filed against the premises or the building, for work or materials claimed to have been furnished to Tenant, to be discharged of record within twenty (20) days after notice hereof.

                                    REPAIRS

      9. Tenant shall take good care of the premises and the fixtures and appurtenances therein, and shall make all repairs necessary to keep them in good working order and condition, including structural repairs when those are necessitated by the act, omission or negligence of Tenant or its agents, employees or invitees, other than due to a casualty covered by Landlord's insurance. During the term of this lease, Tenant may have the use of any air-conditioning equipment located in the premises, and Tenant, at its own cost and expense, shall maintain and repair such equipment and shall reimburse Landlord, in accordance with Article 41 of this lease, for electricity consumed by the equipment. The exterior walls of the building, the windows and the portions of all window sills outside same and areas above any hung ceiling are not part of the premises demised by this lease and Landlord hereby reserves all rights to such parts of the building. Landlord agrees that during the term of this Lease, it shall be responsible for the maintenance and repair of the common areas of the Building and those portions of building wide systems not located within the Premises, provided same does not in any way modify or reduce Landlord's obligations with respect to the air conditioning equipment and facilities servicing the Premises, as expressly set forth in Article 46 hereof.

                                  DESTRUCTION

      10. If the premises shall be partially damaged by fire or other casualty, the damage to the Building and to the core and shell of the Premises (excluding the Tenant improvements and betterments and Tenant's personal property) shall be repaired at the expense of Landlord, but without prejudice to the rights of subrogation, if any, of Landlord's insurer. Landlord shall not be required to repair or restore any of Tenant's property or any alteration or leasehold improvement made by or for Tenant at Tenant's expense. The rent shall abate in proportion to the portion of the premises not usable by Tenant or, if elevator access to the Premises is unavailable and renders the Premises inaccessible, fixed annual rent and additional rent shall abate until the Premises becomes accessible. Landlord shall not be liable to Tenant for any delay in restoring the premises, Tenant's sole remedy being the right to an abatement of rent, as above provided. If the premises are rendered wholly unatenantable by fire or other casualty and if Landlord shall decide not to restore the core and shell of the Premises (excluding the tenant improvements and betterments and Tenant's personal property) or if the building shall be so damaged that Landlord shall decide to demolish it or to rebuild it (whether or not the premises have been damaged), Landlord may within sixty (60) days after such fire or other cause give written notice to Tenant of its election that the term of this lease shall automatically expire no less than fifteen (15) days after such notice is given. If the Premises are rendered wholly untenantable due to fire or other casualty and Landlord has not substantially restored the core and shell of the Premises or elevator access thereto within one hundred and eighty (180) days of such fire or casualty, then, and in such event, Tenant may elect to cancel this Lease upon giving written notice to Landlord within thirty (30) days after the end of such one hundred and eighty (180) day period and the term of this Lease shall expire on the date set forth therein which shall be not less than thirty (30) days after the date such notice is given (the "Cancellation Date") provided that Landlord does not substantially restore the core and shell of the Premises prior to the Cancellation Date. Notwithstanding the foregoing, Landlord and Tenant acknowledge and agree in the event that the Premises are rendered wholly untenantable or Landlord is unable to provide elevator access thereto, and as a result Tenant cannot and does not use the entire Premises, due to fire or other casualty during the last six (6) months of the term of this Lease, Tenant may elect to cancel this Lease upon giving ten (10) days written notice to Landlord that the term of this Lease shall expire on the date set forth therein which shall be not less than ten (10) days after the date such notice is given. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Landlord and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance and also, provided that such a policy can be obtained without additional premiums, but if an additional premium is required, Landlord or Tenant, as the case may be, shall be entitled to pay same if it so desires. Tenant hereby expressly waives the provisions of
Section 227 of the Real Property law and agrees that the foregoing provisions of this Article shall govern and control in lieu thereof.

                                 END OF TERM.

      11. Tenant shall surrender the premises to Landlord at the expiration or sooner termination of this lease in good order and condition, except for reasonable wear and tear and damage by fire or other casualty, and Tenant shall remove all of its property. Tenant agrees it shall indemnify and save Landlord harmless against all costs, claims, loss or liability resulting from delay by Tenant in so surrendering the premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. Additionally, the parties recognize and agree that other damage to Landlord resulting from any failure by Tenant timely to surrender the premises will be substantial, will exceed the amount of monthly rent theretofore payable hereunder, and will be impossible of accurate measurement. Tenant therefore agrees that if possession of the premises is not surrendered to Landlord within one (1) day after the date of the expiration or sooner termination of the term of this lease, then Tenant will pay Landlord as liquidated damages for each month and for each portion of any month during which Tenant holds over in the premises after expiration or termination of the term of this lease, a sum equal to two (2) times the average rent and additional rent which was payable per month under this lease during the last six months of the term thereof. The aforesaid obligations shall survive the expiration or sooner termination of the term of this lease. At any time during the term of this lease, upon prior reasonable notice to Tenant, during business hours and provided Tenant has an opportunity to have a representative present. Landlord may exhibit the premises to prospective purchasers or mortgages of Landlord's interest therein. During the last year of the term of this lease, Landlord may exhibit the premises to prospective tenants upon prior reasonable notice to Tenant, during business hours and provided Tenant has an opportunity to have a representative present.

                       SUBORDINATION AND ESTOPPEL, INC.

      12. Tenant has been informed and understands that Landlord is the SubTenant under a lease of the land and entire building of which the premises form a part (hereinafter called the "Master Lease"). This lease is and shall be subject and subordinate to the Master Lease and all other ground and underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. This Article shall be self-operative and no further instrument of subordination shall be necessary. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request. Tenant hereby appoints Landlord as tenant's irrevocable attorney-in-fact to execute any document of subordination on behalf of Tenant, provided that Tenant fails to execute and return to Landlord any such document within twenty-one (21) days of its receipt of same. In the event that the Master Lease or any other ground or underlying lease is terminated or any mortgage foreclosed, this lease shall not terminate or be terminable by Tenant (except as hereinafter provided as to Master Lease expiration of term) unless Tenant was specifically named in any termination or foreclosure judgment or final order. In the event that the Master Lease or any other ground or underlying lease is terminated as aforesaid, or expires (as hereinafter provided), or in the interests of Landlord under this lease are transferred by reason of or assigned in lieu of foreclosure or other proceedings for enforcement of any mortgage, or if the holder of any mortgage acquires a lease in substitution therefor, then tenant will, at the option to be exercised in writing by the landlord under the Master Lease or such purchaser, assignee or lessee, as the case may be, (i) attorn to it and will perform for its benefit all the terms, covenants and conditions of this lease on the Tenant's part to be performed with the same force and effect as if said landlord or such purchaser, assignee or lessee, were the landlord originally named in this lease, or (ii) enter into a new lease with said lessor or such purchaser, assignee or lessee, as landlord, for the remaining term of this lease and otherwise on the same terms, conditions and rentals as herein provided. If the current term of the Master Lease shall expire prior to the date set forth herein for the expiration of this lease, then, unless Landlord, at its sole option, shall have elected to extend or renew the term of the Master Lease, or unless the lessor under the Master Lease elects that the Tenant attorn or enter into a new lease as aforesaid, the term of this lease shall expire on the date of expiration of the Master Lease, notwithstanding the later expiration date hereinabove set forth. If the Master Lease is renewed, then the term of this lease shall expire as hereinabove set forth: From time to time, Tenant, on at least ten (10) days' prior written request by Landlord will deliver to Landlord a statement in writing certifying that this lease is unmodified and in full force and effect (or if there shall have been modifications, that the same is in full force and effect as modified and stating the modification) and the dates to which the rent and other charges have been paid and stating whether or not the Landlord is in default in performance of any covenant, agreement, or condition contained in this lease and, if so, specifying each such default of which Tenant may have knowledge. Landlord represents that the term of the Master Lease is scheduled to expire after the term of this Lease is set to expire, that the execution of this Lease does not violate any provision of the Master Lease, and that Landlord's execution of this Lease is not prohibited by the terms of the Master Lease.

                                 CONDEMNATION.

      13. If the whole or any substantial part (substantial being any such portion that prevents Tenant from operating its business in the Premises for the uses permitted hereunder) of the premises shall be condemned by eminent domain or acquired by private purchase in lieu thereof for any public or quasi-public purpose, this lease shall terminate on the date of the vesting of title through such proceeding or purchase, and Tenant shall have no claim against Landlord for the value of any unexpired portion of the term of this lease, nor shall Tenant be entitled to any part of the condemnation award or private purchase price. If less than a substantial part of the premises is condemned, this lease shall not terminate, but rent shall abate in proportion to the portion of the premises condemned.

                             REQUIREMENTS OF LAW.

      14. (a) Tenant at its expense shall comply with all laws, orders and regulations of any governmental authority having or asserting jurisdiction over the premises, which shall impose any violation, order or duty upon Landlord or Tenant with respect to the premises or the use or occupancy thereof including, without limitation, compliance in the premises with all City, State and Federal laws, rules and regulations on the disabled or handicapped, on fire safety and on hazardous materials. The foregoing shall not require Tenant to do structural work. Landlord shall use reasonable efforts, at its sole cost and expense to cure within thirty (30) days after the commencement of the term of this Lease, any New York City Building Department violations pertaining to the Premises which are a matter of public record as of the commencement of the term of this Lease. In connection with the foregoing Landlord shall use reasonable efforts to minimize interference with Tenant's business, provided, however, that Tenant acknowledges and agrees that all such efforts shall be performed on normal business days during normal business hours.

      (b) Terms shall require every person engaged by him to clean any window in the premises from the outside, to use the equipment and safety devices required by Section 202 of the labor law and the rules of any governmental authority having or asserting jurisdiction.

      (c) Tenant at its expense shall comply with all requirements of the New York Board of Fire Underwriters, or any other similar body affecting the premises and shall not use the premises in a manner which shall increase the rate of fire insurance of Landlord or of any other tenant, over that in effect prior to this lease. If Tenant's use of the premises increases the fire insurance rate, Tenant shall reimburse Landlord for all such increased costs. That the premises are being used for the purpose set forth in Article 1 hereof shall not relieve Tenant from the foregoing duties, obligations and expenses.

                           CERTIFICATE OF OCCUPANCY.

      15. Tenant will at no time use or occupy the premises in violation of the certificate of occupancy issued for the building. The statement in this lease of the nature of the business to be conducted by Tenant shall not be deemed to constitute a representation or guaranty by Landlord that such use is lawful or permissible in the premises under the certificate of occupancy for the building.

                                  POSSESSION.

      16. If Landlord shall be unable to give possession of the premises on the commencement date of the term because of the retention of possession of any occupant thereof alteration or construction work, or for any other reason except as hereinafter provided, Landlord shall not be subject to any liability for such failure. In such event, this lease shall stay in full force and effect, without extension of its term. However, the rent hereunder shall not commence until the premises are available for occupancy by Tenant. If delay in possession is due to work, changes or decorations being made by or for Tenant, or is otherwise caused by Tenant; there shall be no rent abatement and the rent shall commence on the date specified in this lease. If permission is given to Tenant to occupy the demised premises or other premises prior to the date specified as the commencement of the term, such occupancy shall be deemed to be pursuant to the terms of this lease, except that the parties shall separately agree as to the obligation of Tenant to pay rent for such occupancy. The provisions of this Article are intended to constitute an "express provision to the contrary" within the meaning of Section 223(a), New York Real Property Law. Notwithstanding anything contained herein to the contrary, Landlord and Tenant acknowledge and agree that if Landlord shall not have delivered to Tenant possession of the Premises on or before October 1, 1999, then Tenant may within thirty (30) days thereafter unequivocally and unconditionally notify Landlord that Tenant elects to terminate and cancel this Lease effective as of the date which is thirty (30) days after the delivery of the notice (the "Cancellation Date"), provided, however, that the Cancellation Date shall be extended by one (1) day for each day of delay by Landlord which is due to any acts or omissions of Tenant. If Tenant duly exercises such option, this Lease shall be null and void and neither Landlord nor Tenant shall have an further liability hereunder except that the representations and indemnifications contained in Article 50 hereof shall survive and any security deposited hereunder shall be returned to Tenant. However, in the event that Landlord gives Tenant notice that the Premises will be delivered to Tenant prior to the Cancellation Date, and same occurs prior to the Cancellation Date then, in such event, Landlord's notice shall negate and nullify Tenant's notice.

                               QUIET ENJOYMENT.

      17. Landlord covenants that if Tenant pays the rent and performs all of Tenant's other obligations under this lease prior to the expiration of any applicable notice and beyond the cure period set forth therein Tenant may peaceably and quietly enjoy the demised premises, subject to the terms, covenants and conditions of this lease and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

                                RIGHT OF ENTRY.

      18. Tenant shall permit Landlord to erect and maintain pipes and conduits in and through the premises provided that they are concealed, erected along perimeter walls wherever possible and are installed in a manner which does not interfere with Tenant's use of the Premises. Landlord or its agents shall have the right to enter or pass through the premises at all times, by master key, upon reasonable oral prior notice to Tenant at reasonable times and by reasonable force in the event of an Emergency Situation without notice to Tenant, to examine the same, and to make such repairs, alterations or additions as it may deem necessary or desirable to the premises or the building, and to take all material into and upon the premises that may be required therefor. Such entry and work shall not constitute an eviction of Tenant in whole or in part, shall not be grounds for any abatement of rent, and shall impose no liability on Landlord by reason of inconvenience or injury to Tenant's business. Landlord shall have the right at any time, without the same constituting an actual or constructive eviction, and without incurring any liability to Tenant, to change the arrangement and/or location of entrances or passageways, windows, corridors, elevators, stairs, toilets, or other public parts of the building, and to change the name or number by which the building is known. Landlord shall exercise due diligence to prosecute to completion any repairs which it is obligated or permitted to make pursuant to this Lease and when performing such repairs shall do so in a good and workmanlike manner using new, equal or better quality materials to those then existing in the Premises in accordance with all applicable laws and shall use reasonable efforts to minimize interference with Tenant's permitted use of the Premises, provided, however, that Tenant acknowledges and agrees that all such efforts shall be performed on normal business days during normal business hours.

                                  VAULT SPACE.

      19. Anything contained in any plan or blueprint to the contrary notwithstanding, no vault or other space not within the building property line is demised hereunder. Any use of such space by Tenant shall be deemed to be pursuant to a license, revocable at will by Landlord, without diminution of the rent payable hereunder. If Tenant shall use such vault space, the Percentage (hereinafter defined) of any fees taxes or charges made by any governmental authority for such space shall be paid by Tenant.

                                   INDEMNITY.

      20. Tenant shall indemnify, defend and save Landlord harmless from and against any liability or reasonable expense arising from the use or occupation of the premises by Tenant, or anyone on the premises with Tenant's permission, or from any breach of this lease beyond notice and the expiration of any applicable cure periods set forth therein.

                             LANDLORD'S LIABILITY.

      21. This lease and the obligations of Tenant hereunder shall, except as otherwise set forth herein in no way be affected because Landlord is unable to fulfill any of its obligations or to supply any service, by reason of strike or other cause not within Landlord's control. Landlord shall have the right, without incurring any liability to Tenant, to stop any service because of accident or emergency, or for repairs, alterations or improvements, necessary or desirable in the judgment of Landlord, until such repairs, alterations or improvements shall have been completed. Landlord shall not be liable to Tenant or anyone else, for any loss or damage to person, property or business, unless due to the negligence or willful misconduct of Landlord nor shall Landlord be liable for any latent defect in the premises or the building. Tenant, during the term of this lease, shall carry public liability and property damage insurance, from a company authorized to do business in New York, with limitations acceptable to Landlord, which policy or policies shall name the Landlord and its designees as additional insureds. Evidence of the policies, and of their timely renewal, shall be delivered to Landlord. All such insurance shall contain an agreement by the insurance company that the policy or policies will not be cancelled or the coverage changed, without thirty (30) days' prior written notice to the Landlord. Tenant agrees to look solely to Landlord's estate and interest in the land and building, or the lease of the building or of the land and building, and the demised premises, including rentals, refinancing proceeds, condemnation awards and insurance proceeds for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, in the event of any liability by Landlord, and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of landlord and tenant herein hereunder, or Tenant's use and occupancy of the demised premises or any other liability of Landlord to Tenant (except for negligence).

                            CONDITION OF PREMISES.

      22. Tenant acknowledges that Landlord has made no representation or promise, except as herein expressly set forth. Tenant agrees to accept the premises "as is", except for any work which Landlord has expressly agreed in writing to perform. Landlord shall be responsible for compliance with all applicable laws, rules and regulations (including, without limitation, environmental laws and the American with Disabilities Act) in the common areas of the Building.

                                TAX ESCALATION.

      23. Tenant shall pay to Landlord, as additional rent, tax escalation in accordance with this Article:

      (a) For purposes of this lease the rentable square foot area of the presently demised premises shall be deemed to be 14,243 square feet.

      (b) Definitions: For the purpose of this Article, the following definitions shall apply:

            (i) The term "base tax year" as hereinafter set forth for the determination of real estate tax escalation, shall mean the New York City real estate tax year commencing July 1, 1999 and ending June 30, 2000.

            (ii) The term "The Percentage", for purposes of computing tax escalation, shall mean 1.28 percent (1.28%). The Percentage has been computed on the basis of a fraction, the numerator of which is the rentable square foot area of the demised premises and the denominator of which is the total rentable square foot area of the office and commercial space in the building project. The parties acknowledge and agree that the total rentable square foot area of the office and commercial space in the building project shall be deemed to be 1,112,424 sq. ft.

            (iii) The term "the building project" shall mean the aggregate combined parcel of land on a portion of which are the improvements of which the demised premises form a part, with all the improvements thereon, said improvements being a part of the block and lot for tax purposes which are applicable to the aforesaid land.

            (iv) The term "comparative year" shall mean the twelve (12) months following the base tax year, and each subsequent Period of twelve (12) months (or such other Period of twelve (12) months occurring during the term of this lease as hereafter may be duly adopted as the tax year for real estate tax purposes by the City of New York).

            (v) The term "real estate taxes" shall mean the total of all taxes and special or other assessments levied, assessed or imposed at any time by any governmental authority upon or against the building project, and also any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from said building project to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes or assessments, or additions or increases thereof, upon or against said building project. If, due to a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against landlord in substitution in whole or in part for the real estate taxes, or in lieu of additions to or increases of said real estate taxes, then such franchise, income transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of "real estate taxes" for the purposes hereof. As to special assessments which are payable over a period of time extending beyond the term of this lease, only a pro rata portion thereof covering the portion of the term of this lease unexpired at the time of the imposition of such assessment, shall be included in "real estate taxes". If by law, any assessment may be paid in installments, then, for the purposes hereof (a) such assessment shall be deemed to have been payable in the maximum number of installments permitted by law and (b) there shall be included in real estate taxes, for each comparative year in which such installments may be paid, the installments of such assessment so becoming payable during such comparative year, together with interest payable during such comparative year. Notwithstanding anything contained herein to the contrary, real estate taxes shall not, for purposes of this Lease, be deemed to include franchise taxes, excise taxes, gift taxes, capital stock taxes, inheritance taxes or estate taxes. In addition, Tenant shall have no obligation to pay any interest or penalties on real estate taxes imposed on Landlord as a result of late payments by Landlord (unless resulting from a late payment by Tenant).

            (vi) Where more than one assessment is imposed by the City of New York for any tax year, whether denominated an "actual assessment" or a "transitional assessment" or otherwise, then the phrases herein "assessed value" and "assessments" shall mean whichever of the actual, transitional or other assessment is designated by the City of New York as the taxable assessment for that tax year.

      (c) 1. In the event that the real estate taxes payable for any comparative year shall exceed the amount of the real estate taxes payable during the base tax year, tenant shall pay to landlord, as additional rent for such comparative year, an amount equal to The Percentage of the excess. Before or after the start of each comparative year, Landlord shall furnish to Tenant a statement of the real estate taxes payable for such comparative year, and a statement of the real estate taxes payable during the base tax year. If the real estate taxes payable for such comparative year exceed the real estate taxes payable during the base tax year, additional rent for such comparative year, in an amount equal to The Percentage of the excess, shall be due from Tenant to Landlord, and such additional rent shall be payable by Tenant to Landlord within ten (10) days after receipt of the aforesaid statement. The benefit of any discount for any earlier payment or prepayment of real estate taxes shall accrue solely to the benefit of Landlord, and such discount shall not be subtracted from the real estate taxes payable for any comparative year.

      Additionally, Tenant shall pay to Landlord, on demand, a sum equal to The Percentage of any business improvement district assessment payable by the building project.

      2. Should the real estate taxes payable during the base tax year be reduced by final determination of legal proceedings, settlement or otherwise, then, the real estate taxes payable during the base tax year shall be correspondingly revised, the additional rent theretofore paid or payable hereunder for all comparative years shall be recomputed on the basis of such reduction, and tenant shall pay to Landlord as additional rent, within ten (10) days after being billed therefor, any deficiency between the amount of such additional rent as theretofore computed and the amount thereof due as the result of such recomputations. Should the real estate taxes payable during the base tax year be increased by such final determination of legal proceedings, settlement or otherwise, then appropriate recomputation and adjustment also shall be made.

      3. If after Tenant shall have made a payment of additional rent under this subdivision (c), Landlord shall receive a refund of any portion of the real estate taxes payable for any comparative year after the base tax year on which such payment of additional rent shall have been based, as a result of a reduction of such real estate taxes by final determination of legal proceedings, settlement or otherwise, Landlord shall within ten (10) days after receiving the refund pay to Tenant The Percentage of the refund.

      4. The statements of the real estate taxes to be furnished by Landlord as provided above shall be certified by Landlord and shall constitute a final determination as between Landlord and Tenant of the real estate taxes for the Periods represented thereby, unless Tenant within ninety (90) days after they are furnished shall give a written notice to Landlord that it disputes their accuracy or their appropriateness, which notice shall specify the particular respects in which the statement is inaccurate or inappropriate. If Tenant shall so dispute said statement then, pending the resolution of such dispute, tenant shall pay the additional rent to Landlord in accordance with statement furnished by Landlord.

      5. In no event shall the fixed annual rent under this lease (exclusive of the additional rents under this Article) be reduced by virtue of this Article.

      6. If the commencement date of the term of this lease is not the first day of the first comparative year, then the additional rent due hereunder for such first comparative year shall be a proportionate share of said additional rent for the entire comparative year, said proportionate share to be based upon the length of time that the lease term will be in existence during such first comparative year. Upon the date of any expiration or termination of this lease (except termination because of Tenant's default) whether the same be the date hereinabove set forth for the expiration of the term or any prior or subsequent date, a proportionate share of said additional rent for the comparative year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord, if it was not theretofore already billed and paid. The said proportionate share shall be based upon the length of time that this lease shall have been in existence during such comparative year. Landlord shall promptly cause statements of said additional rent for that comparative year to be prepared and furnished to lessee. Landlord and Tenant shall thereupon make appropriate adjustments of amounts then owing.

      7. Landlord's and Tenant's obligations to make the adjustments referred to in subdivision (6) above shall survive any expiration or termination of this lease.

      8. Any delay or failure of lessor in billing any tax escalation hereinabove provided shall not constitute a waiver of or in any way impair the continuing obligation of lessee to pay such tax escalation hereunder (provided such statement is rendered within two (2) years of the expiration of the term of this Lease.)

      9. In addition to all fixed annual rent and additional rent payable pursuant to the terms of this Lease and this Article, Tenant shall pay to Landlord, as additional rent, within ten (10) days after Landlord shall have delivered to Tenant a statement therefor, the Percentage of all out of pocket expenses incurred by Landlord in reviewing or contesting the validity or amount of any Real Estate Taxes, including without limitation, the reasonable attorneys' fees and fees and disbursements of attorneys, third party consultants, experts and others.

                                   SERVICES.

      25. Tenant acknowledges that it has been advised that the cleaning contractor for the building may be a division or affiliate of Landlord. Subject to Article 32 hereof, Tenant agrees to employ said contractor, or such other contractor as Landlord shall from time to time designate, for any waxing, polishing and other maintenance work of the demised premises and of the Tenant's furniture, fixtures and equipment, provided that the prices charged by said contractor are comparable to the prices charged by other contractors for the same work. Tenant agrees that it shall not employ any other cleaning and maintenance contractor, nor any individual, firm or organization for such purpose. If Landlord and Tenant cannot agree on whether the prices being charged by the Contractor designated by the Landlord are comparable to those charged by other contractors, Landlord and Tenant shall each obtain two bona fide bids for such work from reputable contractors, and the average of the four bids thus obtained shall be the standard of comparison.

                                 JURY WAIVER.

      26. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim involving any matter whatsoever arising out of or in any way connected with this lease, the relationship of landlord and tenant, Tenant's use or occupancy of the premises (except for personal injury or property damage) or involving the right to any statutory relief or remedy. Tenant will not interpose any counterclaim of any nature in any summary proceeding, except for compulsory counterclaims.

                                 NO WAIVER, ETC.

      27. No act or omission of Landlord or its agents shall constitute an actual or constructive eviction, unless Landlord shall have first received written notice of Tenant's claim and shall have had a reasonable opportunity to meet such claim. In the event that any payment herein provided for by Tenant to Landlord shall become overdue for a period in excess of ten (10) days, then at Landlord's option a "late charge" shall become due and payable to Landlord, as additional rent, from the date it was due until payment is made at the following rates; for individual and partnership Tenants, said late charge shall be computed at the maximum legal rate of interest; for corporate or governmental entity Tenants the late charge shall be computed at two percent per month unless there is an applicable maximum legal rate of interest; which then shall be used. No act or omission of Landlord or its agents shall constitute an acceptance of a surrender of the premises, except a writing signed by Landlord. The delivery of keys to Landlord or its agents shall not constitute a termination of this lease or a surrender of the premises. Acceptance by Landlord of less than the rent herein provided shall at Landlord's option be deemed on account of earliest rent remaining unpaid. No endorsement on any check, or letter accompanying rent, shall be deemed an accord and satisfaction, and such check may be cashed without prejudice to Landlord. No waiver of any provision of this lease shall be effective, unless such waiver be in writing signed by Landlord. This lease contains the entire agreement between the parties, and no modification thereof shall be binding unless in writing and signed by the party concerned. Tenant shall comply with the rules and regulations printed in this lease, and any reasonable modifications thereof or additions thereto. Landlord shall not be liable to Tenant for the violation of such rules and regulations by any other tenant. Failure of Landlord to enforce any provision of this lease, or any rule or regulation, shall not be construed as the waiver of any subsequent violation of a provision of this lease, or any rule or regulation. This lease shall not be affected by nor shall Landlord in any way be liable for the closing, darkening or bricking up of windows in the premises, for any reason, including as the result of construction on any property of which the premises are not a part of by Landlord's own acts. Notwithstanding anything contained herein to the contrary, Landlord and Tenant agree that if seventy (70%) percent or more of the windows located in the Premises are brickened up in excess of thirty (30) days, then, and in such event, Tenant may elect to cancel this Lease upon giving written notice to Landlord within fifteen (15) days after the end of such thirty
(30) day period and the term of this Lease shall expire on the date set forth therein which shall be not less than fifteen (15) days after the date such notice is given (the "Cancellation Date") provided that Landlord does not substantially restore any such brickening prior to the Cancellation Date.

                         OCCUPANCY AND USE BY TENANT.

      28(A). Tenant further agrees that if it abandons the Premises during the term of this lease, without the prior written consent of the Landlord, then all rent and additional rent reserved in this lease from the date of such breach to the expiration date of this lease shall become immediately due and payable to the Landlord.

      (C) If Tenant breaches the covenant in subdivision (A) above, and this lease be terminated because of such default, then, in addition to Landlord's rights of reentry, restoration, preparation for and rerental, and anything elsewhere in this lease to the contrary notwithstanding, Landlord shall retain its right to judgement on and collection of Tenant's aforesaid obligation to make a single payment to Landlord of a sum equal to the total of all rent and additional rent reserved for the remainder of the original term of this lease, subject to future credit or repayment to Tenant in the event of any rerenting of the premises by Landlord, after first deducting from rerental income all expenses incurred by Landlord in reducing to judgment or otherwise collecting Tenant's aforesaid obligation, and in obtaining possession of restoring, preparing for and re-letting the premises. In no event shall Tenant be entitled to a credit or repayment for rerental income which exceeds the sums payable by Tenant hereunder or which covers a period after the original term of this lease.

                                   NOTICES.

      29. Any bill, notice or demand from Landlord to Tenant, may be delivered personally at the premises or sent by registered or certified mail, or by FedEx or other reputable overnight courier. Such bill, notice or demand shall be deemed to have been given at the time of delivery or three (3) days after mailing. An additional copy of all notices sent by Landlord to Tenant shall simultaneously be sent in like manner to Zukerman, Gore & Brandeis, LLP, 900 Third Avenue, New York, New York 10022, Attention: Andrew M. Chonoles, Esq. Any notice from Tenant to Landlord must be sent by registered or certified mail to the last address designated in writing by Landlord.

                                    WATER.

      30. Tenant shall pay the amount of Landlord's cost for all water used by Tenant for any purpose other than ordinary lavatory and pantry uses, and any sewer rent or tax based thereon. Landlord may install a water meter to measure Tenant's water consumption for all purposes and Tenant agrees to pay for the installation and maintenance thereof and for water consumed as shown on said meter. If water is made available to Tenant in the building or the demised premises through a meter which also supplies other premises, or without a meter, then Tenant shall pay to Landlord $ a reasonable charge per month for water.

                               SPRINKLER SYSTEM.

      31. If there shall be a "sprinkler system" in the demised premises for any period during this lease, Tenant shall pay $ a reasonable charge per month, for sprinkler supervisory service. If such sprinkler system is damaged by any act or omission of Tenant or its agents, employees, licensees or visitors, Tenant shall restore the system to good working condition at its own expense. If the New York Board of Fire Underwriters, the New York Fire Insurance Exchange, the Insurance Services Office or any governmental authority requires the installation of any alteration to a sprinkler system by reason of Tenant's occupancy or use of the premises, including any alteration necessary to obtain the full allowance for a sprinkler system in the fire insurance rate of Landlord, or for any other reason. Tenant shall make such installation or alteration promptly, and at its own expense.

                             HEAT, ELEVATOR, ETC.

      32. Landlord shall provide a minimum of one (1) passenger elevator twenty four hours a day seven days a week and provide elevator service during all usual business hours including Saturdays until 1 P.M. except on Sundays, State holidays, Federal holidays, or Building Service Employees Union Contract holidays. Landlord shall furnish heat to the premises during the same hours on the same days in the cold season in each year. Landlord shall cause the premises to be kept clean in accordance with Landlord's customary standards for the building, provided they are kept in order by Tenant. Landlord, its cleaning contractor and their employees shall have after-hours access to the demised premises and the use of Tenant's light, power and water in the demised premises as may be reasonably required for the purpose of cleaning the demised premises. Landlord may remove Tenant's extraordinary refuse from the building and Tenant shall pay the cost thereof. If the elevators in the building are manually operated, Landlord may covert to automatic elevators at any time, without in any way affecting Tenant's obligations hereunder.

                               SECURITY DEPOSIT.

      33. Tenant has deposited with Landlord the sum of $47,477.00 as security for the performance by Tenant of the terms of this lease. Landlord may use any part of the Security to satisfy any default of Tenant, which is not cured after notice and beyond the expiration of any applicable cure period set forth herein and any reasonable expenses arising from such default which was not so cured within any applicable cure period including but not limited to any damages or rent deficiency before or after re-entry by Landlord. Tenant shall, upon demand, deposit with Landlord the full amount so used, in order that Landlord shall have the full security deposit on hand at all times during the term of this lease. If Tenant shall comply fully with the terms of this lease, the security shall be returned to Tenant within thirty (30) days after the date fixed as the end of the lease. In the event of a sale or lease of the building containing the premises, Landlord may transfer the security to the purchaser or tenant, and Landlord shall thereupon, provided any such transferee assumes in writing all obligations of Landlord under this Lease be released from all liability for the return of the security. This provision shall apply to every transfer or assignment of the security to a new Landlord. Tenant shall have no legal power to assign or encumber the security herein described.

                                 ELECTRICITY.

      34. Terms and conditions with respect to electricity rent inclusion, or with respect to sub-metering, as the case may be, and general conditions with respect to either, are set forth in Article 41 in the Rider annexed to and made part of this lease.

                                 RENT CONTROL.

      35. In the event the fixed annual rent or additional rent or any part thereof provided to be paid by Tenant under the provisions of this lease during the demised term shall become uncollectible or shall be reduced or required to be reduced or refunded by virtue of any Federal, State, County or City law, order or regulation, or by any direction of a public officer or body pursuant to law, or the orders, rules code or regulations of any organization or entity formed pursuant to law, whether such organization or entity be public or private, then Landlord, at its option, may at any time thereafter terminate this lease, by not less than thirty (30) days' written notice to Tenant, on a date set forth in said notice, in which event this lease and the term hereof shall terminate and come to an end on the date fixed in said notice as if the said date were the date originally fixed herein for the termination of the demised term. Landlord shall not have the right so to terminate this lease if Tenant within such period of thirty (30) days shall in writing lawfully agree that the rentals herein reserved are a reasonable rental and agree to continue to pay said rentals, and if such agreement by Tenant shall then be legally enforceable by Landlord.

                                   SHORING.

      36. Tenant shall permit any person authorized to make an excavation on land adjacent to the building containing the premises to do any work within the premises necessary to preserve the wall of the building from injury or damage, and Tenant shall have no claim against Landlord for damages or abatement of rent by reason thereof.

                          EFFECT OF CONVEYANCE, ETC.

      37. If the building containing the premises shall be sold, transferred or leased, or the lease thereof transferred or sold, Landlord shall be relieved of all future obligations and liabilities hereunder and the purchaser, transferee or tenant of the building shall be deemed to have assumed and agree to perform all such obligations and liabilities of Landlord hereunder. In the event of such sale, transfer or lease, Landlord shall also be relieved of all existing obligations and liabilities hereunder, provided that the purchaser, transferee or tenant of the building assumes in writing such obligations and liabilities.

                       RIGHTS OF SUCCESSORS AND ASSIGNS.

      38. This lease shall bind and inure to the benefit of the heirs, executors, administrators, successors, and, except as otherwise provided herein, the assigns of the parties hereto. If any provision of any Article of this lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of that Article, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of said Article and of this lease shall be valid and be enforced to the fullest extent permitted by law.

                                   CAPTIONS.

      39. The captions herein are inserted only for convenience, and are in no way to be construed as a part of this lease or as a limitation of the scope of any provision of this lease.

                               LEASE SUBMISSION.

      40. Landlord and Tenant agree that this lease is submitted to Tenant on the understanding that it shall not be considered an offer and shall not bind Landlord in any way unless and until (i) Tenant has duly executed and delivered duplicate originals thereof to Landlord and (ii) Landlord has executed and delivered one of said originals to Tenant.

      SEE RIDER(S) HERETO AND MADE A PART HEREOF CONSISTING OF PAGES 1 THROUGH 39, CONTAINING RULES & REGULATIONS, ARTICLES 41 THROUGH 60 A LOCATION PLAN & CLEANING SPECIFICATIONS.

      In Witness thereof, Landlord and Tenant have executed this lease as of the day and year first above written.

SLG GRAYBAR SUBLEASE, LLC.,             CKG MEDIA.COM, INC. d/b/a
a New York limited liability company    ----------------------------------(L.S.)
                                        PHASE2MEDIA
By:   SLG Graybar Sublease Corp.,
      A New York corporation, its       BY: /s/ Robert [ILLEGIBLE] President
      Managing Member                      ------------------------------(L.S.)
                                           (NAME)                  (TITLE)
By:   /s/ [ILLEGIBLE]                      Robert [ILLEGIBLE] President
   --------------------------------       ------------------------------(L.S.)
      (Name)      (Title)

                               ACKNOWLEDGEMENTS.

State of New York       )
                        )ss.:
County of New York      )

On the day of          , 19  , before me personally came to me known and known
to me to be the individual described in, and who executed, the foregoing instrument, and acknowledged to me that he executed the same.

 ...................................
Notary Public

State of New York       )
                        )ss.:
County of New York      )

On the day of           , 19  , before me personally came to me known, who,
being by me duly sworn, did depose and say that he resides at No.
                       that he is the                of                     the
corporation described in, and which executed, the foregoing instrument; and
that he signed h      name thereof by authority of the Board of Directors of
said corporation.

 ...................................
Notary Public

 ..........................................................................(L.S.)

 ..........................................................................(L.S.)

State of New York       )
                        )ss.:
County of New York      )

On the           day of                  , 19  , before me personally came to me
known and known to me to be the individual described in, and who executed, the foregoing instrument, and acknowledged to me that he executed the same.

                                             ...................................
                                                                   Notary Public

66 Rev.9-94
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

            --------------------------------------------------------
                RIDER ANNEXED TO AND MADE A PART OF LEASE BETWEEN
                 SLG GRAYBAR SUBLEASE LLC                   LANDLORD
                 -------------------------------------------
            AND CKG MEDIA.COM. INC., d/b/a PHASE 2 MEDIA    TENANT
                --------------------------------------------
            --------------------------------------------------------

                RULES AND REGULATIONS REFERRED TO IN THIS LEASE

      1. No animals, birds, bicycles or vehicles shall be brought into or kept in the premises. The premises shall not be used for manufacturing of commercial repairing or for sale or display of merchandise or as a lodging place, or for any immoral or illegal purpose, nor shall the premises be used for a public stenographer or typist; barber or beauty shop; telephone, secretarial or messenger service; employment, travel or tourist agency; school or classroom; commercial document reproduction; or for any business other than specifically provided for in the tenant's lease. Tenant shall not cause or permit in the premises any disturbing noises which may interfere with occupants of this or neighboring buildings, any cooking or objectionable odors, or any nuisance of any kind, or any inflammable or explosive fluid, chemical or substance. Canvassing, soliciting and peddling in the building are prohibited, and each tenant shall cooperate so as to prevent the same.

      2. The toilet rooms and other water apparatus shall not be used for any purposes other than those for which they were constructed, and no sweepings, rags, ink, chemicals or other unsuitable substances shall be thrown therein. Tenant shall not throw anything out of doors, windows of skylights, or into hallways, stairways or elevators, nor place foot or objects on outside window sills. Tenant shall not obstruct or cover the halls, stairways and elevators, or use them for any purpose other than ingress and egress to or from tenant's premises, nor shall skylights, windows, doors and transoms that reflect or admit light into the building be covered or obstructed in any way.

      3. Tenant shall not place a load upon any floor of the premises in excess of the load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes in the premises. Business machines and mechanical equipment shall be placed and maintained by tenant, at tenant's expense, only with Landlord's consent which consent Landlord shall not unreasonably withhold, condition or delay and in settings approved by Landlord which approval shall not be unreasonably withheld to control weight, vibration, noise and annoyance. Smoking or carrying lighted cigars, pipes or cigarettes in the elevators of the building is prohibited. If the premises are on the ground floor of the building the tenant thereof at its expense shall keep the sidewalks and curb in front of the premises clean and free from ice, snow, din and rubbish.

      4. Tenant shall not move any heavy or bulky materials into or out of the building without Landlord's prior written consent, which consent Landlord shall not unreasonably withhold, condition or delay and then only during such hours and in such manner as Landlord shall approve which approval shall not be unreasonably withheld. If any material or equipment requires special handling, tenant shall employ only persons holding a Master Rigger's License to do such work, and all such work shall comply with all legal requirements. Landlord reserves the right to inspect all freight to be brought into the building, and to exclude any freight which violates any rule, regulation or other provision of this lease.

      5. No sign, advertisement, notice or thing shall be inscribed, painted or affixed on any part of the building, without the prior written consent of Landlord which consent Landlord shall not unreasonably withhold, condition or delay. Landlord may remove anything installed in violation of this provision, and Tenant shall pay the cost of such removal. Interior signs on doors and directories shall be inscribed or affixed by Landlord at Tenant's reasonable expense. Landlord shall control the color, size, style and location of all signs, advertisements and notices. No advertising of any kind by Tenant shall refer to the building, (other than its address) unless first approved in writing by Landlord.

      6. No article shall be fastened to, or holes drilled or nails or screws driven into, the ceilings, walls, doors or other portions of the premises, nor shall any part of the premises be painted, papered or otherwise covered, or in any way marked or broken, without the prior written consent of Landlord.

      7. No existing locks shall be changed, nor shall any additional locks or bolts of any kind be placed upon any door or window by Tenant, without the prior written consent of Landlord, which consent shall not be reasonably withheld, conditioned or delayed, provided that a copy of all such keys are delivered simultaneously to Landlord. At the termination of this lease, Tenant shall deliver to Landlord all keys for any portion of the premises or building. Before leaving the premises at any time, Tenant shall close all windows and close and lock all doors.

      8. No Tenant shall purchase or obtain for use in the premises any spring water, ice, towels, food, bootblacking, barbering or other such service furnished by any company or person not approved by Landlord. Any necessary exterminating work in the premises shall be done at Tenant's expense, at such times, in such manner and by such company as Landlord shall require. Landlord reserves the right to exclude from the building, from 6:00 p.m. to 8:00 am., and at all hours on Sunday and legal holidays, all persons who do not present a pass to the building signed by Landlord. Landlord will furnish passes to all persons reasonably designated by Tenant. Tenant shall be responsible for the acts of all persons to whom passes are issued at Tenant's request.

      9. Whenever Tenant shall submit to Landlord any plan, agreement or other document for Landlord's consent or approval, Tenant agrees to pay Landlord as additional rent, on demand, an administrative fee equal to the sum of the reasonable fees of any architect, engineer or attorney employed by Landlord to review said plan, agreement or document and Landlord's administrative costs for same.

      10. The use in the demised premises of auxiliary heating devices, such as portable electric heaters, heat lamps or other devices whose principal function at the time of operation is to product space heating, is prohibited.

          In case of any conflict or inconsistency between any provisions of this lease and any of the rules and regulations as originally or as hereafter adopted, the provisions of this lease shall control.

                       ---------------------

      11. Tenant shall keep all doors from the hallway to the Premises closed at all times except for use during ingress to and egress from the Premises. Tenant acknowledges that a violation of the terms of this paragraph may also constitute a violation of codes, rules or regulations of governmental authorities having or asserting jurisdiction over the Premises, and Tenant agrees to indemnify Landlord from any fines, penalties, claims, action or increase in fire insurance rates which might result from Tenant's violation of the terms of this paragraph.

      12. Tenant shall be permitted to maintain an "in-house" messenger or delivery service within the Premises, provided that Tenant shall require that any messengers in its employ affix identification to the breast pocket of their outer garment, which shall bear the following information: name of Tenant, name of employee and photograph of the employee. Messengers in Tenant's employ shall display such identification at all time. In the event that Tenant or any agent, servant or employee of Tenant, violates the terms of this paragraph, Landlord shall be entitled to terminate Tenant's permission to maintain within the Premises in-house messenger or delivery service upon written notice to Tenant.

      13. Tenant will be entitled to five (5) listings on the building lobby directory board and the directory board on the floor of the Building on which the Premises is located, without charge. Any additional directory listing (if space is available), or any change in a prior listing, with the exception of a deletion, will be subject to a fourteen ($14.00) dollar service charge, payable as additional rent.

                                  ELECTRICITY
                                  -----------


      41. Tenant agrees that Landlord may, subject to the provisions of this article, furnish electricity to Tenant on a "submetering" basis or on a "rent inclusion basis". Electricity and electric service, as used herein, shall mean any element affecting the generation, transmission, and/or distribution or redistribution of electricity, including but not limited to services which facilitate the distribution of service. Landlord covenants that it shall not alter the method by which it presently furnishes electricity to the Premises for Tenant's use therein from a "rent inclusion" basis to a "submetering" basis unless it alters the method by which it furnishes electricity from a " rent inclusion" basis to a " submetering" basis for tenants' leasing fifty (50%) percent or more of the rentable space in the Building.

          (A). Submetering: If and so long as Landlord provides electricity to the demised premises on a submetering basis, Tenant covenants and agrees to purchase the same from Landlord or Landlord's designated agent at charges, terms and rates set, from time to time, during the term of this lease by Landlord but not more than those specified in the service classification in effect on January 1, 1970 pursuant to which Landlord then purchased electric current from the public utility corporation serving the part of the city where the building is located; provided however, said charges shall be increased in the same percentage as any percentage increase in the billing to Landlord for electricity for the entire building, by reason of increase in Landlord's electric rates or service classifications, subsequent to January 1, 1970, and so as to reflect any increase in Landlord's electric charges, including changes in market prices for electricity from utilities and/or other providers, in fuel adjustments or by taxes or charges of any kind imposed on Landlord's electricity purchases or redistribution, or for any other such reason, subsequent to said date. Any such percentage increase in Landlord's billing for electricity due to changes in rates, service classifications, or market prices, shall be computed by the application of the average consumption (energy and demand) of electricity for the entire building for the twelve (12) full months immediately prior to the rate and/or service classification change, or any changed methods of or rules on billing for same, applied on a consistent basis to the new rate and/or service classification or market price, and to the classification and rate in effect on January 1, 1970. If the average consumption of electricity for the entire building for said prior twelve (12) months cannot reasonably be applied and used with respect to changed methods of or rules on billing, then the percentage shall be computed by the use of the average consumption (energy and demand) for the entire building for the first three (3) months after such change, projected to a full twelve (12) months, so as to reflect the different seasons; and that same consumption, so projected, shall be applied to the service classification and rate in effect on January 1, 1970. Where more than one meter measures the service of Tenant in the building, the service rendered through each meter may be computed and billed separately in accordance with the rates herein specified. Bills therefore shall be rendered at such times as Landlord may elect and the amount, as computed from a meter, shall be deemed to be, and be paid as, additional rent. In the event that such bills are not paid within thirty (30) days after the same are rendered, Landlord may, without further notice, discontinue the service of electric current to the demised premises without releasing Tenant from any liability under this lease and without Landlord or Landlord's agent incurring any liability for any damage or loss sustained by Tenant by such discontinuance of service. If any tax is imposed upon Landlord's receipt from the sale, resale or redistribution of electricity or gas or telephone service to Tenant by any Federal, State, or Municipal authority,

Tenant covenants and agrees that where permitted by law, Tenant's pro-rata share of such taxes shall be passed on to and included in the bill of, and paid by, Tenant to Landlord.

          (B). Rent Inclusion: If and so long as Landlord provides electricity to the demised premises on a rent inclusion basis, Tenant agrees that the fixed annual rent shall be increased by the amount of the Electricity Rent Inclusion Factor ("ERIF"), as hereinafter defined. Tenant acknowledges and agrees (i) that the fixed annual rent hereinabove set forth in this lease does not yet, but is to include an ERIF of $3.00 per rentable square foot to compensate Landlord for electrical wiring and other installations necessary for, and for its obtaining and making available to Tenant the redistribution of electric current as an additional service; and (ii) that said ERIF, which shall be subject to periodic adjustments as hereinafter provided, has been partially based upon an estimate of the Tenant's connected electrical load, in whatever manner delivered to Tenant, which shall be deemed to be the demand (KW), and hours of use thereof, which shall be deemed to be the energy (KWH), for ordinary lighting and light office equipment and the operation of the usual small business machines, including facsimile machines, desk top personal computers and printers, desk top document scanners, Xerox or other copying machines (such lighting and equipment are hereinafter called "Ordinary Equipment") during ordinary business hours ("ordinary business hours") shall be deemed to mean 50 hours per week), with Landlord providing an average connected load of 4 1/2 watts of electricity for all purposes per rentable square foot. Any installation and use of equipment other than Ordinary Equipment and/or any demand load and/or energy usage by Tenant in excess of the foregoing shall result in adjustment of the ERIF as hereinafter provided. For purposes of this lease the rentable square foot area of the presently demised premises shall be deemed to be 14,243 square feet.

          If the cost to Landlord of electricity shall have been, or shall be, increased or decreased subsequent to May 1, 1999 (whether such change occurs prior to or during the term of this Lease), by change in Landlord's electric rates or service classifications, or electricity charges, including changes in market prices, or by an increase, subsequent to the last such electric rate or service classification change or market price change, in fuel adjustments or charges of any kind, or by taxes, imposed on Landlord's electricity purchases or on Landlord's electricity redistribution, or for any other such reason, then the aforesaid ERIF portion of the fixed annual rent shall be changed in the same percentage as any such change in cost due to changes in electric rates, service classifications or market prices, and, also Tenant's payment obligation, for electricity redistribution, shall change from time to time so as to reflect any such increase in fuel adjustments or charges, and such taxes. Any such percentage change in Landlord's cost due to change in Landlord's electric rate or service classifications or market prices, shall be computed on the basis of the average consumption of electricity for the building for the twelve full months immediately prior to the rate change or other such changes in cost, energy and demand, and any changed methods of or rules on billing for same, applied on a consistent basis to the new electric rate or service classification or market price and to the immediately prior existing electric rate or service classification or market price. If the average consumption (energy and demand) for the entire building for said prior (12) months cannot reasonably be applied and used with respect to changed methods of or rules on billing, then the percentage increase shall be computed by the use of the average consumption (energy and demand) for the entire building for the first three (3) months after such change, projected to a full twelve (12) months, so as to reflect the different seasons; and that same consumption, so projected, shall be applied to the rate and/or service classification or market price which existed immediately prior to the change. The parties agree that a reputable, independent electrical consultant firm, selected by Landlord, ("Landlord's electrical consultant"), shall determine the percentage change for the changes in ERIF due to Landlord's changed costs, and that Landlord's electrical consultant may from time to time make surveys in the demised premises at Landlord's sole cost and expense of the electrical equipment and fixtures and use of current, except in the event that any such survey is made at Tenant's request, in which event, Tenant shall pay on demand as additional rent hereunder the cost of any such survey. (i) If such survey shall reflect a demand electrical load in the demised premises in excess of 4 1/2 watts of electricity for all purposes per rentable square foot and/or energy usage in excess of ordinary business hours (each such excess hereinafter called "excess electricity") then the demand electrical load and/or the hours of use portion(s) of the then existing ERIF shall be increased by an amount which is equal to a fraction of the then existing ERIF, the numerator of which is the excess electricity (i.e. excess demand load and/or excess usage) and the denominator of which is the demand load and/or the energy usage which was the basis of the then existing ERIF. Such fractions shall be determined by Landlord's electrical consultant. The fixed annual rent shall then be appropriately adjusted, effective as of the date of any such change in demand load and/or usage, as disclosed by said survey (ii) If such survey shall disclose installation and use of other than Ordinary Equipment, then effective as of the date of said survey, there shall be added to the ERIF portion of fixed annual rent (computed and fixed as hereinbefore described) an additional amount equal to what would be paid under the SC-4 Rate I Service Classification in effect on May 1, 1999 (and not the time-of day rate schedule) or the comparable rate schedule (and not the time-of-day rate schedule) of any utility other than Con Ed then providing electrical service to the building as same shall be in effect on the date of such survey for such load and usage of electricity, with the connected electrical load deemed to be the demand (KW) and the hours of use thereof deemed to be the energy (KWH), as hereinbefore provided, (which addition to the ERIF shall be increased or decreased by all electricity cost changes of Landlord, as hereinabove provided, from May 1, 1999 through' the date of billing).

            In no event, whether because of surveys, rates or cost changes, or for any reason, is the originally specified $3.00 per rentable square foot ERIF portion of the fixed annual rent to be reduced.

            (C). General Conditions: The determinations by Landlord's electrical consultant shall be binding and conclusive on Landlord and Tenant from and after the delivery of copies of such determinations to Landlord and Tenant, unless, within thirty (30) days after delivery thereof, Tenant disputes such determination. If Tenant so disputes the determination, it shall, at its own expense, obtain from a reputable, independent electrical consultant its own determinations in accordance with the provisions of this Article. Tenant's consultant and Landlord's consultant then shall seek to agree. If they cannot agree within thirty (30) days they shall choose a third reputable electrical consultant, whose cost shall be shared equally by the parties, to make similar determinations which shall be controlling. (If they cannot agree on such third consultant within ten (10) days, than either party may apply to the Supreme Court in the County of New York for such appointment.) However, pending such controlling determinations Tenant shall pay to Landlord the amount of additional rent or ERIF in accordance with the determinations of Landlord's electrical consultant. If the controlling determinations differ from Landlord's electrical consultant, then the parties shall promptly make adjustment for any deficiency owed by Tenant or overage paid by Tenant.

            Supplementing Article 35 hereof, if all or part of the submetering additional rent or the ERIF payable in accordance with Subdivision (A) or (B) of this Article becomes uncollectible or reduced or refunded by virtue of any law, order or regulations, the parties agree that, at Landlord's option, in lieu of submetering additional rent or ERIF, and in consideration of Tenant's use of the building's electrical distribution system and receipt of redistributed electricity and payment by Landlord of consultant's fees and other redistribution costs, the fixed annual rental rate(s) to be paid under this lease shall be increased by an "alternative charge" which shall be a sum equal to $3.00 per year per rentable square foot of the demised premises, changed in the same percentage as any increase in the cost to Landlord for electricity for the entire building subsequent to May 1, 1999, because of electric rate, service classification or market price changes, such percentage change to be computed as in Subdivision (B) provided.

            Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements unless resulting from Landlord's negligence or willful misconduct. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the building or wiring installation. Tenant agrees not to connect any additional electrical equipment to the building electric distribution system, other than lamps, typewriters, facsimile machines, desk top personal computers and printers, desk top document scanners and other small office machines which consume comparable amounts of electricity, without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any riser or risers to supply Tenant's electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if, in Landlord's sole judgment, the same are necessary and will not cause permanent damage or injury to the building or demised premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. In addition to the installation of such riser or risers, Landlord will also at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions. The parties acknowledge that they understand that it is anticipated that electric rates, charges, etc., may be changed by virtue of time-of-day rates or changes in other methods of billing, and/or electricity purchases and the redistribution thereof, and fluctuation in the market price of electricity, and that the references in the foregoing paragraphs to changes in methods of or rules on billing are intended to include any such changes. Anything hereinabove to the contrary notwithstanding, in no event is the submetering additional rent or ERIF, or any "alternative charge", to be less than an amount equal to the total of Landlord's payments to public utilities and/or other providers for the electricity consumed by Tenant (and any taxes thereon or on redistribution of same) plus 5% thereof for transmission line loss, plus 15% thereof for other redistribution costs. The Landlord reserves, subject to the introductory paragraph of this Article 41, the right, at any time upon sixty (60) days written upon written notice, to change its furnishing of electricity to Tenant from a rent inclusion basis to a submetering basis, or vice versa, or to change to the distribution of less than all the components of the existing service to Tenant. The Landlord reserves the right to terminate the furnishing of electricity on a rent inclusion, submetering, or any other basis at any time, upon sixty (60) days written notice to the Tenant, provided the foregoing change (i) is required by law, (ii) is required by the public utility company supplying electricity to the Building or
(iii) applies to fifty (50%) percent or more of the office tenants in the building, in which event the Tenant may make application directly to the public utility and/or other providers for the Tenant's entire separate supply of electric current and Landlord shall permit its wires and conduits, to the extent available and safely capable, to be used for such purpose, but only to the extent of Tenant's then authorized load. Any meters, risers, or other equipment or connections necessary to furnish electricity on a submetering basis or to enable Tenant to obtain electric current directly from such utility and/or other providers shall be installed at Landlord's sole cost and expense. Only rigid conduit or electricity metal tubing
(EMT) will be allowed. The Landlord, upon the expiration of the aforesaid forty-five (45) days written notice to the Tenant may discontinue furnishing the electric current but this lease shall otherwise remain in full force and effect, provided such direct service is available to Tenant. If Tenant was provided electricity on a rent inclusion basis when it was so discontinued, then commencing when Tenant receives such direct service and as long as Tenant shall continue to receive such service, the fixed annual rent payable under this lease shall be reduced by the amount of the ERIF which was payable immediately prior to such discontinuance of electricity on a rent inclusion basis.

                                    DEFAULT
                                    -------

      42. Supplementing Article 4 hereof:

          A. In the event that Tenant is in arrears for rent or any item of additional rent after notice and beyond the expiration of any applicable cure period set forth herein, Tenant waives its right, if any, to designate the items against which payments made by Tenant are to be credited and Landlord may apply any payments made by Tenant to any items due hereunder which Landlord in its sole discretion may elect irrespective of any designation by Tenant as to the items against which any such payment should be credited.

          B. If Landlord, as a result of any default by Tenant in its performance of any of the terms, covenants, conditions and provisions of this Lease (which default continues after applicable notice and the expiration of any applicable cure period) makes any expenditures or incurs any obligations for the payment of money including, without limitation, reasonable attorneys' fees, then any such cost, expense or disbursement shall be deemed to be additional rent hereunder and paid by Tenant to Landlord upon demand and, if Tenant's lease term shall have expired after such expenditures or obligations have been incurred, such sums shall be recoverable from Tenant as damages.

          C. Tenant shall not seek to remove and/or consolidate any summary proceeding brought by Landlord with any action commenced by Tenant in connection with this Lease or Tenant's use and/or occupancy of the Premises.

          D. In the event of a default by Landlord hereunder, no property or assets of Landlord, or any principals, shareholders, officers, or directors of Landlord, whether disclosed or undisclosed, other than the building in which the premises are located and the land upon which the building is situated, and any refinancing proceeds, insurance proceeds, condemnation awards and rents relating to the land and/or Building shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use and occupancy of the Premises.

                                  DESTRUCTION
                                  -----------

      43. Supplementing Article 10 hereof:

          In the event that the Premises or portion thereof are damaged by fire or other casualty and Landlord has elected not to terminate this Lease, Tenant shall cooperate with Landlord in the restoration of the Premises and shall remove from the Premises as promptly as reasonably possible all of Tenant's salvageable inventory, movable equipment, furniture and other property. Tenant's liability for rent shall resume sixty (60) days after written notice from Landlord that Landlord's restoration work to the core and shell of the Premises shall have been substantially completed, provided that Landlord includes in such restoration all components of work in the Premises performed by Landlord prior to its delivery of possession to Tenant at the commencement of the term of this Lease.

                                   INSURANCE
                                   ---------

      44. A. Tenant shall not violate, or permit the violation of, any condition imposed by the standard fire insurance policy then issued for office buildings in the Borough of Manhattan, City of New York, and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises which would subject Landlord to any liability or responsibility for personal injury or death or property damage, or which would increase the fire or other casualty insurance rate on the building or the property therein over the rate which would otherwise then be in effect (unless Tenant pays the resulting premium as provided in Section C hereof) or which would result in insurance companies of good standing refusing to insure the building or any of such property in amounts reasonably satisfactory to Landlord.

          B. Tenant covenants to provide on or before the earlier to occur of (i) the commencement of the term of this Lease, and (ii) ten (10) days from the date of this Lease, and to keep in force during the term hereof the following insurance coverage which coverage shall be effective on the Commencement Date:

             (a) A comprehensive policy of liability insurance naming
Landlord as an additional insured protecting Landlord and Tenant against any liability whatsoever occasioned by accident on or about the Premises or any appurtenances thereto. Such policy shall have limits of liability of not less than Three Million ($3,000,000.00) Dollars combined single limit coverage on a per occurrence basis, including property damage. Such insurance may be carried under a blanket policy covering the Premises and other locations of Tenant, if any, provided such a policy contains an endorsement (i) naming Landlord as an additional insured, (ii) specifically referencing the Premises; and (iii) guaranteeing a minimum limit available for the Premises equal to the limits of liability required under this Lease;

             (b) Fire and Extended coverage in an amount adequate to cover the cost of replacement of all personal property, fixtures, furnishings and equipment, including Tenant's Alteration Work, located in the Premises.

             All such policies shall be issued by companies of recognized responsibility licensed to do business in New York State and rated by Best's Insurance Reports or any successor publication of comparable standing and carrying a rating of A- VIII or better or the then equivalent of such rating, and all such policies shall contain a provision whereby the same cannot be canceled or modified unless Landlord and any additional insured are given at least thirty (30) days prior written notice of such cancellation or modification.

             Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least fifteen (15) days prior to the expiration of any such policies, Tenant shall deliver to Landlord either duplicate originals of the aforesaid policies or certificates evidencing such insurance, together with evidence of payment for the policy. If Tenant delivers certificates as aforesaid Tenant, upon reasonable prior notice from Landlord, shall make available to Landlord, at the Premises, duplicate originals of such policies from which Landlord may make copies thereof, at Landlord's cost. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies as provided in this Lease in the event of Tenant's default. In addition, in the event Tenant fails to provide and keep in force the insurance required by this Lease, at the times and for the durations specified in this Lease, Landlord shall have the right, but not the obligation, at any time and from time to time, and without notice, to procure such insurance and/or pay the premiums for such insurance in which event Tenant shall repay Landlord within five (5) days after demand by Landlord, as additional rent, all sums so paid by Landlord and any costs or expenses incurred by Landlord in connection therewith without prejudice to any other rights and remedies of Landlord under this Lease.

            C. Landlord and Tenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, each fire or extended coverage policy obtained by it and covering the building, the Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Premises in accordance with the terms of this Lease. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge then, except as provided in the following two paragraphs, the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission.

               In the event that Landlord shall be unable at any time to obtain one of the provisions referred to above in any of its insurance policies, at Tenant's option, Landlord shall cause Tenant to be named in such policy or policies as one of the insureds, but if any additional premium shall be imposed for the inclusion of Tenant as such an insured, Tenant shall pay such additional premium upon demand. In the event that Tenant shall have been named as one of the insureds in any of Landlord's policies in accordance with the foregoing, Tenant shall endorse promptly to the order of Landlord, without recourse, any check, draft or order for the payment of money representing the proceeds of any such policy or any other payment growing out of or connected with said policy and Tenant hereby irrevocably waives any and all rights in and to such proceeds and payments.

               In the event that Tenant shall be unable at any time to obtain one of the provisions referred to above in any of its insurance policies, Tenant shall cause Landlord to be named in such policy or policies as one of the insureds, but if any additional premium shall be imposed for the inclusion of Landlord as such an assured, Landlord shall pay such additional premium upon demand or Tenant shall be excused from its obligations under this paragraph with respect to the insurance policy or policies for which such additional premiums would be imposed. In the event that Landlord shall have been named as one of the insureds in any of Tenant's policies in accordance with the foregoing, Landlord shall endorse promptly to the order of Tenant, without recourse, any check, draft or order for the payment of money representing the proceeds of any such policy or any other payment growing out of or connected with said policy and Landlord hereby irrevocably waives any and all rights in and to such proceeds and payments.

               Subject to the foregoing provisions of this Section C, and insofar as may be permitted by the terms of the insurance policies carried by it, each party hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the term of this Lease.

            D. If, by reason of a failure of Tenant to comply with the provisions of Article 14 or Section A above, the rate of fire insurance with extended coverage on the building or equipment or other property of Landlord shall be higher than it otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of the premiums for fire insurance and extended coverage paid by Landlord because of such failure on the part of Tenant.

            E. Landlord may, from time to time, require that the amount of the insurance to be provided and maintained by Tenant under Section B hereof be increased so that the amount thereof adequately protects Landlord's interest, but in no event in excess of the amount that would be required by other tenants in other similar office buildings in the borough of Manhattan. Notwithstanding the foregoing, Landlord and Tenant acknowledge and agree that in no event shall the amount of insurance to be provided and maintained by Tenant under the terms of this Article be increased prior to the first anniversary of the commencement of the term of this Lease and in no event shall the amount of said insurance provided and maintained by Tenant during the term of this Lease be greater than the sum of Five Million ($5,000,000.00) Dollars.

            F. A schedule or make up of rates for the building or the Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate with extended coverage then applicable to such premises.

            G. Each policy evidencing the insurance to be carried by Tenant under this Lease shall contain a clause that such policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance.

                                 SUBORDINATION
                                 -------------

      45. Supplementing the provisions of Article 12 hereof:

          A. This lease is and shall be subject and subordinate to all present and future ground leases, underlying leases and to all subleases of the entire premises demised by that certain ground lease (hereinafter referred to as the "Mesne Lease") dated December 30, 1957 and recorded in the office of the Register of the City of New York in the County of New York on December 31, 1957, in Liber 5024 of Conveyances, Page 430 of which the premises hereby demised form a part (the Mesne Lease and any or all present and future ground leases underlying leases and subleases of the entire premises demised by the Mesne Lease are hereunder referred to as the "ground leases" and the lessors and lessees thereunder are hereinafter referred to respectively as the "ground lessors" and "ground lessees" ) and to all renewals, modifications, replacements and extensions of the ground leases, and to all present and future mortgages affecting such ground leases (such mortgage are hereinafter referred to as the "mortgages" and the mortgagees thereunder are hereinafter referred to as the "the mortgagees" and to all renewals, modifications, replacements and extensions thereof. Landlord represents that the Mesne Lease is in full force and effect and that the term thereof is scheduled to expire after the term of this Lease is scheduled to expire.

          B. Notwithstanding the subordination of this lease to all ground leases and mortgages, this lease shall not terminate or be terminable by Tenant by reason of the expiration or earlier termination or cancellation of any ground lease in accordance with its terms or by reason of the foreclosures of any mortgage, except that this lease may be terminated if Tenant is named as a party and served with process in a summary or other proceeding brought by the lessor under the Mesne Lease (hereinafter referred to as the "Mesne Lessor") for the possession of the premises demised by the Mesne Lease or the space occupied by Tenant, or in such proceeding brought with the written consent of the Mesne Lessor delivered to Tenant, and a final order or judgment is entered, and a warrant for possession of such space issued and executed against the defendants or respondents in such proceedings.

          C. Tenant agrees that if this lease terminates, expires or is canceled for any reason or by any means whatsoever (other than by a summary or other proceeding brought by the Mesne Lessor or with the Mesne Lessor's written consent delivered to Tenant, in which summary or other proceeding Tenant is made a party and in which a final order or judgment is entered and warrant for possession is issued and executed against Tenant) and Mesne Lessor or a ground lessor so elects by written notice to Tenant, this lease shall automatically be reinstated for the balance of the term which would have remained but for such termination, expiration or cancellation, at the same rental, and upon the same agreements, covenants, conditions, restrictions and provisions herein contained, with the same rental, and upon the same agreements, covenants, conditions, restrictions and provisions herein contained, with the same force and effect as if no such termination, expiration or cancellation had taken place. Tenant covenants to execute and deliver any instrument required to confirm the validity of the foregoing. Anything herein contained to the contrary notwithstanding, this lease shall not be deemed to be automatically reinstated as aforesaid, nor shall Tenant be obligated to execute and deliver any instrument confirming such reinstatement, if Tenant has delivered to the Mesne Lessor and any ground lessor so electing a notice that in Tenant's option this lease has so terminated, expired or been canceled, and neither the Mesne Lessor nor such other ground lessor has, within thirty (30) days after receipt of such notice from Tenant, delivered notice to Tenant of its election automatically to reinstate this Lease.

            D. Tenant hereby consents to any and all assignment of Landlord's interest in this lease to any ground lessor or mortgagee as collateral security for the payment of the ground rent or monies due under any mortgage. Tenant agrees to attorn to and pay rent to any such ground lessor's or mortgagee in accordance with the provisions of any such assignment provided such rental payments shall be applied against rent due hereunder.

            E. Tenant agrees that no act, or failure to act, on the part of Landlord, which would entitle Tenant under the terms of this Lease, or by law to be relieved of Tenant's obligations hereunder or to terminate this lease, shall result in a release or termination of such obligations or termination of this lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to the ground lessors under all then existing ground leases, and to all then existing mortgagees whose names and addresses have been supplied to Tenant in writing and who have requested such notice from Tenant, specifying the act or failure to act on the part of Landlord which could or would given basis to Tenant's rights and (ii) the ground lessors and such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter but nothing herein contained shall be deemed to impose any obligation on any ground lessor or such mortgagee to correct or cure any such condition.

            F. This lease may not be modified or amended so as to reduce the rent, shorten the term, or otherwise materially affect the rights of Landlord hereunder, or be canceled or surrendered except as provided in subparagraph (E) of this Article 45, without the prior written consent in each instance of the ground lessors and of any mortgagees whose mortgages shall require such consent. Any such modification, agreement, cancellation or surrender made without such prior written consent shall be null and void.

                               AIR CONDITIONING
                               ----------------

      46. Supplementing the provisions of Article 9 hereof, Landlord shall provide air-conditioning to the premises, through the presently existing equipment and facilities servicing the Premises, from May 15th to October 15th in each year during the term of the lease, Monday through Friday from 8 a.m. to 6 p.m., and on Saturdays from 8 a.m. to 12:00 Noon (after hours air conditioning to be furnished, after reasonable advance request by Tenant in writing, at Landlord's then standard Building rates for same). Tenant shall reimburse Landlord, in accordance with Article 41 of this Lease, for electricity consumed by such equipment and facilities in providing air conditioning to the Premises. Tenant acknowledges and agrees that the air conditioning equipment and facilities servicing the Premises are Landlord's property, however Tenant shall keep, maintain and repair such equipment and all of the facilities including, without limitation, the ducts, dampers, registers, grilles and appurtenances utilized in connection therewith: In connection therewith, Tenant shall at all times during the term hereof contract for and maintain regular service of said air conditioning equipment and related facilities through an independent, licensed, professional third party maintenance company approved by Landlord and shall, within thirty (30) days of the commencement of the term of this Lease, forward to Landlord a fully executed original copy of such contract. Tenant shall also forward to Landlord within thirty (30) days of their execution by the parties thereto any and all renewals and modifications thereof. Said contract shall include the thorough overhauling of the air conditioning system and facilities servicing the Premises at least once each year during the term of this Lease. Any restoration or replacement by Tenant of all or any part of the air conditioning equipment shall be in quality and class equal to the original work or installations. In the event that Tenant fails to perform the aforementioned maintenance and repair of the existing air conditioning equipment and facilities servicing the Premises or fails to enter into and maintain the referenced service contract Landlord may following twenty (20) days written notice to Tenant and Tenant's failure to cure such nonperformance, at Tenant's sole cost and expense payable by Tenant upon demand as additional rent hereunder, perform any necessary maintenance or enter into such service contract for the premises. Provided that Tenant performs the referenced maintenance and repair of the existing air conditioning equipment and enters into the above referenced service contract, Landlord shall be responsible for the replacement, as necessary, of major components of the air-conditioning mechanical equipment (e.g., without limitation, the compressor and pumps), provided that any such replacement are not necessitated by the negligence or willful misconduct of Tenant, its employees, representatives, servants or invitees, in which event Tenant shall be solely responsible for the cost of same. If supplementary air-conditioning equipment and/or facilities are required to accommodate Tenant's special usage areas (e.g., without limitation computer rooms, conference rooms, cafeteria/lunchrooms or any special usage which subjects a portion or the entire premises to a high density of office personnel and/or heat generating machinery or appliances), it shall be Tenant's responsibility to furnish, install, maintain, repair and operate, subject to Landlord's written approval, which approval shall not be unreasonably withheld, any necessary supplementary air-conditioning equipment and/or facilities at its sole cost and expense. Landlord reserves the right to suspend the operation of all air-conditioning equipment and facilities at any time that Landlord, in its sole judgment, deems it necessary, including without limitation, accidents, emergencies, repairs, alterations, or improvements in the Premises or the building. Tenant agrees that any such suspension in the operation of the air-conditioning equipment and/or facilities may continue until such time as the basis for such suspension has been remedied and that Landlord shall not be responsible or liable to Tenant for any damages suffered by Tenant in connection therewith subject to the terms of this Lease and unless resulting from Landlord's negligence or willful misconduct. Tenant further agrees that Landlord shall not be responsible or liable for any damages suffered by Tenant if operation of the air-conditioning equipment and/or facilities is prevented by labor unrest, strikes, shortages or accidents or any cause beyond Landlord's reasonable control, or by the orders or regulations of any federal, state, county or local authority or by failure of the equipment and/or facilities or electrical current, steam and/or water or other necessary power source.

                            CHANGES AND ALTERATIONS
                            -----------------------

      47. Anything in Article 7 to the contrary notwithstanding, Landlord will not unreasonably withhold, condition or delay approval of written requests of Tenant to make nonstructural interior alterations, decorations, additions and improvements (herein referred to as "alterations") in the demised premises, provided that such alterations do not affect utility services or plumbing and electrical lines or other systems of the building. All alterations shall be performed in accordance with the following conditions:

            (a) All alterations costing more than $15,000.00 shall be performed in accordance with plans and specifications first submitted to Landlord for its prior written approval. Landlord shall be given, in writing, a good description of all other alterations.

            (b) All alterations shall be done in a good and workmanlike manner. Tenant shall, prior to the commencement of any such alterations, at its sole cost and expense, obtain (or cause to be obtained) and exhibit to Landlord any governmental permit required in connection with such alterations.

            (c) All alterations shall be done in compliance with all other applicable provisions of this Lease and with all applicable laws, ordinances, directions, rules and regulations of governmental authorities having jurisdiction, including, without limitation, the Americans with Disabilities Act of 1990 and New York City Local Law No. 57/87 and similar present or future laws, and regulations issued pursuant thereto, and also New York City Local Law No. 76 and, subject to the terms of Article 56, similar present or future laws, and regulations issued pursuant thereto, on abatement, storage, transportation and disposal of asbestos, which work, if required, shall be effected at Tenant's sole cost and expense, by contractors and consultants approved by Landlord and in strict compliance with the aforesaid rules and regulations and with Landlord's rules and regulations thereon.

            (d) All work shall be performed with union labor having the proper jurisdictional qualifications.

            (e) Tenant shall keep the building and the demised premises free and clear of all liens for any work or material claimed to have been furnished to Tenant or to the demised premises.

            (f) Prior to the commencement of any work by or for Tenant, Tenant shall furnish to Landlord certificates evidencing the existence of the following insurance:

                  (i) Workmen's compensation insurance covering all persons employed for such work and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the demised premises.

                  (ii) Broad form general liability insurance written on an occurrence basis naming Tenant as an insured and naming Landlord and its designees as additional insureds, with limits of not less than $3,000,000 combined single limit for personal injury in any one occurrence, and with limits of not less than $500,000 for property damage (the foregoing limits may be revised from time to time by Landlord to such higher limits as Landlord from time to time reasonably requires). Tenant, at its sole cost and expense, shall cause all such insurance to be maintained at all time when the work to be performed for or by Tenant is in progress. All such insurance shall be obtained from a company authorized to do business in New York and shall provide that it cannot be canceled without thirty (30) days prior written notice to Landlord. All polices, or certificates therefor, issued by the insurer and bearing notations evidencing the payment of premiums, shall be delivered to Landlord. Blanket coverage shall be acceptable, provided that coverage meeting the requirements of this paragraph is assigned to Tenant's location at the demised premises.

            (g) All work to be performed by Tenant shall be done in a manner which will not unreasonably interfere with or disturb other tenants and occupants of the building.

            (h) Any alterations or other work and installations in and for the demised premises, which shall be consented to by Landlord as provided herein if effected on Tenant's behalf at Tenant's request by Landlord, its agents or contractors shall be paid for by Tenant promptly when billed, at cost plus ten (10%) percent thereof for supervision and overhead, plus ten (10%) percent for general conditions, as additional rent hereunder.

                                LANDLORD'S WORK
                                ---------------

      48. (a) Tenant has examined and agrees to accept the leased premises in their existing condition and state of repair and understands that no work is to be performed by Landlord, except that Landlord's designated, wholly owned affiliate Emerald City Construction Corp., with reasonable dispatch, subject to delay by causes beyond its control or by the action or inaction of Tenant, shall perform the following work at Landlord's expense, subject to the provisions of
(b), below:

              (i) repair/ and or replace, as necessary any damaged, missing or stained ceiling tiles in the Premises in a building standard manner utilizing building standard materials;

              (ii) reinstall any air conditioning convector covers in the Premises, as necessary in a building standard manner utilizing building standard materials;

              (iii) deliver the existing air conditioning mechanical equipment servicing the Premises, exclusive of duct work, in good working order;

              (iv) deliver the presently existing light fixtures located in the Premises in good working order as of the commencement of the term of this Lease;

              (v) deliver the presently existing electrical outlets located in the Premises in good working order as of the commencement of the term of this Lease; and

              (vi) deliver the presently existing windows located in the Premises in good working order as of the commencement of the term of this Lease.

              The performance by Landlord of the above work ("Landlord's Work") is expressly conditioned upon compliance by Tenant with all the terms and conditions of this lease, including payment of rent. Landlord covenants that it shall use reasonable efforts to complete Landlord's Work by July 1, 1999.

          (b) Any changes in or additions to the work and installations mentioned in paragraph (a) above which shall be consented to by Landlord as provided in Article 7 hereof, and further changes in or additions to the demised premises after said work has been completed which shall be so consented to if made at Tenant's request by Landlord, or its agents, but shall be paid for by Tenant promptly when billed at cost plus 1 1/4% for insurance, 10% for overhead and 10% for general conditions,
-------------------------------------------------------------------------------
and in the event of the failure of Tenant so to pay for said changes or additions, Landlord at its option may consider the cost thereof, plus the above
                                                                 --------------
percentages, as additional rent payable by Tenant and collectible as such
-----------
hereunder, as part of the rent for the next ensuing months.

          (c) If Landlord's Work is not substantially completed and is delayed by acts, omissions or changes made or requested by Tenant, its agents, designers, architects or any other party acting or apparently acting on Tenant's behalf, then notwithstanding the foregoing, the term of this Lease, Tenant's obligation to pay rent and additional rent under this Lease, and the rent credit in accordance with Article 53 hereof, shall nevertheless commence on July 1, 1999.

          (d) Landlord's Work shall be deemed to be substantially completed notwithstanding that (i) minor or non-material details of construction, mechanical adjustment or decoration remain to be performed, provided, that said "Punch List Items" shall be completed by Landlord within a reasonable time thereafter or (ii) a portion of Landlord's Work is incomplete because construction scheduling requires that such work be done after incomplete finishing or after other work to be done by or on behalf of Tenant is completed.

          (e) Tenant acknowledges and agrees that Landlord may be performing Landlord's Work or portions thereof simultaneously with Tenant's performance of its initial alteration work in the Demised Premises, and that Tenant shall use reasonable efforts to coordinate with Landlord's affiliate, Emerald City Construction Corp., any such work performed by or on behalf of Tenant in the Demised Premises.

                                     SIGNS
                                     -----

      49. Supplementing Article 5 of the Rules and Regulations:

          Tenant shall be permitted to affix a suitable sign, plaque or applied lettering made of brass or bronze on the entrance door to the demised premises, subject to the prior written approval of Landlord with respect to location, number, type, size, shape and design thereof, and subject, also, to compliance by Tenant, at its expense, with all applicable legal requirements or regulations.

                                   BROKERAGE
                                   ---------

      50. A. Tenant represents and warrants to Landlord that it did not consult or negotiate with any broker, finder, or consultant with regard to the Premises other than SL Green Leasing, Inc., and Insignia/ESG, Inc., and that no other broker, finder or consultant participated in procuring this Lease. Tenant hereby indemnifies and agrees to defend and hold Landlord, its agents, servants and employees harmless from any suit, action, proceeding, controversy, claim or demand whatsoever at law or in equity that may be instituted against Landlord by anyone for recovery of compensation or damages for procuring this Lease or by reason of a breach or purported breach of the representations and warranties contained herein.

          B. Landlord represents and warrants to Tenant that it did not consult or negotiate with any broker, finder, or consultant with regard to the Premises other than SL Green Leasing, Inc., and Insignia/ESG, Inc., and that no other broker, finder or consultant participated in procuring this Lease. Landlord hereby indemnifies and agrees to defend and hold Tenant, its agents, servants and employees harmless from any suit, action, proceeding, controversy, claim or demand whatsoever at law or in equity that may be instituted against Tenant by those who dealt with Tenant for recovery of compensation or damages for procuring this Lease or by reason of a breach or purported breach of the representations and warranties contained herein. Landlord covenants that it shall pay any sums due SL Green Leasing, Inc., and Insignia/ESG, Inc., in connection with this Lease pursuant to a separate agreements.

                          FAILURE TO PROVIDE CONSENT
                          --------------------------
51. In no event shall Tenant be entitled to make, nor shall Tenant make any claim, and Tenant hereby waives any claim for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord had unreasonably withheld, delayed or conditioned its consent or approval to any request by Tenant made under a provision of this Lease. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance or declaratory judgment which may be sought by arbitration before the American Arbitration Association on an expedited basis. In the event that Tenant demands arbitration under this Article, Landlord and Tenant shall jointly select an independent arbitrator (the "Arbitrator") In the event that Landlord and Tenant shall be unable to jointly agree on the designation of the Arbitrator within five (5) days after they are requested to do so by either party, then the parties agree to allow the American Arbitration Association, or any successor organization to designate the Arbitrator in accordance with the rules, regulations and/or procedures for expedited proceedings then obtaining of the American Arbitration Association of any successor organization. The Arbitrator shall conduct such hearings and investigations as he may deem appropriate and shall, within ten (10) days after the date of designation of the Arbitrator issue a determination as to whether Landlord's refusal to consent was unreasonable. The determination of the Arbitrator shall be conclusive and binding upon Landlord and Tenant and shall be set forth, along and with the Arbitrator's rationale for such choice, in a written report delivered to Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Article. The Arbitrator appointed pursuant to this Article shall be an independent real estate professional with at least ten (10) years' experience in leasing of properties which are similar in character to the Building. The Arbitrator shall not have the power to add to, modify or change any of the provisions of this Lease but shall have the power to direct Landlord to consent to such request.

Supplementing Articles 3 and 28 hereof:

                           ASSIGNMENT AND SUBLETTING
                           -------------------------

      52. A. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns , expressly covenants that it shall not assign, mortgage or encumber this Lease, nor underlet, or suffer or permit the demised premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance. The merger or consolidation of a corporate Tenant or subtenant where the net worth of the resulting or surviving corporation is less than the net worth of the Tenant or subtenant immediately prior to such merger or consolidation shall be deemed an assignment of this lease or of such sublease. If this Lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant after notice any beyond the expiration of any applicable cure period, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of landlord to any further assignment or underletting. In no event shall any permitted subtenant assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance. A modification, amendment or extension of a sublease shall be deemed a sublease. If any lien is filed against the demised premises or the building of which the same form a part for brokerage services claimed to have been performed for Tenant, (other than by SL Green Leasing, Inc., and/or Insignia/ESG, Inc., in connection with this Lease) whether or not actually performed, the same shall be discharged by Tenant within ten
(10) days after Tenant receives notice thereof at Tenant's expense, by filing the bond required by law, or otherwise, and paying any other necessary sums, and Tenant agrees to indemnify Landlord and its agents and hold them harmless form and against any and all claims, losses or liability resulting from such lien for brokerage services rendered.

          B. If Tenant desires to assign this Lease or to sublet all or any portion of the demised premises, it shall first submit in writing to Landlord the documents described in Section C hereof, and shall offer in writing, (i) with respect to a prospective assignment, to assign this Lease to Landlord without any payment of moneys or other consideration therefor, or, (ii) with respect to a prospective subletting, to sublet to Landlord the portion of the demised premises or the entire demised premises ("Leaseback Area") for the balance of the term of the Lease less one (1) day, and at the lower of (a) Tenant's proposed subrental or (b) at the same rate of fixed rent and additional rent, and otherwise on the same terms, covenants and conditions (including provisions relating to escalation rents), as are contained herein and as are allocable and applicable to the portion of the demised premises to be covered by such subletting (it being the intention of the parties hereto that this Paragraph B shall not apply to a proposed sublet by Tenant of less than the entire Premises for less than entire remaining lease term, less one (1)

day). The offer shall specify the date when the Leaseback Area will be made available to Landlord, which date shall be in no event earlier than thirty (30) days nor later than one hundred eighty (180) days following the acceptance of the offer. If an offer of sublease is made, and if the proposed sublease will result in all or substantially all of the demised premises being sublet, then Landlord shall have the option to extend the term of its proposed sublease for the balance of the term of this Lease less one (1) day.

                 Landlord shall have a period thirty (30) days from the receipt of such offer to either accept or reject the same. If Landlord shall accept such offer Tenant shall then execute and deliver to Landlord, or to anyone designated or named by Landlord, an assignment or sublease, as the case may be, in either case in a form reasonably satisfactory to Landlord's counsel.

                 If a sublease is so made it shall expressly:

                 (a) permit Landlord to make further subleases of all or any part of the Leaseback Area and (at no cost or expense to Tenant) to make and authorize any and all changes, alterations, installations and improvements in such space as necessary, provided that Tenant shall have no liability to restore any alterations made by Landlord or its subtenant;

                 (b) provide the Tenant will at all times permit reasonably appropriate means of ingress to and egress from the Leaseback Area;

                 (c) negate any intention that the estate created under such sublease be merged with any other estate held by either of the parties;

                 (d) provide that Landlord shall accept the Leaseback Area "as is" except that Landlord, at Tenant's reasonable expense, shall perform all such work and make all such alterations as may be required physically to separate the Leaseback Area from the remainder of the demised premises and to permit lawful occupancy, it being intended that Tenant shall have no other cost or expense in connection with the subletting of the Leaseback Area;

                 (e) provide that at the expiration of the term of such sublease (which shall be one day prior to the expiration date of this Lease) Tenant will accept the Leaseback Area in its then existing condition subject to the foregoing, and subject to the obligations of Landlord to make such repairs thereto as may be necessary to preserve the Leaseback Area in good order and condition, ordinary wear and tear excepted.

                 Landlord shall indemnify and save Tenant harmless from all obligations under this Lease as to the Leaseback Area during the period of time it is so sublet, except for fixed annual rent and additional rent, if any, due under the within Lease, which are in excess of the rents and additional sums due under such sublease.

                 Subject to the foregoing, performance by Landlord, or its designee, under a sublease of the Leaseback Area shall be deemed performance by Tenant of any similar obligation under this Lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease, nor shall Tenant be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the tenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease.

          C. If Tenant requests Landlord's consent to a specific assignment or subletting, it shall submit in writing to Landlord (i) the name and address of the proposed assignee or subtenant, (ii) a duly executed counterpart of the proposed agreement of assignment or sublease, (iii) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or subtenant and as to the nature of its proposed use of the space, and
(iv) banking, financial or other credit information relating to the proposed assignee or subtenant reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or subtenant.

          D. If Landlord shall not have accepted Tenant's offer, as provided in Section B, then Landlord will not unreasonably withhold or delay its consent to Tenant's request for consent to such specific assignment or subletting. Any consent of Landlord under this Article shall be subject to the terms of this Article and conditioned upon there being no default by Tenant, beyond any grace period, under any of the terms, covenants and conditions of this Lease at the time that Landlord's consent to any such subletting or assignment is requested and on the date of the commencement of the term of any proposed sublease or the effective date of any proposed assignment.

          E. Tenant understands and agrees that no assignment or subletting shall be effective unless and until Tenant, upon receiving any necessary Landlord's written consent (and unless it was theretofore delivered to Landlord) causes a duly executed copy of the sublease or assignment to be delivered to Landlord within ten (10) days after execution thereof. Any such sublease shall provide that the subtenant shall comply with all applicable terms and conditions of this Lease to be performed by the Tenant hereunder with respect to the space so sublet. Any such assignment of lease shall contain an assumption by the assignee of all of the terms, covenants and conditions of this Lease to be performed by the Tenant arising from and after the effective date of such assignment.

          F.     Anything herein contained to the contrary notwithstanding:

                 1. Tenant shall not advertise (but may list with brokers) its space for assignment or subletting at a rental rate lower than the greater of the then building rental rate for such space or the rental rate then being paid by Tenant to Landlord.

                 2. The transfer of a majority of the issued and outstanding capital stock of, or a controlling interest in, any corporate tenant or subtenant of this Lease or a majority of the total interest in any partnership tenant or subtenant, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease or of such sublease. The transfer or sale of outstanding capital stock of any corporate tenant for purposes of this Article, shall not include sale of such stock pursuant to any public or private offering, or the issuance of any capital stock by any corporate tenant or subtenant upon the exercise of stock options, warrants or any other derivative securities or upon the conversion of any securities, or sale of such stock by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934 as amended, and which sale is effected through "over-the-counter market" or through any recognized stock exchange. Notwithstanding anything contained herein to the contrary, the offer back to Landlord pursuant to the provisions of Section B hereof shall not apply to, and Landlord and Tenant agree that Landlord's consent shall not be necessary in connection with, a transfer of a majority of the issued and outstanding capital stock of, or a controlling interest in, any corporate tenant or subtenant of this Lease or a majority of the total interest in any partnership tenant or subtenant, conditioned upon and provided that (i) Landlord is delivered reasonable advance written notice of each such transaction accompanied by reasonably satisfactory proof that the net worth of Tenant hereunder, after such transaction, is equal to or greater than its net worth immediately prior to such transaction, (ii) after any such transaction the Premises shall be used solely for the uses permitted under this Lease, and in a manner which is equal or superior to that of Tenant immediately prior to such transaction, and (iii) any such transaction complies with the other provisions of this Article.

                 3. No assignment or subletting shall be made:

                    (a) To any person or entity which shall at that time be a tenant, subtenant or other occupant of any part of the building of which the demised premises form a part, or who dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the building during the six (6) months immediately preceding Tenant's request for Landlord's consent;

                    (b) By the legal representatives of the Tenant or by any person to whom Tenant's interest under this Lease passes by operation of law, except in compliance with the provisions of this Article;

                    (c) To any person or entity for the conduct of a business which is not in keeping with the standards and the general character of the building of which the demised premises form a part.

          G. Anything hereinabove contained to the contrary notwithstanding, the offer back to Landlord pursuant to the provisions of Section B hereof shall not apply to, and Landlord will not unreasonably withhold or delay its consent to an assignment of this Lease, or sublease of all or part of the demised premises, to the parent of Tenant or to a wholly-owned subsidiary of Tenant or of said parent of Tenant, provided the net worth of transferor or sublandlord, after such transaction, is equal to or greater than its net worth immediately prior to such transaction, and provided also that any such transaction complies with the other provisions of this Article.

          H. Anything hereinabove contained to the contrary notwithstanding, the offer back to Landlord pursuant to the provisions of Section B hereof shall not apply to, and Landlord will not unreasonably withhold or delay its consent to an assignment of this Lease, or sublease of all or part of the demised premises, to any corporation (i) to which substantially all the assets of Tenant are transferred or (ii) into which Tenant may be merged or consolidated, provided that the net worth, experience and reputation of such transferee or of the resulting or surviving corporation, as the case may be, is equal to or greater than the net worth experience and reputation of Tenant and of any guarantor of this Lease immediately prior to such transfer and provided, also, that any such transaction complies with the other provisions of this Article.

                 No consent from Landlord shall be necessary under Subdivisions G and H hereof where (i) reasonably satisfactory proof is delivered to Landlord that the net worth and other provisions of G or H, as the case may be, and the other provisions of this Article, have been satisfied and (ii) Tenant, in a writing reasonably satisfactory to Landlord's attorneys, agrees to remain primarily liable jointly and severally with any transferee or assignee, for the obligations of Tenant under this Lease, except that such writing shall not be necessary with regard to Subdivision H(ii).

          I. If Landlord shall not have accepted any required Tenant's offer and/or Tenant effects any assignment or subletting, then Tenant thereafter shall pay to Landlord a sum equal to fifty (50%) percent of (a) any rent or other consideration paid to Tenant by any subtenant which (after (i) deducting the cost of Tenant, if any, in effecting the subletting, including reasonable alteration costs, commissions and legal fees and (ii) excluding from such consideration any costs paid for the sale of Tenant's stock or Tenant's business or Tenant's assets) is in excess of the rent allocable to the subleased space which is then being paid by Tenant to Landlord pursuant to the terms hereof, and
(b) any other profit or gain (after deducting any necessary expenses incurred) realized by Tenant from any such subletting or assignment. All sums payable hereunder by Tenant shall be payable to Landlord as additional rent upon receipt thereof by Tenant, provided that Tenant shall be entitled to recoup all of its costs so incurred prior to paying any such profits to Landlord.

          J. In no event shall Tenant be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval to a proposed assignment or subletting as provided for in this Article. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment which may be sought by arbitration before the American Arbitration Association on an expedited basis. In the event that Tenant demands arbitration under this Article, Landlord and Tenant shall jointly select an independent arbitrator (the "Arbitrator"). In the event that Landlord and Tenant shall be unable to jointly agree on the designation of the Arbitrator within five (5) days after they are requested to do so by either party, then the parties agree to allow the American Arbitration Association, or any successor organization to designate the Arbitrator in accordance with the rules, regulations and/or procedures for expedited proceedings then obtaining of the American Arbitration Association of any successor organization. The Arbitrator shall conduct such hearings and investigations as he may deem appropriate and shall, within ten (10) days after the date of designation of the Arbitrator issue a determination as to whether Landlord's refusal to consent was unreasonable. The determination of the Arbitrator shall be conclusive and binding upon Landlord and Tenant and shall be set forth, along and with the Arbitrator's rationale for such choice, in a written report delivered to Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Article. The Arbitrator appointed pursuant to this Article shall be an independent real estate professional with at least ten (10) years' experience in leasing of properties which are similar in character to the Building. The Arbitrator shall not have the power to add to, modify or change any of the provisions of this Lease but shall have the power to direct Landlord to consent to such request.

                                  RENT CREDIT
                                  -----------

      53. If and so long as Tenant is not in default under this Lease beyond any grace period, Tenant shall be entitled to a rent credit in the amount of $94,953.33, to be applied against the first (1/st/) and second (2/nd/) monthly installments of fixed annual rent (without electricity) accruing under this Lease after possession of the Premises is delivered to Tenant with Landlord's Work having been substantially completed, so that Tenant shall occupy the demised premises free of such fixed annual rent for that period; except that Tenant shall nevertheless be obligated, from and after the commencement date of the term, to pay additional rents hereunder and to make payment of the ERIF portion of the fixed annual rent due under Article 41 hereof, (anything in said
                                                   --
Article 41 to the contrary notwithstanding).
        --

          Anything contained hereinabove to the contrary notwithstanding, if Tenant at any time during the term of this Lease, breaches any material covenant, condition or provision of this Lease and fails to cure such breach within any applicable grace period, and provided that this Lease is terminated by Landlord because of such material default, then, in addition to all other damages and remedies herein provided and to which Landlord may be otherwise entitled, Landlord shall also be entitled to the repayment in full of any rent credit theretofore enjoyed by Tenant, which repayment Tenant shall make upon demand therefor provided, however, that the amount of such rent credit to be repaid hereunder shall be multiplied by a fraction, the denominator of which is 38, and the numerator of which is the number of months, including portions thereof, remaining in the originally stated term of this Lease following such breach.

                           PORTER'S WAGE ESCALATION
                           ------------------------

      54. Tenant shall pay to Landlord, as additional rent, Porter's Wage escalation, in accordance with this Article:

          (a) Definitions: For the purpose of this Article the following
              -----------
definitions shall apply:

              (i) The term "Base Rate" as hereinafter set forth for the determination of Porter's Wage escalation, shall mean the labor rate determined as hereinafter provided, as of the first day of the calendar year 1999 (the "base year"). The term "comparative year" shall mean each calendar year, or portion thereof, subsequent to the base year.

              (ii) For purposes of this Lease, the rentable square foot area of the presently demised premises shall be deemed to be 14,243 square feet.

              (iii) The term "labor rate" shall mean the average of the minimum regular hourly wage rate (excluding fringe benefits for purposes of this Lease), plus any taxes applicable thereto, (1) for a porter and (2) for an office cleaner, determined as follows:

                    (1) The minimum regular hourly wage rate for porters with 5 years service in Class A office buildings, from time to time established by Agreement between the Realty Advisory Board on Labor Relations, Inc., and Local 32B-32J of the Building Service Employees International Union AFL-CIO or by the successors to either or both of them; (this rate shall be used in computations under this Article whether or not porters' wages are actually paid by or for the Landlord or by independent contractors who furnish such services to the demised premises or to the Building).

                    (2) The minimum regular hourly wage rate for office cleaners with 5 years service in Class A office buildings, from time to time established by agreement between the Realty Advisory Board on Labor Relations, Inc., and Local 32B-32J of the Building Service Employees International Union AFL-CIO or by the successors to either or both of them; (this rate shall be used in computations under this Article whether or not office cleaners' wages are actually paid by or for the Landlord or by independent contractors who furnish such services to the demised premises or to the Building).

                    (3) As used herein, the term "porters" and the term "office cleaners" shall mean, respectively, that classification of employee engaged in the general maintenance and operation of office buildings most nearly comparable to that classification now applicable to porters or office cleaners, as the case may be, in the 1996-98 Agreement with said Local 32B-32J (which classification is presently termed "others" in said Agreement).

                    (4) If any such union agreement shall require the regular
                        employment of porters or office cleaners on days or during hours when overtime or other premium pay rates are in effect, then the minimum "regular hourly wage rate" as used above and subject to the other adjustments provided for herein, shall be deemed to mean the average hourly wage rate for the hours in a calendar week during which porters or office cleaners are required to be regularly employed (e.g., if, for example, as of October 1, 1997, an agreement between RAB and Local 32B-32J shall require the regular employment of building porters for forty (40) hours during a calendar week at a regular hourly rate of $3.00 for the first thirty (30) hours, and premium or overtime hourly wage rate of $4.50 for the remaining ten hours, then the regular straight time hourly wage rate under this Article, as of October 1, 1998, shall be deemed to be the total weekly wage rate of $135.00, divided by the total number of required hours of employment, forty (40) or $3.375).

                    (5) Subject to the provisions herein contained, and at
                        Landlord's option, computation of the minimum regular hourly wage rate shall be based on the number of hours that a porter or office cleaner is expected to work in any comparison year. In determining said number of hours, Landlord may make reasonable estimates of the average number of days or hours not worked by an average porter or office cleaner, where such days or hours are not specified by, or vary with individual circumstances pursuant to, the union agreement.

          If there is no such union agreement in effect at any time during or prior to the term of this Lease, then all computations and payments shall, nevertheless, be made, but shall be on the basis of the regular hourly wage rates, plus any taxes applicable thereto, actually being paid or accrued at such time by the Landlord or by the contractor performing the cleaning services for Landlord for such porters or office cleaners, as the case may be, or, if there are no such persons employed at the building, then such computation shall be based on the wage rates (without fringe benefits) of porters or office cleaners, as the case may be, at the Empire State Building, New York, New York. Appropriate retroactive adjustment shall thereafter be made if and when the minimum regular hourly wage rate pursuant to such agreement is finally determined; provided, however, that if as of the last day of any comparative year, no union agreement shall be in effect January 1, occurring in such comparative year, then the minimum regular hourly wage rate computed as aforedescribed shall for all purposes hereof be deemed to be the minimum regular hourly wage rate for purposes of this Article, and that no retroactive adjustment shall be made with respect thereto.

          (b) The parties acknowledge that the labor rate is intended to be an index in the nature of a cost of living or other such index; it is not intended to reflect the actual costs of wages or expenses for the building.

          (c) In the event that the labor rate in effect for the comparative year 2000 and any comparative year thereafter following the base year shall exceed the Base Rate, then Tenant shall pay to Landlord, as additional rent for such comparative year, an amount equal to the product obtained by multiplying
(i) the rentable square foot area of the demised premises, by (ii) one cent for each cent (including any fraction of a cent) by which the labor rate in effect during such comparative year exceeds the Base Rate. Subject to subdivision (f) hereof, each such annual amount of additional rent shall commence to be payable, in equal monthly installments, as of the first day of the period for which such labor rate shall have changed; and, after Landlord shall furnish Tenant with an escalation statement relating to such increase in the labor rate, all monthly installments of rent shall contain an item of additional rent equal to one-twelfth (1/12) of the annual amount determined above, until a new change shall take place in the labor rate. In the event that the escalation statement is furnished to the Tenant after the commencement or effective date of any change in the labor rate, there shall be promptly paid by Tenant to Landlord the amount theretofore accrued or allocable to the period prior to the furnishing of the said escalation statement. In the event that the labor rate shall be changed or shall change more frequently than once a year, the adjustment hereunder shall similarly be made by Landlord in an additional escalation statement furnished by Landlord, so as to reflect such change in the monthly installments, as of the effective date of each such change.

          (d) The statements furnished by Landlord to Tenant, as provided above, shall be prepared in reasonable detail by Landlord. The statements thus furnished to Tenant shall constitute a final determination as between Landlord and Tenant of the labor rate and Porter's Wage escalation additional rent for the periods represented thereby, unless Tenant within ninety (90) days after they are furnished shall in writing challenge their accuracy or their appropriateness, which notice shall specify the particular respects in which the statement is inaccurate or inappropriate.

               If Tenant shall so dispute said statements then, pending the resolution of such dispute, Tenant shall pay the additional rent to Landlord in accordance with the statements furnished by Landlord.

          (e) In no event shall the fixed annual rent payable under this Lease be reduced by virtue of this Article.

          (f) If the rent commencement date of this Lease is not the first day of the first comparative year, then the additional rent due hereunder for such first comparative year shall be a proportionate share of said additional rent for the entire comparative year, said proportionate share to be based upon the length of time that this Lease's term will be in existence during such first comparative year. Upon the date of any expiration or termination of this Lease (except termination because of Tenant's default), whether the same be the date hereinabove set forth for the expiration of the term or any prior or subsequent date, a proportionate share of said additional rent for the comparative year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord. The said proportionate share shall be based upon the length of time that this Lease shall have been in existence during such comparative year. Prior to or promptly after said expiration or termination, Landlord shall compute the additional rent, if any, due from Tenant as aforesaid, which computations shall either be based on that comparative year's labor rate(s) or be an estimate, based upon the most recent statements theretofore prepared by Landlord and furnished to Tenant. If an estimate is used, then Landlord thereafter shall cause statements to be prepared on the basis of that comparative year's actual labor rate(s) and, upon Landlord's furnishing such statement to Tenant. Landlord and Tenant shall make appropriate adjustments of amounts then owing or estimated payments theretofore made.

          (g) Notwithstanding any cancellation or termination of the term of this Lease prior to the Lease's expiration date (except in the case of a cancellation by mutual agreement or Tenant's cancellation as of right) Tenant's obligation to pay any and all additional rent under this Article shall continue and shall cover all periods up to the Lease expiration date. Landlord's and Tenant's obligation to make the adjustments referred to in subdivision (f) above shall survive any expiration or sooner termination of the term of this Lease.

          (h) Any delay or failure of Landlord in billing for any additional rent payable as hereinabove provided shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such additional rent hereunder (provided such failure does not continue for two (2) years beyond the expiration of the term of this Lease).

                                 MISCELLANEOUS
                                 -------------

     55.  A.   This Lease constitutes the entire agreement between the parties hereto and no earlier statement or prior written matter shall have any force or effect. Tenant agrees that it is not relying on any representations or agreements other than those contained in this Lease. This agreement shall not be modified or canceled except by written instrument subscribed by both parties. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors and their permitted assigns.

          B. This Rider modifies and supersedes certain provisions of the printed portion of this Lease. In the event any term, covenant, condition or agreement contained in this Rider to the Lease shall conflict or be inconsistent with any term, covenant, condition or agreement contained in the printed portion of this Lease, then the parties agree that the Rider provision shall prevail.

          C. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.

                                      ACM
                                      ---

     56. Notwithstanding anything to the contrary contained in this Lease, in the event of the existence of any asbestos or asbestos-containing material (collectively, "ACM") within the Premises, Landlord shall (at its sole cost and expense) remove, enclose, encapsulate or otherwise manage such ACM as required by applicable law and shall use reasonable efforts to minimize interference with Tenant's permitted use of the Premises in complying with its obligations pursuant to said law, provided, however, that Tenant acknowledges and agrees that all such efforts shall be performed on normal business days during normal business hours, and provided to the extent that Tenant has not (i) disturbed such ACM, (ii) caused such ACM to become friable by the performance of any work or alterations in the Premises or (iii) installed same; in the event that any of the foregoing occur, then Tenant shall remove, enclose, encapsulate or otherwise manage such ACM as required by applicable law at its sole cost and expense. Landlord shall provide Tenant with an ACP-5 certificate covering the Premises as of the commencement of the term of this Lease.

                                 EARLY ACCESS
                                 ------------

          57. Upon the execution and delivery of this Lease by the parties hereto and prior to the date set for the commencement of the term of this Lease, provided Tenant is not in default of this Lease after notice and beyond the expiration of any applicable cure period set forth herein, Tenant shall be permitted access to the Premises, without rent or additional rent accruing, for the purpose of completing, without limitation, the installation of Tenant's telephone system, wiring and any alterations or improvements installed at Tenant's sole cost and expense, except that Tenant shall not be permitted access to the Premises for purposes of conducting its business therein, and provided that from and after the date that Tenant is first granted access to the Premises, Tenant shall comply fully with, and such access shall be governed by and subject to all terms, covenants and conditions of this Lease.

                             HAZARDOUS SUBSTANCES
                             --------------------

          58. Notwithstanding anything contained herein to the contrary, Landlord represents and warrants to Tenant that no proceeding has been instituted and, to the best of Landlord's knowledge, no proceeding is threatened, by any party or governmental body in any way relating to the existence of substances in the Premises deemed to be hazardous as a matter of law.

                           INTERRUPTION OF SERVICES
                           ------------------------

          59. If Landlord fails to make any repair or provide any service Landlord is obligated to provide under this Lease and as a result thereof, Tenant shall be not able to use and shall have discontinued its occupancy of all or any affected portion of the Premises for a period of thirty (30) consecutive days or more after notice thereof to Landlord then, except as provided in
Article 10 hereof, Tenant shall be entitled to an abatement of rent with respect to the Fixed Annual Rent and Additional Rent allocable to such portion of the Premises which is not usable and is unoccupied for each day after said thirty
(30) consecutive day period until said repair is substantially completed or services substantially restored by Landlord provided further, however, Tenant shall not be entitled to an abatement of rent in the event that such failure results from (i) any installation, alteration or improvement which is not performed by Tenant in a good workmanlike manner; (ii) Tenant's failure to perform its obligations hereunder; or (iii) the negligence or tortious conduct of Tenant.

                               FREIGHT ELEVATOR
                               ----------------

          Supplementing Article 4 of the Rules and Regulations:

          60. No heavy or bulky materials including, but not limited to furniture, office equipment, packages, or merchandise ("Freight Items") shall be received in the Premises or Building by Tenant or removed from the Premises or Building by Tenant except on Mondays through Fridays between the hours of 7:30 a.m. and 5:00 p.m. ("Freight Hours") and by means of the freight elevators only. In the event that Tenant requires additional freight elevator service at hours other than those set forth above, Tenant shall provide Landlord with at least twenty-four (24) hours prior notice. In such event, Tenant agrees that it shall pay to Landlord the charge prescribed for such additional freight service and further agrees that, in the event that additional freight service is requested for a weekend, the minimum charge prescribed by Landlord shall be for four (4) hours. Any damage done to the Building or Premises by Tenant, its employees, agents, servants, representatives and/or contractors in the course of moving any Freight Items shall be paid by Tenant upon demand by Landlord. Notwithstanding anything to the contrary contained in this Lease and the Rules and Regulations, at the time Tenant commences or vacates occupancy of the Premises all Freight Items and other personal property of Tenant shall be delivered to or removed from the Building or Premises upon not less than 24 hours prior notice to Landlord and at times prescribed by Landlord.

          Tenant shall not be charged for its use of freight service during its move into the Premises in connection with its initial occupancy thereof, provided that such use is during normal Freight Hours and provided that Tenant acknowledges and agrees that such use shall be on a non-exclusive, first-come, first-served basis.

                               LETTER OF CREDIT
                               ----------------

          61. At any time during the term of this Lease, Tenant shall have the option to deposit with Landlord in substitution for or in lieu of the cash security deposit, deposited with Landlord pursuant to Article 33 hereof simultaneously with the execution of this Lease by Tenant, an unconditional, irrevocable, negotiable commercial letter of credit in a sum equal to $47,477.00 (any such letter of credit deposited hereunder hereinafter called the "Credit"), to be held and used under the security deposit provisions of the Lease. Any such Credit shall be issued by a bank which is a member of the New York Clearing House Association, naming Landlord (or its successor as Landlord) as beneficiary and authorizing the beneficiary to draw on the bank in said amount, or any portion thereof, available by the sight draft of the beneficiary (which may be executed on behalf of the beneficiary by its agent), without presentation of any other documents, statements or authorizations. The Credit shall have a term of at least twelve (12) months, and it shall by its terms be renewed, automatically, each year, by the bank, the last renewal of which shall be for a term set to expire not earlier than the date occurring ninety (90) days following the expiration of the term of this Lease, unless the bank gives written notice to the beneficiary, at least forty-five (45) days prior to the expiration date of the then existing Credit, that the bank elects that it not so be renewed. The Credit shall be transferable. All transfer fees shall be payable by Tenant. The bank shall further agree with drawers, endorsers, and all bona fide holders that drafts drawn under and in compliance with the terms of the Credit will be duly honored upon presentation to the bank at its main office located in New York, New York. The Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500.

          B. If during the term of this Lease, the Credit and/or the proceeds of all or part of said Credit become less than the full amount of the security hereinabove required, then and in such event Tenant shall, upon demand, deposit with Landlord the amount of any security/Credit theretofore used or applied by Landlord pursuant to the terms hereof in order that Landlord shall have the full security on hand at all times during the term of this Lease. If at the expiration of the term of this Lease, Landlord holds all or part of said Credit, and Tenant is not in default under any of the terms, covenants and conditions of this Lease, then Landlord will turn over said Credit to Tenant or assign it to the designee of Tenant.

          C. It shall be the obligation of Tenant during the term of this Lease to deliver to Landlord at least thirty (30) days prior to the expiration date of the then existing Credit, a renewal or extension of said Credit or a substitute Credit (each fully complying with the foregoing). If for any reason Landlord has not received such renewal or extension or substitute Credit within twenty (20) days prior to the expiration date of the then existing Credit, then and in such event Landlord shall be free to draw on the Credit and hold and use and apply the proceeds thereof in accordance with the security deposit provisions of this Lease. Tenant agrees to reimburse Landlord for any reasonable attorneys' fees incurred by Landlord in connection with reviewing the Credit and any renewals, extensions or substitutions therefor, ensuring that the provisions of the Credit and any renewals, extensions or substitutions therefor comply with the provisions of this Article, drawing down upon the proceeds of Credit, or any renewals, extensions or substitution therefor, or ensuring that the security/Credit is maintained as required under this Lease.

          D. Notwithstanding anything contained herein to the contrary, in the event that any Credit hereunder does not have affixed to it a specimen form for use in connection with the transfer of the Credit (a "Transfer Form"), then in the event that Landlord intends to transfer the Credit Tenant shall, at its sole cost and expense no later than two (2) business days after its receipt of written request from Landlord, obtain and deliver to Landlord a Transfer Form from the issuer of the Credit. Tenant agrees that if Tenant fails to so obtain and deliver to Landlord a Transfer Form within said two (2) business days, then in such event, Landlord shall be entitled to immediately draw down upon the entire Credit or any remaining balance thereof, as the case may be, and hold and use the proceeds thereof in accordance with the security deposit provisions of this Lease. In the event that less than the entire original face amount of the Credit is available to Landlord, Tenant shall, no later than two (2) business days after its receipt of written notice thereof from Landlord, replenish its security deposit by depositing with Landlord a cash payment in the amount of the deficiency between (i) the amount of the Credit available to Landlord and (ii) the original face amount of the Credit. Tenant acknowledges and agrees that its failure to so replenish the security deposit within the time frame set forth herein shall constitute a material default under this Lease.

                            CLEANING SPECIFICATIONS
                            -----------------------

A)   GENERAL CLEANING - NIGHTLY
     --------------------------

- Dust sweep all stone, ceramic tile, marble terrazzo, asphalt tile, linoleum, rubber, vinyl and other types of flooring

-    Carpet sweep all carpets and rugs four (4) times per week

-    Vacuum clean all carpets and rugs, once (1) per week

-    Police all private stairways and keep in clean condition

- Empty and clean all wastepaper baskets, ash trays and receptacles; damp dust as necessary

-    Clean all cigarette urns and replace sand or water as necessary

- Remove all normal wastepaper and tenant rubbish to a designated area in the premises. (Excluding cafeteria waste, bulk materials, and all special materials such as old desks, furniture etc.)

-    Dust all furniture, and window sills as necessary

-    Dust clean all glass furniture tops

-    Dust all chair rails, trim and similar objects as necessary

-    Dust all baseboards as necessary

-    Wash clean all water fountains

-    Keep locker and service closets in clean and orderly condition

B)   LAVATORIES-NIGHTLY (EXCLUDING PRIVATE & EXECUTIVE LAVATORIES)
     -------------------------------------------------------------

-    Sweep and mop all flooring

- Wipe clean all mirrors, powder shelves and brightwork, including flushometers, piping toilet seat hinges

                            CLEANING SPECIFICATIONS
                            -----------------------

A)   GENERAL CLEANING - NIGHTLY
     --------------------------

- Dust sweep all stone, ceramic tile, marble terrazzo, asphalt tile, linoleum, rubber, vinyl and other types of flooring

-    Carpet sweep all carpets and rugs four (4) times per week

-    Vacuum clean all carpets and rugs, once (1) per week

-    Police all private stairways and keep in clean condition

- Empty and clean all wastepaper baskets, ash ways and receptacles; damp dust as necessary

-    Clean all cigarette urns and replace sand or water as necessary

- Remove all normal wastepaper and tenant rubbish to a designated area in the premises. (Excluding cafeteria waste, bulk materials, and all special materials such as old desks, furniture etc.)

-    Dust all furniture, and window sills as necessary

-    Dust clean all glass furniture tops

-    Dust all chair rails, trim and similar objects as necessary

-    Dust all baseboards as necessary

-    Wash clean all water fountains

-    Keep locker and service closets in clean and orderly condition

B)   LAVATORIES-NIGHTLY (EXCLUDING PRIVATE & EXECUTIVE LAVATORIES)
     -------------------------------------------------------------

-    Sweep and mop all flooring

- Wipe clean all minors, powder shelves and brightwork, including flushometers, piping toilet scat hinges

-    Wash and disinfect all basins, bowls and urinals

-    Wash both sides of all toilet seats

-    Dust all partitions, tile walls, dispensers and receptacles

-    Empty and clean paper towel and sanitary disposal receptacles

- Fill toilet tissue holders, soap dispensers and towel dispensers; materials to be furnished by Landlord

-    Remove all wastepaper and refuse to designated area in the premises

C)   LAVATORIES-PERIODIC CLEANING (EXCLUDES PRIVATE & EXECUTIVE LAVATORIES)
     ----------------------------------------------------------------------

-    Machine scrub flooring as necessary

- Wash all partitions, tile walls, and enamel surfaces periodically, using proper disinfectant when necessary

D)   DAY SERVICES - DUTIES OF THE DAY PORTERS
     ----------------------------------------

-    Police ladies' restrooms and lavatories, keeping them in clean condition

-    Fill toilet dispensers; materials to be furnished by Landlord

-    Fill sanitary napkin dispensers; materials to be furnished by Landlord

E)   SCHEDULE OF CLEANING
     --------------------

- Upon completion of the nightly chores, all lights shall be turned off, windows closed, doors locked and offices left in a neat and orderly condition

- All day, nightly and periodic cleaning services as listed herein, to be done five nights each week, Monday through Friday, except Union and Legal Holidays

- All windows from the 2nd floor to the roof will be cleaned inside out quarterly, weather permitting

                           [FLOOR PLAN APPEARS HERE]

                         LEASE MODIFICATION AGREEMENT
                         ----------------------------

          LEASE MODIFICATION AGREEMENT (this "Agreement") dated as of the 1 day of January 2000 between SLG Graybar Sublease LLC, having an office in care of SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170 (hereinafter referred to as "Landlord") and PHASE2MEDIA, INC., (hereinafter referred to as "Tenant") formerly known as CKG Media.com, Inc., d/b/a Phase2Media. (hereinafter "CKG") having an office at 420 Lexington Avenue, New York, New York 10170.

                             W I T N E S S E T H:
                             -------------------

          WHEREAS, Landlord and CKG entered into that certain lease agreement dated as of June 28, 1999, covering premises more particularly described in said lease agreement (the "Demised Premises") in the building known as the Graybar Building, 420 Lexington Avenue, New York, New York ("the Building"), under the terms and conditions contained therein (hereinafter referred to as the "Lease"); and

          WHEREAS, Tenant desires to and Landlord is agreeable to extend the term of the Lease for the period commencing as of September 1, 2002 and expiring December 31, 2004 (the "Extended Term"), and

          WHEREAS, Tenant desires to and Landlord is agreeable to add to the Demised Premises certain space on the 26th floor of the Building known as Room 2635-42 approximately as indicated by hatch marks on the floor plan annexed hereto and made a part hereof as Exhibit A, the rentable square foot area of which Landlord and Tenant acknowledge and agree shall be deemed to be 4,147 rentable square feet (the "Additional Space"), and

          WHEREAS, Tenant and Landlord wish to modify the Lease as set forth below,

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

          1.   Term: The term of the Lease shall be extended for the period of
               ----
the Extended Term and Tenant shall pay to Landlord fixed annual rent for the Extended Term for the Demised Premises at the annual rate of (i) $598,206.00 per annum for the period commencing September 1,2002 through December 31, 2002 and
(ii) $640,935.00 per annum for the period commencing January 1, 2003 through December 31, 2004.

          2.   Addition of Space. A. The Additional Space is hereby added to the
               -----------------
Demised Premises effective as of January 1, 2000 (the "Additional Space Commencement Date") under the same terms, covenants and conditions of the Lease, except as specifically modified by this Agreement. Notwithstanding anything contained herein to the contrary, Landlord and Tenant acknowledge and agree that if Landlord shall not have delivered to Tenant possession of the Additional Space on or before November 1, 2000, then Tenant may within thirty (30) days thereafter unequivocally and unconditionally notify Landlord that Tenant elects to terminate and cancel this Agreement effective as of the date which is thirty
(30) days after the delivery of the notice (the "Cancellation Date"), provided, however, that the Cancellation Date shall be extended by one (1) day for each day of delay by Landlord which is due to any acts or omissions of Tenant. If Tenant duly exercises such option, this Agreement shall be terminated and neither Landlord nor Tenant shall have any further liability hereunder except that the representations and indemnifications contained in Article 15 hereof shall survive and any additional security deposited hereunder shall be returned to Tenant. However, in the event that Landlord gives

Tenant notice that the Additional Space will be delivered to Tenant prior to the Cancellation Date, and same occurs prior to the Cancellation Date then, in such event, Landlord's notice shall negate and nullify Tenant's notice.

          B. Effective as of the Additional Space Commencement Date in order to reflect the addition of the Additional Space to the Demised Premises: (i) the fixed annual rent payable under the Lease (exclusive of electricity) shall be increased by the sum of (a) $174,174.00 per annum for the period commencing on the Additional Space Commencement Date through December 31, 2002; the first monthly installment of which shall be paid to Landlord by Tenant upon its execution of this Agreement and (b) by the sum of $186,615.00 per annum for the period commencing January 1, 2003 through December 31, 2004; and (ii) the Percentage, as defined in Article 24(b)(ii) of the Lease, shall be amended and increased by the percentage .3728% to the Percentage 1.653%; and (iii) the deemed rentable square foot area of the Demised Premises shall be amended and increased by 4,147 deemed rentable square feet to 18,390 deemed rentable square feet for purposes of Articles 24(a) and 41(B) of the Lease; and (iv) it shall be a material obligation of Tenant under this Agreement and the Lease that it shall increase the security deposited with Landlord pursuant to Article 33 of the Lease by means of cash payment or amendment to the Credit (as defined in Article 61 of the Lease) in the sum of $29,029.00 to be delivered to Landlord within ten
(10) days of the execution and delivery of this Agreement by the parties hereto, to be held by Landlord in accordance with the provisions of Article 33 of the Lease, so that the aggregate amount of security deposited with Landlord shall be $76,506.00 and, accordingly, the amount of the Credit which Tenant may substitute in place and stead of the security deposit, pursuant to said Article 61 shall also be increased by the sum of

$29,029.00 so that the amount of said Credit shall be $76,506.00; and (v) Tenant shall pay to Landlord additional rent for the Additional Space based upon the Porter's Wage Escalation contained in Article 54 of the Lease, except that for purposes of the Additional Space (a) the "rentable square foot area of the demised premises" set forth in Section 54(a)(ii) shall be deemed to be 4,147 square feet, (b) the "base year" set forth in Section 54(a)(i) shall be the calendar year 2000, (c) the dates "October 1, 1997" and "October 1, 1998" set forth in Section 54(a)(iii)(4) shall be changed to "October 1, 1998" and "October 1, 1999", respectively, and (d) the comparative year 2000", set forth in Section 54(c) shall be changed to "comparative year 2001".

          3.   Landlord's Additional Space Work (a) Tenant has examined and
               --------------------------------
agrees to accept the Additional Space in its existing condition and state of repair and understands that no work is to be performed by Landlord, except that Landlord's designated, wholly owned affiliate Emerald City Construction Corp., with reasonable dispatch, subject to delay by causes beyond its control or by the action or inaction of Tenant, shall perform the following work at Landlord's expense, subject to the provisions of (b), below:

               (i) remove the corridor entrance door to the Additional Space in a building standard manner utilizing building standard materials;

               (ii) seal the opening which is left by the removal of the corridor entrance door as set forth in Section (i) above in a building standard manner utilizing building standard materials;

               (iii) patch the corridor as a result of the removal of the corridor by Landlord as set forth in section (i) above to match the presently building standard finish in a building standard manner utilizing building standard materials;

               (iv) reinstall any radiator convector covers in the Additional Space, as necessary in a building standard manner utilizing building standard materials;

                  (v) deliver the presently existing air conditioning mechanical equipment servicing the Additional Space, exclusive of duct work, in good working order within five (5) days of the Additional Space Commencement Date;

                  (vi) deliver the presently existing light fixtures located in the Additional Space in good working order within five
                        (5) days of the Additional Space Commencement Date;

                  (vii) deliver the presently existing windows located in the
                        Additional Space in good working order within five (5) days of the Additional Space Commencement Date.

            The performance by Landlord of the above work ("Landlord's Additional Space Work") is expressly conditioned upon compliance by Tenant with all the terms and conditions of the Lease and this Agreement, including payment of rent. Landlord shall use reasonable efforts to complete Landlord's Additional Space Work within thirty (30) days of the Additional Space Commencement Date, except that Landlord shall complete those items of Landlord's Additional Space Work as set forth in subsections (v), (vi) and (vii) above in accordance with the provisions set forth herein.

            (b) Any changes in or additions to Landlord's Additional Space Work which shall be consented to by Landlord as provided in Article 7 of the Lease, and further changes in or additions to the Additional Space after Landlord's Additional Space Work has been completed which shall be so consented to if made at Tenant's request by Landlord, or its agents, but shall be paid for by Tenant promptly when billed at cost plus 1 1/4% for insurance, 10% for overhead and 10%
                        --------------------------------------------------------
for general conditions, and in the event of the failure of Tenant so to pay for
----------------------
said changes or additions, Landlord at its option may consider the cost thereof, plus the above percentages, as
--------------------------
additional rent payable by Tenant and collectible as such hereunder, as part of the rent for the next ensuing months.

            (c) If Landlord's Additional Space Work is not substantially completed and is delayed by acts, omissions or changes made or requested by Tenant, its agents, designers, architects or any other party acting or apparently acting on Tenant's behalf, then notwithstanding the foregoing, the term of this Agreement, Tenant's obligation to pay rent and additional rent under this Agreement, and the rent credit in accordance with Article 5 hereof, shall nevertheless commence on January 1, 2000.

            (d) Landlord's Additional Space Work shall be deemed to be substantially completed notwithstanding that (i) minor or non-material details of construction, mechanical adjustment or decoration remain to be performed, provided, that said "Punch List Items" shall be completed by Landlord within a reasonable time thereafter or (ii) a portion of Landlord's Additional Space Work is incomplete because construction scheduling requires that such work be done after other work to be done by or on behalf of Tenant is completed.

            (e) Tenant acknowledges and agrees that Landlord may be performing Landlord's Additional Space Work or portions thereof simultaneously with Tenant's performance of its initial alteration work in the Additional Space, and that Tenant shall use reasonable efforts to coordinate with Landlord's affiliate, Emerald City Construction Corp., any such work performed by or on behalf of Tenant in the Additional Space.

            4.  Landlord's Contribution. (A) With respect to Tenant's
                -----------------------
installation of alterations, installations, decorations and improvements in the Additional Space to prepare the same for Tenant's initial occupancy thereof ("Tenant's Alterations"), within forty-five (45) days of Tenant's receipt of a fully executed counterpart of this Lease, Tenant shall submit full architectural and engineering plans and specifications to Landlord for Landlord's approval ("Tenant's Plans"). All such construction plans and specifications and all such work shall be effected in accordance with Article 7, as supplemented, and the other provisions of the Lease. If and so long as Tenant is not in default of this Agreement and the Lease after notice in accordance with the terms of this Lease (in which event Tenant's rights under this Article shall not be extinguished but, rather, suspended through the earlier of the cure by Tenant and the expiration of the applicable cure period) of any of the terms, covenants and conditions of the Lease then, subject to and in accordance with the provisions of this Article, Landlord will contribute a sum up to but not exceeding the sum of $49,764.00 to be applied to the costs for labor and materials for the portion of Tenant's Alterations which constitute permanent leasehold improvements (including paint, carpeting, wall coverings and telephone wiring) made in the Additional Space prior to Tenant's initial occupancy thereof ("Landlord's Contribution"). Without limitation, for purposes of this Article,
  -----------------------
permanent leasehold improvements shall be deemed not to include, and Landlord's Contribution shall not be applied to the cost of professional fees, trade fixtures, equipment, filing fees or interest relating to or in connection with Tenant's Alterations.

               (B) Tenant may from time to time during the performance of Tenant's Alterations submit to Landlord contractor's invoices for work completed in connection with Tenant's Alterations. The submission must include the following documents covering the invoiced work and materials.

            1. Contractor's Application For Payment (AIA G702 - See Exhibit B).

            2. Lien Waiver from Contractor and from subcontractors or suppliers who have supplied materials or performed work in the Premises (AIAG7O6A - See Exhibit B).

            3. Receipt for Payment from Contractor and from subcontractors or suppliers who have supplied materials or performed work in the Premises (Payment Receipt - See Exhibit B)

            4. Architect's Certificate For Payment (AIAG7O2 - See Exhibit B).

      Provided that Tenant is not in default under any of the terms, covenants, provisions and conditions of this Lease after notice in accordance with the terms of this Lease (in which event Tenant's rights under this Article shall not be extinguished but, rather, suspended through the earlier of the cure by Tenant and the expiration of the applicable cure period), Landlord shall make payment to Tenant (collectively, the "Progress Payments") no more than ten (10) business days after Tenant has completed all requirements set forth herein for the funding therefor, ninety (90%) percent of the aggregate amount for which invoices have been submitted (including any retainage specified in such invoices). In no event shall Progress Payments exceed ninety (90%) percent of the Landlord's Contribution in the aggregate.

               (C) The balance of the Landlord's Contribution shall be payable within ten (10) business days after the substantial completion of Tenant's Alterations provided that all of the following conditions have been met:

          (1) Tenant is not then in default under the terms, covenants and conditions of this Agreement and the Lease, after notice in accordance with the terms of this Lease (in which event Tenant's rights under this Article shall not be extinguished but, rather, suspended through the earlier of the cure by Tenant and the expiration of the applicable cure period);

          (2) Tenant shall have substantially completed all construction and installations substantially in accordance with Tenant's Plans as approved by Landlord;

          (3) Tenant shall have submitted to Landlord a breakdown of Tenant's final and total construction costs, detailed by contractor and major subcontractors and suppliers;

          (4) The submission for the balance of Landlord's Contribution is accompanied by the same documentation required under Section (B) 1, 2, 3, and 4 of this Article for the remaining monies due, except that documents will be marked "Final". In addition, the submission must include a letter of completion of Tenant's Alterations from the City of New York Department of Buildings, if required by applicable law.

               (D) It is expressly understood and agreed that if the amount of Landlord's Contribution is less than the cost of Tenant's Alterations, Tenant shall remain solely responsible for the payment and completion of, and shall complete at its sole cost and expense, Tenant's Alterations. Any portion of Landlord's Contribution not credited (or disbursed) shall be retained by Landlord.

               (E) Landlord consents in concept only and as part of Tenant's Alterations, to Tenant's installation of a recessed intercom system located outside of and adjacent to the entrance door of the Demised Premises provided, however, that Tenant shall first submit plans and specifications to Landlord for the installation of same in accordance with the provisions hereof for Landlord's prior written approval and provided that all other aspects of construction and installation are performed in accordance with the terms of this Agreement and the Lease. Said plans and specification shall include, but not be limited to, the location of the recessed intercom system on the area adjacent to the entrance door of the Demised Premises and the type, style and method installation and materials to be utilized by Tenant, its agents or servants in the installation of same.

          5.   Rent Credit. A. If and so long as Tenant is not in default under
               -----------
the Lease or this Agreement after notice and beyond any grace period, Tenant shall be entitled to a rent credit in the amount of $29,029.00, to be applied against the first (1/st/) and second (2/nd/) monthly installments of fixed annual rent (without electricity) accruing under this Agreement with respect to the Additional Space from and after the Additional Space Commencement Date.

               B. Anything contained hereinabove to the contrary notwithstanding, if Tenant at any time during the term of the Lease, breaches any material covenant, condition or provision of the Lease or this Agreement and fails to cure such breach within any applicable grace period, and provided that this Lease is terminated by Landlord because of such material default, then, in addition to all other damages and remedies herein provided and to which Landlord may be otherwise entitled, Landlord shall also be entitled to the repayment in full of any rent credit theretofore enjoyed by Tenant, which repayment Tenant shall make upon demand therefor provided, however, that the amount of such rent credit to be repaid hereunder shall be multiplied by a fraction, the numerator of which is the number of months, including portions thereof, remaining in the originally stated term of this Lease following such breach, and the denominator of which is 60.

          6.   Compliance with Laws. Landlord shall use reasonable efforts, at
               --------------------
its sole cost and expense to cure within thirty (30) days after the Additional Space Commencement Date, any New York City Building Department violations pertaining to the Additional Space which are a matter of public record as of the Additional Space Commencement Date. In connection with the foregoing Landlord shall use reasonable efforts to minimize interference with Tenant's business, in the Additional Space, provided, however, that Tenant acknowledges and agrees that all such efforts shall be performed on normal business days during normal business hours.

          7.   Freight Elevator. Tenant shall not be charged for its use of
               ----------------
freight elevator service in connection with Tenant's initial single phase move into the Additional Space, provided that such use occurs during normal Freight Hours and provided that Tenant acknowledges that such use shall be on a non-exclusive first come, first served basis.

          8.   ACM; Hazardous Substances. Notwithstanding anything contained
               -------------------------
herein to the contrary, Articles 56 and 58 of the Lease shall apply to the Additional Space and shall be incorporated herein for such purpose as though set forth herein verbatim.

          9.   Existing Tenant. Landlord represents and Tenant acknowledges and
               ---------------
agrees that the Additional Space is presently occupied by another tenant, Creative Business Consultants/Axelrod Corporate Services, Inc., (the "Existing Tenant") under a lease agreement dated November 4, 1993, between Graybar Building Company, predecessor in interest to Landlord, as landlord, and the Existing Tenant, as tenant (the "Existing Lease"). Pursuant to the Existing Lease, the Existing Tenant is required to surrender to Landlord possession of the Additional Space upon the expiration of the term of the Existing Lease, December 31, 1999, pursuant to the terms of the Existing Lease. Landlord covenants and agrees that Landlord shall not renew or extend the period of time that the Existing Tenant is permitted to remain in the Additional Space. Landlord and Tenant agree that if the Existing Tenant does not vacate on or before the time required by the Existing Lease, and as a result Landlord shall be unable to deliver possession of the Additional Space to Tenant as required by this Agreement then Landlord shall not be subject to any liability for such failure, and this Agreement, subject to the provisions of Article 2A hereof, shall stay in full force and effect without extension of the term, however, the Tenant's obligation to pay rent hereunder shall not commence and any rent credits to which Tenant is entitled hereunder shall be similarly delayed until possession of the Additional Space is delivered to Tenant, subject to the provisions of Article 16 of the Lease. In the event that the Existing Tenant fails to surrender to Landlord and vacate the Additional Space at the scheduled expiration of the Existing Lease, Landlord shall promptly commence and diligently prosecute to completion appropriate summary proceedings in order to evict the Existing Tenant therefrom and recover lawful possession thereof. In such event, upon Landlord's recovery of actual and lawful possession of the Additional Space, Landlord shall furnish Tenant with notice thereof and deliver possession to Tenant promptly thereafter. The provisions of this Article and this Agreement shall apply with regard to the timing of Landlord's delivery of possession of the Additional Space, subject to the provisions of Article 2A hereof.

          10.  Additional Provisions. As of the date hereof the Lease shall be
               ---------------------
modified so that the language set forth below shall be added to the Lease as
Article 62 thereof.

          LANDLORD'S RIGHT TO PARTICIPATE IN EQUITY FINANCING
          ---------------------------------------------------

          62. As and for a further inducement to Landlord to enter into this Lease, Landlord or its designee, which designee shall (i) be an "accredited investor" as defined by the Securities Act of 1933, as amended; and (ii) be an affiliate of, or managed by Landlord; and (iii) consist of no more than five (5) participants be they individuals and/or entities, each of whom shall be an "accredited investor" as defined by the Securities Act of 1933, as amended (such designee hereinafter referred to as the " Designee") may be afforded the opportunity, at the sole and absolute discretion of Tenant, on or before January 31, 2000, to invest the amount of $l00,000.00 in Tenant's currently contemplated equity financing pursuant to which Tenant intends to issue shares of its Series D convertible preferred stock valued at approximately $1.529 per share (the "Series D Financing"). Any such investment by Landlord or the Designee in the Series D

      Financing shall be on the same terms and conditions upon which any other investors in the Series D Financing are investing. The Series D Financing is currently scheduled to close on or about January 12, 2000. It is the present intention of Tenant to afford Landlord or the Designee the opportunity to invest in the Series D Financing as contemplated above.

            In connection with the foregoing, Tenant shall furnish to Landlord upon the full execution and delivery of this Agreement, the then currently proposed investment documentation relative to the proposed Series D Financing and thereafter shall promptly furnish to Landlord any modifications and supplements thereto which are furnished to other investors in the Series D Financing, which shall be delivered to Landlord by e-mail, addressed to andrew.mathias@slgreen.com.

            In the event that Tenant affords Landlord or the Designee the opportunity to invest in the Series D Financing, which shall be accomplished by hand delivery of notice from Tenant to Landlord in care of Andrew Mathias, SL Green Realty Corp., 420 Lexington Avenue, Suite 1900, New York, New York 10170, Landlord or the Designee as the case may be, shall execute and return to Tenant the final investment documentation for the Series D Financing by such date as the Tenant shall so advise Landlord, and simultaneously therewith, shall also deliver the sum of $100,000.00, which shall be in the form of a bank, cashier's or certified check made payable to the order of Tenant or by wire transfer to an account designated by Tenant. Tenant shall endeavor to give Landlord the aforementioned notice in a manner so as to give Landlord as much time as reasonably possible to decide whether Landlord or the Designee wishes to participate in the Series D Financing, provided however, that Landlord expressly acknowledges and agrees that the timing of Tenant's notice to Landlord regarding the opportunity of Landlord or the Designee to participate in the Series D Financing may result in Landlord having as little as 24 hours in which to determine whether Landlord or the Designee wish to participate in the Series D Financing. Tenant expressly acknowledges and agrees that in the event Tenant affords Landlord the opportunity to so invest, Landlord may decide that neither it nor the Designee shall participate in the Series D Financing for any reason whatsoever, and that neither Landlord nor any Designee is obligated to participate in the Series D Financing. Similarly, Landlord expressly acknowledges and agrees that Tenant shall be under no obligation whatsoever to afford Landlord or the Designee the opportunity to participate in the Series D Financing, and accordingly, Tenant may determine not to afford Landlord or the Designee the opportunity to participate in the Series D Financing for any reason whatsoever. In the event that, prior to February 1, 2000, neither Landlord nor any Designee participates in the Series D Financing for any reason whatsoever (including but not limited to Tenant's decision not to afford Landlord or the Designee the opportunity to participate in the Series D Financing, or Landlord, having been so afforded the opportunity, decides that neither it nor any Designee shall participate), then on or before February 10, 2000, as and for additional security hereunder, in addition to the security deposit held by Landlord under this Lease, Tenant shall cause to be added to such security deposit hereunder the sum of $58,058.00, by means of cash payment or amendment to the Credit (as that term is defined in Article 61 of the Lease) to be held by Landlord in accordance with the terms and provisions of Article 33 of this Lease. In the event that Tenant fails to timely and fully provide Landlord with the additional security as set forth in the immediately preceding sentence, subject to and in accordance with the provisions of this Article, Tenant shall be in material default of this Lease.

          11.  Successors/Assigns. This Agreement shall be binding upon and
               ------------------
inure to the benefit of the parties and their respective successors and permitted assigns.

          12.  Entire Agreement.
               ----------------

               (a) This agreement represents the entire understanding between the parties with regard to the matters addressed herein and may only be modified by written agreement executed by all parties hereto. All prior understandings or representations between the parties hereto, oral or written, with regard to the matters addressed herein, other than the Lease, are hereby merged herein.

               (b) All oral or written statements, representations, promises, understandings and agreements of Landlord and Tenant are merged into and superseded by this Agreement, which alone fully and completely expresses their understanding with regard to the transaction which is the subject of this Agreement. Tenant acknowledges that neither Landlord nor any representative or agent of Landlord has made any representation or warranty, express or implied, as to the physical condition, state of repair, layout, footage or use of the Demised Premises or any matter or thing affecting or relating to the Demised Premises except as specifically set forth in this Agreement. Tenant has not been induced by and has not relied upon any statement, representation or agreement, whether express or implied, not specifically set forth in this Agreement. Tenant shall not be liable or bound in any manner by any oral or written statement, broker's "set-up"," representation, agreement or information pertaining to the Demised Premises or this Agreement furnished by any real estate broker, agent, servant, employee or other person, unless specifically set forth herein, and no rights are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.

            13. Effectiveness. This Agreement shall not be binding upon Landlord
                -------------
and Tenant until executed and delivered by both Landlord and Tenant.

            14. Ratification. Except as specifically modified herein, all other
                ------------
terms, covenants and conditions of the Lease are and shall remain in full force and effect and are hereby ratified and confirmed.

            15. No Brokers/Indemnification: (A). Tenant warrants that it has not
                --------------------------
dealt with any broker, agent or finder in connection with this Agreement other than SL Green Leasing, Inc., and Insignia/ESG, Inc. (collectively, the "Brokers"). Tenant hereby indemnifies and agrees to defend and hold Landlord, its agents, servants and employees harmless from any suit, action, proceeding, controversy, claim or demand whatsoever at law or in equity that may be instituted against Landlord by anyone other than the Brokers who claimed to have dealt with Tenant for recovery of compensation or damages for procuring this Agreement or by reason of a breach or purported breach of the representations and warranties contained herein.

            B. Landlord represents and warrants to Tenant that it did not consult or negotiate with any broker, finder, or consultant with regard to the Additional Space other than the Brokers, and that no other broker, finder or consultant participated in procuring this Agreement. Landlord hereby indemnifies and agrees to defend and hold Tenant, its agents, servants and employees harmless from any suit, action, proceeding, controversy, claim or demand whatsoever at law or in equity that may be instituted against Tenant by those who dealt with Landlord for recovery of compensation or damages for procuring this Agreement or by reason of a breach or purported breach of the representations and warranties contained herein. Landlord covenants that it shall pay any sums due SL Green Leasing, Inc., and Insignia/ESG, Inc., in connection with this Agreement pursuant to separate agreements.

            16. Miscellaneous.
                -------------

                (a) The captions in this Agreement are for convenience only and are not to be considered in construing this agreement.

                (b) This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

                (c) Terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed thereto in the Lease.

                      (Balance of Page Intentionally Left Blank)

      (d) If any provision of this agreement or its application to any person or circumstances is invalid or unenforceable to any extent, the remainder of this agreement, or the applicability of such provision to other persons or circumstances, shall be valid and enforceable to the fullest extent permitted by law and shall be deemed to be separate from such invalid or unenforceable provisions and shall continue in full force and effect.

                                      SLG GRAYBAR SUBLEASE LLC, a New York
                                      limited liability company

                                      By: SLG Graybar Sublease Corp., a New York
                                      corporation, its Managing Member

                                      By: /s/ [ILLEGIBLE]
                                          --------------------------------------
                                          Name: [ILLEGIBLE]
                                          Title: EVP


                                      PHASE2MEDIA, INC.

                                      By: /s/ Richard S. Nachmins
                                          --------------------------------------
                                          Name: Richard S. Nachmins
                                          Title: CFO

                                   EXHIBIT A

                           [FLOOR PLAN APPEARS HERE]

                           SLG GRAYBAR SUBLEASE LLC
                              420 Lexington Avenue
                            New York, New York 10170

                                                      February 1, 2000

Mr. Richard Nachmias
Chief Financial Officer
Phase2Media, Inc.
420 Lexington Avenue, Suite 2643-55
New York, New York 10170

        Re: Lease agreement (hereinafter the "Lease") between SLG Graybar
            Sublease LLC, as landlord ("Landlord") and Phase2Media, Inc., f/k/a CKG Media.com, Inc., d/b/a Phase2Media, as tenant ("Tenant"), as modified by that certain lease modification agreement dated January 1, 2000, between Landlord and Tenant (hereinafter referred to as the "Lease Modification"); Premises: 420 Lexington Avenue, Rooms
            2635-42 and 2643-55, New York, New York 10170
            --------------------------------------------------------------------

Dear Mr. Nachmias:

     By this letter we seek to confirm our mutual understanding whereby Landlord and Tenant agree to modify the Lease Modification and, in turn, the Lease as follows.

     Effective immediately, in Article 2(B)(iv) of the Lease Modification, the phrase: "... to be delivered to Landlord within ten (10) days of the execution and delivery of this Agreement..." is deleted in its entirety and the phrase:
"... to be delivered on or before February 14, 2000..." shall be substituted in its place and stead.

     Further, notwithstanding anything to the contrary set forth in Article 62 of the Lease, Tenant hereby confirms and covenants to Landlord, that in the event that Tenant shall effect a Supplemental Closing (as such term is defined in Section 1 of the Subscription and Purchase Agreement dated as of January 19, 2000 between Tenant and the Investors listed on Schedule I attached thereto, a copy of which has been previously provided to Landlord) that Landlord or its Designee, as said term is defined in Article 62 of the Lease, shall be permitted to participate in any such Supplemental Closing in the manner set forth in
Article 62 of the Lease. Landlord acknowledges that Tenant shall not be obligated to effect a Supplemental Closing and that the decision to effect any such Supplemental Closing shall be at Tenant's sole discretion. In the event that a Supplemental Closing does not close on or before February 9, 2000 for any reason whatsoever then, on or before February 14, 2000, as and for additional security under the

Lease, and in addition to the security deposit held by Landlord under the Lease, Tenant shall cause to be added to such security deposit hereunder the sum of $58,058.00 by means of cash payment or amendment to the Credit (as that term is defined in Article 61 of the Lease) to be held by Landlord in accordance with the terms and provisions of Article 33 of the Lease. In the event that Tenant fails to timely and fully provide Landlord with the additional security as set forth in the immediately preceding sentence subject to and in accordance with the provisions of this agreement, Tenant shall be in material default of this Lease. Notwithstanding anything contained herein to the contrary, in the event that a Supplemental Closing does not occur prior to February 9, 2000 but, instead occurs subsequent to February 9, 2000 but prior to January 1, 2001, Landlord shall be entitled to participate in any such Supplemental Closing in the manner set forth in Article 62 of the Lease provided, however that, notwithstanding any participation by Landlord in same, Landlord shall have no obligation to return to Tenant the additional security posted by Tenant in accordance with the provisions of this paragraph.

     We each hereby ratify and confirm all terms, covenants and conditions of the Lease not specifically modified herein, which shall each remain in full force and effect. This letter sets forth the entire understanding between us as to the matters set forth herein, and may only be modified in a writing signed by Landlord and Tenant.

     Kindly execute the enclosed copy of this letter at the bottom and return it to our office as soon as possible in order to confirm your agreement with the foregoing.

                                        Very truly yours,

                                        SLG GRAYBAR SUBLEASE
                                        LLC, a New York limited
                                        liability company

                                        By: SLG Graybar Sublease
                                        Corp., a New York
                                        corporation, its Managing
                                        Member


                                        By: /s/ Benjamin P. Feldman
                                           ----------------------------
                                           Benjamin P. Feldman
                                           Executive Vice President

READ, UNDERSTOOD AND AGREED TO:

PHASE2MEDIA, INC.


By: /s/ Richard Nachmias
   ----------------------
   Richard Nachmias
   Chief Financial Officer

                       SECOND LEASE MODIFICATION AGREEMENT
                       -----------------------------------

            LEASE MODIFICATION AGREEMENT (this "Agreement") dated as of the _____ day of February 2000 between SLG Graybar Sublease LLC, having an office in care of SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170 (hereinafter referred to as "Landlord") and PHASE2MEDIA, INC., a Delaware corporation (hereinafter referred to as "Tenant") formerly known as CKG Media.com, Inc. d/b/a Phase2Media, (hereinafter "CKG") having an office at 420 Lexington Avenue, New York, New York 10170.

                                   WITNESSETH:
                                   ----------

            WHEREAS, Landlord and CKG entered into that certain lease agreement dated as of June 28, 1999, covering premises more particularly described in said lease agreement (the "Original Demised Premises") which lease agreement was modified by that certain lease modification agreement entered dated as of January 1, 2000 (the "First Amendment") between Landlord and Tenant to add additional premises to the Original Demised Premises (the Original Demised Premises with such additional premises are hereinafter referred to as the "Demised Premises"), and further modified by that certain letter agreement dated February 10, 2000, in the building known as the Graybar Building, 420 Lexington Avenue, New York, New York ("the Building"), under the terms and conditions contained therein (the lease agreement, as modified, is hereinafter referred to as the "Lease"); and

            WHEREAS, Tenant desires to and Landlord is agreeable to extend the term of the Lease for the period commencing as of January 1, 2005 and expiring December 31, 2005 (the "Extended Term"), subject to the terms, covenants and conditions set forth at length in this Agreement; and

            WHEREAS, Tenant desires to and Landlord is agreeable to add to the Demised Premises certain spaces on the 26th floor of the Building known as: (i) Rooms 2602-05, and a portion of the corridor approximately as indicated by hatch marks on the floor plan annexed hereto and made a part hereof as Exhibit A, the rentable square foot area of which Landlord and Tenant acknowledge and agree shall be deemed to be 4,549 rentable square feet (the "2602 Space"); (ii) Room 2601 approximately as indicated by hatch marks on the floor plan annexed hereto and made a part hereof as Exhibit B, the rentable square foot area of which Landlord and Tenant acknowledge and agree shall be deemed to be 2,366 rentable square feet (the "2601 Space"); (iii) Rooms 2616-26, and a portion of the corridor approximately as indicated by hatch marks on the floor plan annexed hereto and made a part hereof as Exhibit C, the rentable square foot area of which Landlord and Tenant acknowledge and agree shall be deemed to be 11,807 rentable square feet (the "2616 Space"); (iv) Rooms 2656-60, approximately as indicated by hatch marks on the floor plan annexed hereto and made a part hereof as Exhibit D, the rentable square foot area of which Landlord and Tenant acknowledge and agree shall be deemed to be 1,841 rentable square feet (the "2656 Space"); (v) Rooms 2633-34 approximately as indicated by hatch marks on the floor plan annexed hereto and made a part hereof as Exhibit E, the rentable square foot area of which Landlord and Tenant acknowledge and agree shall be deemed to be 837 rentable square feet (the "2633 Space"), (vi) Room 2606 approximately as indicated by hatch marks on the floor plan annexed hereto and made a part hereof as Exhibit F, the rentable square foot area of which Landlord and Tenant acknowledge and agree shall be deemed to be 407 rentable square feet (the "2606 Space") and (vii) a portion of the 26/th/ floor public corridor approximately as indicated by hatch marks on the floor plan annexed hereto and made a part hereof as Exhibit G, the rentable square foot area of which Landlord and Tenant acknowledge and agree shall be deemed to be 746 rentable square feet (the
 "26/th/ Floor Corridor Space") subject to the terms, covenants and conditions set forth at length in this Agreement, the aforementioned spaces in the aggregate consisting of approximately 22,553 deemed rentable square feet and sometimes hereinafter be referred to as collectively the "Additional Spaces";

            WHEREAS, Tenant and Landlord wish to modify the Lease as set forth below,

            NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

            1. Term. The term of the Lease is hereby extended for the period of
               ----
the Extended Term, and Tenant shall pay to Landlord fixed annual rent for the Demised Premises during the Extended Term at the rates set forth as set forth in
Article 2 hereof.

            2. Porter's Wage Escalation. Effective as of March 1, 2000 and for
               ------------------------
the balance of the term of the Lease as extended by this Agreement, the Lease is hereby modified so that Article 54 of the Lease is deleted in its entirety and in lieu thereof Tenant shall pay to Landlord as fixed additional rent commencing on March 1, 2000 and continuing throughout the balance of the term of the Lease the sum of $6,815.28 per annum in equal monthly installments of $567.94 monthly, and the granting clause of the Lease is hereby modified so that thereafter Tenant shall pay to Landlord fixed annual rent, with respect to the Demised Premises, as follows: (i) the sum of $743,894.00 per annum for the period commencing March 1,2000 through the last day of February 2001; (ii) the sum of $756,912.14 per annum for the period commencing March 1,2001 through the last day of February 2002; (iii) the sum of $770,158.10 for the period commencing March 1, 2002 through the last day of February 2003; (iv) the sum of $838,805.87 per annum for the period commencing March 1, 2003 through the last day of February 2004; (v) the sum of $853,484.97 per annum for the period commencing March 1,2004 through the last day of February 2005; and (vi) the sum of $868,421.00 per annum for the period commencing March 1, 2005 through December 31, 2005.

            3. Addition of Space. A. Each of the Additional Spaces are hereby added to the Demised Premises on the following dates (collectively, the "Additional Space Commencement Dates"):

            Space         Additional Space Commencement Date
            -----         ----------------------------------

            2602 Space    March 1, 2000 (the "2602 Space Commencement Date");

            2601 Space    May 1, 2000 (the "2601 Space Commencement Date");

            2616 Space    November 1, 2000 (the "2616 Space Commencement Date");

            2656 Space    January 1, 2001 (the "2656 Space Commencement Date");

            2633 Space    the later of (a) January 1, 2001 or (b) the date that
                          Landlord obtains lawful possession of the 2633 Space from the tenant that currently occupies the 2633 Space
                          (the "2633 Space Commencement Date") pursuant to that certain lease agreement entered into between Landlord and the existing tenant of the 2633 Space which Landlord represents (a) is scheduled to expire on November 30, 2004 and (b) contains no options for extensions or renewal in favor of the existing tenant;

            2606 Space    later of (a) March 1, 2000 or (b) the date that
                          Landlord obtains lawful possession of the 2606 Space from the tenant that currently occupies the 2606 Space
                          (the "2606 Space Commencement Date") pursuant to that certain lease agreement entered into between Landlord and the existing tenant of the 2606 Space which Landlord represents (a) is scheduled to expire on July
                          31, 2003 and (b) contains no
                          options for extensions or renewal in favor of the existing tenant; and

            26/th/ Floor
            Corridor
            Space later of (i) the 2656 Space Commencement Date or (ii) the 2633 Space Commencement Date (the "26/th/ Floor Corridor Space Commencement Date").

                  B (i). Landlord represents that the 2601 Space, 2616 Space and the 2656 Space are currently occupied by existing tenants of the Building (collectively, the "Existing Tenants") under leases which expire the day immediately preceding the respective Additional Space Commencement Dates as set forth above. Landlord further represents that the lease agreements for the Additional Spaces do not contain any options for extensions or renewal of such lease agreements in favor of the Existing Tenants (as said term is hereinbefore defined);

                    (ii) Tenant further acknowledges and agrees that it has been informed by Landlord that the 2633 Space and the 2606 Space are also currently occupied by Existing Tenants, who Landlord intends to relocate in the Building, in the case of the 2633 Space pursuant to Landlord's rights as contained in the lease agreement for the 2633 Space;

                    (iii) Landlord covenants and agrees that Landlord shall not renew or extend the period of time that the Existing Tenants are permitted to remain in the each of the respective Additional Spaces. Notwithstanding any of the foregoing, Landlord and Tenant agree that if the Existing Tenants do not vacate and surrender to Landlord possession of the respective Additional Spaces on or before the day immediately preceding the respective Additional Space Commencement Dates, and as a result Landlord shall be unable to deliver possession of any Additional Space to Tenant as required by this Agreement, Landlord shall not be subject to any liability for such failure, and (a) regarding the 2601 Space, the 2616 Space and the 2656 Space,

Landlord shall promptly commence and diligently prosecute to completion appropriate summary proceedings in order to evict any such Existing Tenant therefrom and recover lawful possession of the each of the respective Additional Spaces and this Agreement shall remain in full force and effect without extension of term, and (b) regarding the 2633 Space and the 2606 Space Landlord shall diligently and in good faith continue using reasonable efforts to relocate the Existing Tenants in the 2633 Space and 2606 Space in the Building. Tenant's obligation to pay rent hereunder with respect to each of the respective Additional Spaces shall not commence and any rent credits to which Tenant is entitled hereunder with respect to each of the respective Additional Spaces shall not be effective until possession thereof is delivered to Tenant subject to the provisions hereof and of Article 16 of the Lease. The provisions of this Article and the Lease shall apply with regard to the timing of Landlord's delivery of possession of each of the respective Additional Spaces.

                        (iv) Landlord and Tenant agree that Tenant shall have the right to surrender to Landlord the 2606 Space, at any time after the execution and delivery of this Agreement by the parties hereto and until such time as Landlord has delivered to Tenant written notice (the "2606 Notice") that
(a) a lease agreement has been fully executed and delivered by means of which Landlord shall relocate the existing tenant of the 2606 Space and (b) Landlord shall deliver possession of the 2606 Space to Tenant on or before October 31, 2000, provided, further, that in the event the 2606 Notice is timely given but the 2606 Space is not actually delivered to Tenant by October 31, 2000, Tenant shall have the right to surrender the 2606 Space at any time thereafter upon written notice to Landlord, provided that Landlord has not actually delivered to Tenant possession of the 2606 Space prior to receiving any such notice from Tenant.

Notwithstanding anything contained herein to the contrary, but not in limitation of the rights granted to Tenant in the immediately preceding sentence, Landlord and Tenant acknowledge and agree that if Landlord shall not have delivered to Tenant possession of any of the Additional Spaces within three hundred sixty five (365) days after the applicable Additional Space Commencement Date (together with Landlord's work, if any, substantially completed for such space), then Tenant may within thirty (30) days thereafter unequivocally and unconditionally notify Landlord that Tenant elects to terminate and cancel this Agreement solely with respect to that Additional Space for which Landlord has failed to so deliver possession and, effective as of the date which is thirty
(30) days after the delivery of Tenant's notice (the "Cancellation Date") provided, however, that such 365 day period shall be extended one (1) day for each day of delay by Landlord which is due solely to the acts or omissions of Tenant In the event Tenant so terminates and cancels this Agreement with respect to a particular Additional Space, this Agreement shall be null and void solely with respect to that particular Additional Space, and neither Landlord nor Tenant shall have any further liability with respect to any such Additional Space except that the representations and indemnifications contained in Article 16 hereof shall survive and any security deposited with Landlord by Tenant with respect to any such Additional Space shall be returned to Tenant.

                  C. Effective as of the 2602 Space Commencement Date in order to reflect the addition of the 2602 Space to the Demised Premises: (i) the fixed annual rent payable under the Lease (exclusive of electricity) shall be increased by the sum of (a)$191,058.00 per annum for the period commencing on the 2602 Space Commencement Date through the last day of

February 2001, the first monthly installment of which shall be paid to Landlord by Tenant upon its execution of this Agreement; (b) by the sum of $194,401.52 per annum for the period commencing March 1, 2001 through the last day of February 2002; (c) by the sum of $197,803.55 per annum for the period commencing March 1, 2002 through the last day of February 2003; (d) by the sum of $214,912.11 per annum for the period commencing March 1, 2003 through the last day of February 2004; (e) by the sum of $218,673.07 per annum for the period commencing March 1, 2004 through the last day of February 2005 and (f) by the sum of $222,499.85 per annum for the period commencing March 1, 2005 through December 31, 2005 and (ii) the Percentage, as defined in Article 24(b)(ii) of the Lease, shall be amended and increased by .4089%; and (iii) the deemed rentable square foot area of the Demised Premises shall be amended and increased by 4,549 deemed rentable square feet for purposes of Articles 24(a) and 41(B) of the Lease; and (iv) for purposes of the 2602 Space the "base tax year" as defined in Article 24 of the Lease shall be the average of the New York City real estate tax year commencing July 1, 1999 and ending June 30, 2000 and the New York City real estate tax year commencing July 1, 2000 and ending June 30, 2001, and (v) it shall be a material obligation of Tenant under this Agreement and the Lease to increase the security deposited with Landlord pursuant to
Article 33 of the Lease by means of cash payment or amendment to (or replacement of) the Credit (as defined in Article 61 of the Lease) in the sum of $47,764.50 to be delivered to Landlord within ten (10) days of the execution and delivery of this Agreement by the parties hereto, and to be held by Landlord in accordance with the provisions of Article 33 of the Lease, or, as the case may be, so that the amount of the Credit which Tenant may substitute in place and stead of the security deposit, pursuant to said Article 61 shall be increased by the sum of

$47,764.50.

                  D. Effective as of the 2601 Space Commencement Date in order to reflect the addition of the 2601 Space to the Demised Premises: (i) the fixed annual rent payable under the Lease (exclusive of electricity) shall be increased by the sum of (a) $99,372.00 per annum for the period commencing on the 2601 Space Commencement Date through April 30, 2001, the first monthly installment of which shall be paid to Landlord by Tenant upon its execution of this Agreement; (b) by the sum of $101,111.01 per annum for the period commencing May 1, 2001 through April 30, 2002; (c) by the sum of $102,880.45 per annum for the period commencing May 1, 2002 through April 30, 2003; (d) by the sum of $111,778.85 per annum for the period commencing May 1, 2003 through April 30, 2004; (e) by the sum of $113,734.98 per annum for the period commencing May 1, 2004 through April 30, 2005 and (f) by the sum of $115,725.34 per annum for the period commencing May 1, 2005 through December 31, 2005 and (ii) the Percentage, as defined in Article 24(b)(ii) of the Lease, shall be amended and increased by .2127%; and (iii) the deemed rentable square foot area of the Demised Premises shall be amended and increased by 2,366 deemed rentable square feet for purposes of Articles 24(a) and 41(B) of the Lease and (iv) for purposes of the 2601 Space the "base tax year" as defined in Article 24 of the Lease shall be the average of the New York City real estate tax year commencing July 1, 1999 and ending June 30, 2000 and the New York City real estate tax year commencing July 1, 2000 and ending June 30, 2001 (v) it shall be a material obligation of Tenant under this Agreement and the Lease to increase the security deposited with Landlord pursuant to Article 33 of the Lease by means of cash payment or amendment to the Credit (as defined in Article 61 of the Lease) in the sum of $24,843.00 to be delivered to Landlord within ten (10) days of the execution and delivery of this Agreement by the parties hereto, and to be held by Landlord in accordance with the provisions of Article 33 of the Lease, or, as the case may be, so that the amount of the Credit which Tenant may substitute in place and stead of the security deposit, pursuant to said Article 61 shall be increased by the sum of $24,843.00.

                  E. Effective as of the 2616 Space Commencement Date in order to reflect the addition of the 2616 Space to the Demised Premises: (i) the fixed annual rent payable under the Lease (exclusive of electricity) shall be increased by the sum of (a) $495,894.00 per annum for the period commencing on the 2616 Space Commencement Date through October 31, 2001, the first monthly installment of which shall be paid to Landlord by Tenant upon its execution of this Agreement; (b) by the sum of $504,572.15 per annum for the period commencing November 1, 2001 through October 31, 2002; (c) by the sum of $513,402.16 per annum for the period commencing November 1, 2002 through October 31, 2003; (d) by the sum of $557,807.69 per annum for the period commencing November 1, 2003 through October 31, 2004; (e) by the sum of $567,569.32 per annum for the period commencing November 1, 2004 through October 31, and (f) by the sum of $577,501.78 per annum for the period commencing November 1, 2005 through December 31, 2005 and (ii) the Percentage, as defined in Article 24(b)(ii) of the Lease, shall be amended and increased by 1.061%; and (iii) the deemed rentable square foot area of the Demised Premises shall be amended and increased by 11,807 deemed rentable square feet for purposes of Articles 24(a) and 41(B) of the Lease; and (iv) for purposes of the 2616 Space the "base tax year" as defined in Article 24 of the Lease shall be the average of the New York City real estate tax year commencing July 1, 1999 and ending June 30, 2000 and the New York City real estate tax year commencing July 1, 2000 and ending June 30, 2001, and

(v) it shall be a material obligation of Tenant under this Agreement and the Lease to increase the security deposited with Landlord pursuant to Article 33 of the Lease by means of cash payment or amendment to the Credit (as defined in Article 61 of the Lease) in the sum of $123,973.50 to be delivered to Landlord within ten (10) days of the execution and delivery of this Agreement by the parties hereto, and to be held by Landlord in accordance with the provisions of
Article 33 of the Lease, or, as the case may be, so that the amount of the Credit which Tenant may substitute in place and stead of the security deposit, pursuant to said Article 61 shall be increased by the sum of $123,973.50.

                  F. Effective as of the 2656 Space Commencement Date in order to reflect the addition of the 2656 Space to the Demised Premises: (i) the fixed annual rent payable under the Lease (exclusive of electricity) shall be increased by the sum of (a) $77,322.00 per annum for the period commencing on the 2656 Space Commencement Date through December 31, 2001, the first monthly installment of which shall be paid to Landlord by Tenant upon its execution of this Agreement; (b) by the sum of $78,675.14 per annum for the period commencing January 1, 2002 through December 31, 2002; (c) by the sum of $80,051.95 per annum for the period commencing January 1, 2003 through December 31, 2003; (d) by the sum of $86,975.86 per annum for the period commencing January 1, 2004 through December 31, 2004; and (e) by the sum of $88,497.94 per annum for the period commencing January 1, 2005 through December 31, 2005 and (ii) the Percentage, as defined in Article 24(b)(ii) of the Lease, shall be amended and increased by .1655%; and (iii) the deemed rentable square foot area of the Demised Premises shall be amended and increased by 1,841 deemed rentable square feet for purposes of Articles 24(a) and 41(B) of the Lease; and (iv) for purposes of the 2656 Space the

"base tax year" as defined in Article 24 of the Lease shall be the average of the New York City real estate tax year commencing July 1, 1999 and ending June 30, 2000 and the New York City real estate tax year commencing July 1, 2000 and ending June 30, 2001 ,and (v) it shall be a material obligation of Tenant under this Agreement and the Lease to increase the security deposited with Landlord pursuant to Article 33 of the Lease by means of cash payment or amendment to the Credit (as defined in Article 61 of the Lease) in the sum of $19,331.00 to be delivered to Landlord within ten (10) days of the execution and delivery of this Agreement by the parties hereto, and to be held by Landlord in accordance with the provisions of Article 33 of the Lease, or, as the case may be, the amount of the Credit which Tenant may substitute in place and stead of the security deposit, pursuant to said Article 61 shall be increased by the sum of $19,331.00.

                  G. Effective as of the 2633 Space Commencement Date in order to reflect the addition of the 2633 Space to the Demised Premises: (i) the fixed annual rent payable under the Lease (exclusive of electricity) shall be increased by the sum of (a) $35,154.00 per annum for the period commencing on the 2633 Space Commencement Date through the last day of the calendar month immediately preceding the 2633 Space Commencement, the first monthly installment of which shall be paid to Landlord by Tenant upon its execution of this Agreement; (b) by the sum of $35,769.20 per annum for the period commencing as of the first (1/st/) anniversary of the 2633 Space Commencement Date through the last day of the calendar month immediately preceding the second (2/nd/) anniversary of the 2633 Space Commencement Date; (c) by the sum of $36,395.16 per annum for the period commencing as of the second (2/nd/) anniversary of the 2633 Space Commencement Date through the last day of the calendar month immediately preceding the third (3/rd/) anniversary of the 2633 Space Commencement Date, (d) by the sum of $39,543.07 per annum for the period commencing as of the third (3/rd/) anniversary of the 2633 Space Commencement Date through the last day of the calendar month immediately preceding the fourth (4/th/) anniversary of the 2633 Space Commencement Date; and (e) by the sum of $40,235.07 per annum for the period commencing as of the fourth (4/th/) anniversary of the 2633 Space Commencement Date through December 31, 2005 and
(ii) the Percentage, as defined in Article 24(b)(ii) of the Lease, shall be amended and increased by .0752%; and (iii) the deemed rentable square foot area of the Demised Premises shall be amended and increased by 837 deemed rentable square feet for purposes of Articles 24(a) and 41(B) of the Lease; and (iv) for purposes of the 2633 Space the "base tax year" as defined in Article 24 of the Lease shall be the average of the New York City real estate tax year commencing July 1, 1999 and ending June 30, 2000 and the New York City real estate tax year commencing July 1, 2000 and ending June 30, 2001, and (v) it shall be a material obligation of Tenant under this Agreement and the Lease to increase the security deposited with Landlord pursuant to Article 33 of the Lease by means of cash payment or amendment to the Credit (as defined in Article 61 of the Lease) in the sum of $8,788.50 to be delivered to Landlord within ten (10) days of the execution and delivery of this Agreement by the parties hereto, and to be held by Landlord in accordance with the provisions of Article 33 of the Lease, or, as the case may be, the amount of the Credit which Tenant may substitute in place and stead of the security deposit, pursuant to said Article 61 shall be increased by the sum of $8,788.50.

                  H. Effective as of the 2606 Space Commencement Date in order to reflect the addition of the 2606 Space to the Demised Premises: (i) the fixed annual rent payable under the Lease (exclusive of electricity) shall be increased by the sum of (a) $17,094.00 per annum for the period commencing on the 2606 Space Commencement Date through the last day of the calendar month immediately preceding the 2606 Space Commencement, the first monthly installment of which shall be paid to Landlord by Tenant upon its execution of this Agreement; (b) by the sum of $17,393.15 per annum for the period commencing as of the first (1/st/) anniversary of the 2606 Space Commencement Date through the last day of the calendar month immediately preceding the second (2/nd/) anniversary of the 2606 Space Commencement Date; (c) by the sum of $17,697.50 per annum for the period commencing as of the second (2/nd/) anniversary of the 2606 Space Commencement Date through the last day of the calendar month immediately preceding the third (3/rd/) anniversary of the 2606 Space Commencement Date; (d) by the sum of $19,228.21 per annum for the period commencing as of the third (3/rd/) anniversary of the 2606 Space Commencement Date through the last day of the calendar month immediately preceding the fourth (4/th/) anniversary of the 2606 Space Commencement Date; and (e) by the sum of $19,564.70 per annum for the period commencing as of the fourth (4/th/) anniversary of the 2606 Space Commencement Date through December 31,2005 and (ii) the Percentage, as defined in Article 24(b)(ii) of the Lease, shall be amended and increased by .0366%; and
(iii) the deemed rentable square foot area of the Demised Premises shall be amended and increased by 407 deemed rentable square feet for purposes of Articles 24(a) and 41(B) of the Lease; and (iv) for purposes of the 2606 Space the "base tax year" as defined in Article 24 of the Lease shall be the average of the New York City real estate tax year commencing July 1, 1999 and ending June 30, 2000 and the New York City real estate tax year commencing July 1, 2000 and ending June 30, 2001, and (v) it shall be a material obligation of Tenant under this Agreement and the Lease to increase the security deposited with Landlord pursuant to Article 33 of the Lease by means of cash payment or amendment to the Credit (as defined in Article 61 of the Lease) in the sum of $4,273.50 to be delivered to Landlord within ten
(10) days of the execution and delivery of this Agreement by the parties hereto, and to be held by Landlord in accordance with the provisions of Article 33 of the Lease, or, as the case may be, the amount of the Credit which Tenant may substitute in place and stead of the security deposit, pursuant to said Article 61 shall be increased by the sum of $4,273.50.

                  I. Effective as of the 26/th/ Floor Corridor Space Commencement Date in order to reflect the addition of the 26/th/ Floor Corridor Space to the Demised Premises: (i) the fixed annual rent payable under the Lease (exclusive of electricity) shall be increased by the sum of (a) $31,332.00 per annum for the period commencing on the 26/th/ Floor Corridor Space Commencement Date through the last day of the calendar month immediately preceding the 26/th/ Floor Corridor Space Commencement, the first monthly installment of which shall be paid to Landlord by Tenant upon its execution of this Agreement; (b) by the sum of $31,880.31 per annum for the period commencing as of the first (1/st/) anniversary of the 26/th/ Floor Corridor Space Commencement Date through the last day of the calendar month immediately preceding the second (2/nd/) anniversary of the 26/th/ Floor Corridor Space Commencement Date; (c) by the sum of $32,438.22 per annum for the period commencing as of the second (2/nd/) anniversary of the 26/th/ Floor Corridor Space Commencement Date through the last day of the calendar month immediately preceding the third (3/rd/) anniversary of the 26/th/ Floor Corridor Space Commencement Date; (d) by the sum of $35,243.89 per annum for the period commencing as of the third (3/rd/) anniversary of the 26/th/ Floor Corridor Space Commencement Date through the last day of the calendar month immediately preceding the fourth (4th) anniversary of the 26/th/ Floor Corridor Space Commencement Date; and (e) by the sum of $35,860.66 per annum for the period commencing as of the fourth (4th) anniversary of the 26/th/ Floor Corridor Space Commencement Date through December 31, 2005 and (ii) the Percentage, as defined in Article 24(b)(ii) of the Lease, shall be amended and increased by .00671%; and (iii) the deemed rentable square foot area of the Demised Premises shall be amended and increased by 746 deemed rentable square feet for purposes of Articles 24(a) and 41(B) of the Lease; and (iv) for purposes of the 26/th/ Floor Corridor Space the "base tax year" as defined in Article 24 of the Lease shall be the average of the New York City real estate tax year commencing July 1, 1999 and ending June 30, 2000 and the New York City real estate tax year commencing July 1, 2000 and ending June 30, 2001, and (v) it shall be a material obligation of Tenant under this Agreement and the Lease to increase the security deposited with Landlord pursuant to Article 33 of the Lease by means of cash payment or amendment to the Credit (as defined in Article 61 of the Lease) in the sum of $7,833.00 to be delivered to Landlord within ten (10) days of the execution and delivery of this Agreement by the parties hereto, and to be held by Landlord in accordance with the provisions of Article 33 of the Lease, or, as the case may be, the amount of the Credit which Tenant may substitute in place and stead of the security deposit, pursuant to said Article 61 shall be increased by the sum of $7,833.00.

            Notwithstanding anything contained herein to the contrary, in the event that pursuant to this Article Tenant cancels that portion of this Agreement pertaining to any of the respective Additional Spaces on account of Landlord's failure to deliver to Tenant timely possession thereof, Tenant shall be entitled to reduce the amount of security previously deposited with Landlord in connection with any such Additional Space. In the event that Tenant has deposited with Landlord a cash security deposit, Landlord shall return said amount to Tenant within thirty (30) days of any respective Cancellation Date or, as the case may be, the amount of the Credit which Tenant may substitute in place and stead of the security deposit pursuant to said
Article 61 may be reduced upon prompt written notice to Landlord by the applicable sum as a result of any such cancellation.

            4. Landlord's Additional Spaces Work  (a)  Tenant has examined and
               ---------------------------------
agrees to accept the Additional Spaces in their existing condition and state of repair and understands that no work is to be performed by Landlord, except that Landlord's designated, wholly owned affiliate, Emerald City Construction Corp., with reasonable dispatch subject to delay by causes beyond its control or by the action or inaction of Tenant, shall perform the following work at Landlord's expense, subject to the provisions of (b), below:

                   (i) deliver the presently existing exterior windows located in each of the Additional Spaces in good working order;

                   (ii) deliver the presently existing radiator convector cover panels located in each for each of the Additional Spaces assembled and installed in building standard manner (it being the intention of Landlord and Tenant that Landlord shall only be responsible for the assembly of the presently existing radiator convector covers in the Additional Spaces and that Landlord shall not be responsible to furnish and install radiator convector covers in any of the Additional Spaces where same does not presently exist);

                   (iii) deliver the presently existing lighting fixtures located in each of the Additional Spaces in good working order;

                   (iv) deliver the presently existing air conditioning mechanical equipment servicing each of the Additional Spaces, exclusive of duct work, in good working order; and

                   (v) deliver the 2616 Space with (a) all partitions restored in a building standard manner utilizing building standard materials in the event of the removal of the presently existing millwork by Barton & Barton, the existing tenant of the 2616 Space, and
                           (b) any and all damage from such removal repaired.

            The performance by Landlord of the above work ("Landlord's Additional Space Work") is expressly conditioned upon compliance by Tenant with all the terms and conditions of the Lease and this Agreement, including payment of rent.

            (b) Any changes in or additions to Landlord's Additional Space Work which shall be consented to by Landlord as provided in Articles 7 and 47 of the Lease, and further changes in or additions to the Additional Space after Landlord's Additional Space Work has been completed which shall be so consented to if made at Tenant's request by Landlord, or its agents, but shall be paid for by Tenant promptly when billed at cost plus 1 1/4% for insurance, 10% for
                                  ---------------------------------------
overhead and 10% for general conditions, and in the event of the failure of
---------------------------------------
Tenant so to pay for said changes or additions, Landlord at its option may consider the cost thereof, plus the above percentages, as additional rent
                           --------------------------
payable by Tenant and collectible as such hereunder, as part of the rent for the next ensuing months.

            (c) If Landlord's Additional Space Work is not substantially completed and is delayed by acts, omissions or changes made or requested by Tenant, its agents, designers, architects or any other party acting or apparently acting on Tenant's behalf, then notwithstanding the foregoing, the term of this Agreement, Tenant's obligation to pay rent and additional rent under this Agreement, and the rent credit in accordance with Article 5 hereof, shall nevertheless commence on each of the respective commencement dates for the Additional Spaces.

            (d) Landlord's Additional Space Work shall be deemed to be substantially completed notwithstanding that (i) minor or non-material details of construction, mechanical adjustment or decoration remain to be performed, provided, that said "Punch List Items" shall be completed by Landlord within a reasonable time thereafter or (ii) a portion of Landlord's Additional Space Work is incomplete because construction scheduling requires that such work be completed after other work performed on Tenant's behalf or by Tenant is completed. In connection with the foregoing, Landlord shall use reasonable efforts, without additional expense to Landlord, to coordinate the completion of the punch list items, with any contractors then performing work in any of the respective Additional Spaces on behalf of Tenant.

            (e) Tenant acknowledges and agrees that Landlord may be performing Landlord's Additional Space Work or portions thereof simultaneously with Tenant's performance of its initial alteration work in the Additional Space, and that Tenant shall use reasonable efforts to coordinate with Landlord's affiliate, Emerald City Construction Corp., any such work performed by or on behalf of Tenant in the Additional Space.

            5.   Rent Credit. A. If and so long as Tenant is not in default
                 -----------
under the Lease or this Agreement after notice and beyond any grace period, Tenant shall be entitled to a rent credit for each of the Additional Spaces as follows: (a) (i) with respect to the 2602 Space in the amount of $47,764.50,
(ii) with respect to the 2601 Space in the amount of $24,843.00, (iii) with respect to the 2616 Space in the amount of $123,973.50, to be applied in each of the foregoing instances, against the first (1/st/), second (2/nd/) and January 2001 monthly installments of fixed annual rent (without electricity) accruing under the Lease as modified by this Agreement from and after the respective Commencement Dates for each of the Additional Spaces (as previously defined herein), provided, however, that in the event the actual Additional Space Commencement Date for the 2602 Space, 2601 Space and/or the 2616 Space is later than January 1, 2001, the third (3/rd/) monthly installment of free rent applicable to such Additional Space shall be applied against the thirteenth
(13th) monthly installment of fixed annual rent (without electricity) after the actual Additional Space Commencement Date and (b) (i) with respect to the 2656 Space in the amount of $19,330.50, (ii) with respect to the 2633 Space in the amount of $16,621.50, (iii) with respect to the 2606 Space in the amount of $4,273.50, and (iv) with respect to the 26th Floor Corridor Space in the amount of $7,833.00 to be applied in each of the foregoing instances, against the first (1/st/) second (2/nd/) and third (3/rd/) monthly installments of fixed annual rent (without electricity), accruing under the Lease as modified by this Agreement from and after the respective Commencement Dates for each of the Additional Spaces (as previously defined herein).

            B. Anything contained hereinabove to the contrary notwithstanding, if Tenant at any time during the term of the Lease, breaches any material covenant, condition or provision of the Lease or this Agreement and fails to cure such breach after notice and within any applicable grace period, and provided that this Lease is terminated by Landlord because of such material default, then, in addition to all other damages and remedies herein provided and to which Landlord may be otherwise entitled, Landlord shall also be entitled to the repayment in full of any rent credit theretofore enjoyed by Tenant, which repayment Tenant shall make upon demand therefor provided, however, that the amount of such rent credit to be repaid hereunder shall be multiplied by a fraction, the numerator of which is the number of months, including portions thereof, remaining in the originally stated term of this Lease following such breach, and the denominator of which is 60.

            6.   Compliance with Laws. Landlord shall use reasonable efforts, at
                 ---------------------
its sole cost and expense to cure within thirty (30) days after the applicable Additional Space Commencement Date, any New York City Building Department violations pertaining to each respective Additional Space which are a matter of public record as of the applicable Additional Space Commencement Date. In connection with the foregoing, Landlord shall use reasonable efforts to minimize interference with Tenant's business, in the Additional Space, provided, however, that Tenant acknowledges and agrees that all such efforts shall be performed on normal business days during normal business hours.

            7.   Freight Elevator. Tenant shall not be charged for its use of
                 -----------------
freight elevator service in connection with Tenant's initial, single phase relocation to each of the respective Additional Spaces, provided that such use occurs during normal Freight Hours and provided that Tenant acknowledges that such use shall be on a non-exclusive, first come-first served basis.

            8.   ACM; Hazardous Substances. Notwithstanding anything contained
                 --------------------------
herein to the contrary, Articles 56 and 58 of the Lease shall apply to each of the respective Additional Spaces and shall be incorporated herein for such purpose as though set forth herein verbatim.

            9.   Security. The Lease is hereby modified so that the language set
                 ---------
forth below shall be added to Article 61 of the Lease as subarticle D.

                 D. The cash security deposit or the Credit, as the case may be, which has been deposited by Tenant with Landlord pursuant to the terms hereof may be reduced by the sum of $157,871.00 on or after September 30, 2002 provided that (i) Tenant gives

      Landlord thirty (30) days advance written notice of its intent to so reduce the cash security deposit or the Credit, as the case may be, (ii) at the time of aforesaid notice and at the time of such reduction in the either the cash security deposit or the Credit, as the case may be, Tenant shall not then be, or at anytime previously during the term of this Lease have been, in default in any of its material obligations under this Lease after notice in accordance with the terms of the Lease and this Agreement (in which event Tenant's rights under this Section D shall not be extinguished but, rather, suspended through the earlier of (a) the cure by Tenant and (b) the expiration of the applicable cure period, provided, however, that Tenant's rights shall nevertheless be reinstated in the event that Tenant cures any such default after the expiration of the applicable cure period and such cure is accepted by Landlord without termination of this Lease), (iii) in the case of the Credit, Tenant provides Landlord with an amendment to or replacement of said Credit issued by the bank (except in the case of a replacement, which may be issued by another bank acceptable to Landlord) which issued the Credit at the time of any such reductions hereunder and (iv) Tenant has successfully closed an underwritten initial public offering of its stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, and Tenant has provided Landlord with sufficient documentation evidencing same.

            10.  Extension of Term. The Lease is hereby modified so that the
                 ------------------
language set forth below shall be added to the Lease as Article 63 thereof.

                              RENEWAL TERM
                              ------------

                        63. A. 1. If and so long as Phase2Media, Inc., or its successor to whom Phase2Media, Inc. has transferred substantially all of its assets or capital stock and assets or with whom Phase2Media, Inc., has been consolidated or merged, or its parent or wholly owned subsidiary to whom Tenant has assigned this Lease pursuant to Section 52(G) of this Lease (hereinafter collectively referred to as the "Named Tenant"), is Tenant hereunder, the Named Tenant shall have the right (the "First Renewal Right") to extend the term of this Lease for one (1) additional period of four (4) years (the "First Renewal Term"), which First Renewal Term shall commence on the date immediately succeeding December 31, 2005 (the "First Expiration Date"), provided that (a) this Lease shall not have been previously terminated, (b) no default shall have occurred and be continuing after notice (in which event Tenant's rights under this Section A.1. shall not be extinguished but, rather, suspended through the earlier of (i) the cure by Tenant and (ii) the expiration of the applicable cure period, provided, however, that Tenant's rights shall nevertheless be reinstated in the event that Tenant cures any such default after the expiration of the applicable cure period and such cure is accepted by Landlord without termination of this Lease) (x) on the date the Named Tenant gives Landlord written notice (the "First Renewal Notice") of the Named Tenant's election to exercise the First Renewal Right and (y) on the First Expiration Date and (c) the Named Tenant shall occupy at least eighty (80%) percent of the Demised Premises as its offices for the conduct of its business on the date the First Renewal Notice is given. Such First Renewal Right may be exercised with respect to the entire Premises only and shall be exercisable by the Named Tenant delivering to Landlord the First Renewal Notice on the earlier of (i) June 30, 2001 or (ii) in the case of notice from the Named Tenant only within thirty (30) days of that date that Tenant has successfully closed an underwritten initial public offering of its stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, and Tenant has provided Landlord with sufficient documentation evidencing same and provided that Tenant gives Landlord written notice of same within five (5) days of its occurrence. Time is of the essence with respect to the giving of the first Renewal Notice. In the event that Tenant fails to timely and fully provide Landlord with written notice of its election to exercise this First Renewal Right in the manner set forth herein, then Tenant shall be deemed to have waived its right to exercise both the First Renewal Right and the Second Renewal Right (as said term is defined below). Time is of the essence with respect to the sending of the First Renewal Notice.

            2. If the Named Tenant exercises the First Renewal Right, (provided that only the Named Tenant can exercise the First Renewal Right contained in clause (ii) of Section 63A above) the First Renewal Term shall be upon the same terms, covenants and conditions as those contained in this Lease, except that (i) the Fixed Annual Rent shall be payable by Tenant for the First Renewal Term shall be calculated by multiplying the fixed annual rent payable to Landlord by Tenant for December 2005 by 1.75%, the product of which shall be added to the fixed annual rent payable by Tenant for December 2005, the sum of which shall be the fixed annual rent for the first year of the First Renewal Term. Thereafter, the fixed annual rent payable to Landlord by Tenant shall be subject to an increase on each anniversary of the commencement date of the First Renewal Term at the rate of 1.75% per annum compounded annually during each year of the term of the First Renewal Term, (ii) the base tax year shall mean the New York City real estate tax year during which occurs the first day of the applicable First Renewal Term, and (iii) the provisions of Articles 48, 53, 54 and 57 shall not be applicable during the First Renewal Term, and (iv) the provisions of this Article relative to the Named Tenant's right to renew the term of this Lease shall no longer be applicable.

            B. 1. Provided that the Named Tenant has duly exercised the First Renewal Right, Tenant shall have the right thereafter (the "Second Renewal Right") to extend the term of this Lease for one (1) additional renewal period of five (5) years (the "Second Renewal Term"), which Second Renewal Term shall commence on the date immediately succeeding December 31, 2009 (the "First Renewal Term Expiration Date"), provided that on both the Second Renewal Notice Date (as hereinafter defined) and on January 1, 2010 (the "Second Renewal Right Effective Date") (a) this Lease shall not have been previously terminated, (b) no default shall have occurred and be continuing after notice (in which event Tenant's rights under this Section B.1. shall not be extinguished but, rather, suspended through the earlier of (a) the cure by Tenant and (b) the expiration of the applicable cure period, provided, however, that Tenant's rights shall nevertheless be reinstated in the event that Tenant cures any such default after the expiration of the applicable cure period and such cure is accepted by Landlord without termination of this

Lease) (x) on the date the Named Tenant gives Landlord written notice (the "Second Renewal Notice") of the Named Tenant's election to exercise the Second Renewal Right, and (y) on the First Renewal Term Expiration Date, and (c) the Named Tenant shall occupy at least eighty (80%) percent of the Demised Premises as its offices for the conduct of its business on the date the Second Renewal Notice is given and on the first (1st) day of the Second Renewal Term. Such Second Renewal Right may be exercised with respect to the Premises only and shall be exercisable by the Named Tenant delivering to Landlord a notice (the "Second Renewal Notice") no later than the date (the "Second Renewal Notice Date") that is three hundred sixty five (365) days prior to First Renewal Term Expiration Date. In the event that the Named Tenant fails to give the Second Renewal Notice by the Second Renewal Notice Date, the Named Tenant shall be deemed to have waived its Second Renewal Right. Time is of the essence with respect to the giving of the Second Renewal Notice. Upon the giving of the Second Renewal Notice the Named Tenant shall have no further right or option to extend or renew the term of this Lease.

                        2. If Tenant exercises the Second Renewal Right, the Second Renewal Term shall be upon the same terms, covenants and conditions as those contained in this Lease, to the extent that all Additional Spaces have been delivered in accordance with the terms hereof except that (i) the fixed annual rent as currently set forth in the Lease shall be determined pursuant to Sections 3 and 4 hereof, (ii) the base tax year shall mean the New York City real estate tax year during which occurs the first day of the Second Renewal Term, and (iii) the provisions of Articles 48, 53, 54 and 57 shall not be applicable during the Second Renewal Term.

                        3. Fixed annual rent for the Premises for the Second Renewal Term shall be an amount equal to the greater of (i) 100% of the Fair Market Rent on the first day of the Second Renewal Term as determined pursuant to Section 4 hereof or (ii) the amount of fixed annual rent and additional rent payable pursuant to the terms of this Lease, as of the First Renewal Option Expiration Date, subject to, in either event of (i) or (ii) above, an increase of 1.75% per annum compounded annually during each year of the Second Renewal Term.

                        4. For purposes of determining the fair market rent payable per annum for the Second Renewal Term ("Fair Market Rent"), the following procedure shall apply:

                  (A) the Fair Market Rent shall be determined on the basis of the annual rent that an unrelated third party (a "Third Party Tenant") would be willing to pay for the Premises for a term commencing on the first day of the Second Renewal Term and expiring five (5) years thereafter, assuming that (i) the Premises are free and clear of all leases and tenancies (including this Lease), that (ii) the Premises are available in the then rental market for comparable office buildings in midtown Manhattan, (iii) Landlord has had a reasonable time to locate a Third Party Tenant who rents with the knowledge of the highest and best uses to which the Premises can be adopted, (iv) neither Landlord nor such Third Party Tenant is under any compulsion to rent; (v) the Base Tax Year shall mean the New York City real estate tax year during which occurs the first day of the Second Renewal Term, (vi) Landlord shall not be obligated to perform any work in the Premises to prepare the same for such Third Party Tenant's occupancy; (vii) such Third Party Tenant shall not be entitled to any work contribution, cash allowance, moving allowance, free rent period, or any other tenant inducement, notwithstanding the fact that one or more of such tenant inducements may commonly be available to prospective tenants at such time,
(viii) such Third Party Tenant shall not have any renewal or expansion rights,
(ix) such Third Party Tenant shall be required to take the Premises in their then "as is" condition and the leasehold improvements and layout inherited by such Third Party Tenant shall be of no particular utility to such Third Party Tenant, (x) the fact that Landlord would be required to pay one full brokerage commission to an outside broker and one-half brokerage commission to its managing agent in connection with such leasing to a Third Party Tenant and (xi) that Additional Rent for all escalations under the Lease shall continue to be paid by Tenant during the Second Renewal Term.

                  (B) Landlord, no less than ninety (90) days prior to the date set for the commencement of the Second Renewal Term shall deliver to Tenant a notice setting forth Landlord's Determination of the fair market rent for the Premises (Landlord's determination is referred to as "Landlord's Determination" and Tenant's determination is referred to as "Tenant's Determination"). If Landlord shall refuse or fail to timely give such notice as aforesaid, Landlord's Determination shall be deemed to be equal to the fixed annual rent payable by Tenant on the day prior to the First Renewal Term Expiration Date. Tenant, within thirty (30) days after its receipt of Landlord's Determination, or Landlord's refusal or willful failure to timely give Landlord's Determination, shall give a notice to Landlord setting forth Tenant's Determination of the fair market rent for the Premises. If neither Landlord nor Tenant shall deliver a determination as aforesaid, the fixed annual rent for the Premises shall be deemed to be equal to the fixed annual rent payable by Tenant on the day prior to the First Renewal Term Expiration Date. If Landlord's Determination and Tenant's Determination are not equal, Landlord and Tenant shall attempt to agree upon the Fair Market Rent for the Premises. If Landlord and Tenant shall mutually agree upon the determination (the "Mutual Determination") of the Fair Market Rent, their determination shall be the Base Rent for the Premises and shall be final and binding upon the parties.

                  (C) If Landlord and Tenant shall be unable to reach a Mutual Determination within thirty (30) days after Tenant's delivery of Tenant's Determination to Landlord, Landlord and Tenant shall jointly select an independent real estate appraiser (the "Appraiser") whose fee shall be borne equally by Landlord and Tenant. In the event that Landlord and Tenant shall be unable to jointly agree on the designation of the Appraiser within five (5) days after they are requested to do so by either party, then the parties agree to allow the American Arbitration Association, or any successor organization to designate the Appraiser in accordance with the rules, regulations and/or procedures then obtaining of the American Arbitration Association or any successor organization. Landlord and Tenant shall, within five (5) days after the designation of the Appraiser, submit to the Appraiser in sealed envelopes, their respective determinations of the Fair Market Rent for the Premises ("Landlord's Arbitration Determination" and "Tenant's Arbitration Determination", respectively). Neither Landlord nor Tenant shall be bound by Landlord's Determination or Tenant's Determination and Landlord's

Determination and Tenant's Determination shall not be revealed to or taken into account by the Appraiser. The Appraiser shall not open the sealed envelopes and/or reveal to either party Landlord's Arbitration Determination or Tenant's Arbitration Determination until the Appraiser has received both Landlord's Arbitration Determination and Tenant's Arbitration Determination.

                  (D) The Appraiser shall conduct such hearings and investigations as he may deem appropriate and shall, within thirty (30) days after the date of designation of the Appraiser, choose either Landlord's Arbitration Determination or Tenant's Arbitration Determination, and such choice by the Appraiser shall be conclusive and binding upon Landlord and Tenant and shall be set forth, along and with the Appraiser's rationale for such choice, in a written report delivered to Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Article. The Appraiser appointed pursuant to this Article shall be an independent real estate appraiser with at least ten (10) years experience in leasing and valuation of properties which are similar in character to the Building, with an MAI designation and a member of the American Institute of Appraisers of the National Association of Real Estate Boards and a member of the Society of Real Estate Appraisers. The Appraiser shall not have the power to add to, modify or change any of the provisions of this Lease.

                  (5) It is expressly understood that any determination of the Fair Market Rent pursuant to this Article shall be based on the criteria stated in this Article.

            11.   Expansion Option. The Lease is hereby modified so that the
                  ----------------
language set forth below shall be added to the Lease as Article 64 thereof.

                                Option Space
                                ------------

            64. A.1. Named Tenant shall have the option to add to the Demised Premises the balance of the entire rentable area of the twenty-sixth (26th) floor of the Building which is not leased to Tenant as of the date of this Agreement, at the terms set forth below, provided that on each of the respective Option Notice Dates (as defined below) and on each of the respective Effective Dates (as defined below) (i) this Lease shall not have been previously terminated, (ii) no default shall have occurred and be continuing after notice in accordance with the terms of the Lease and this Agreement (in which event Tenant's rights under this Article shall not be extinguished but, rather, suspended through the earlier of (a) the cure by Tenant and (b) the expiration of the applicable cure period, provided, however, that Tenant's rights shall nevertheless be reinstated in the event that Tenant cures any such default after the expiration of the applicable cure period and such cure is accepted by Landlord without termination of this Lease) and (iii) the Tenant shall occupy at least eighty (80%) percent of the Demised Premises as its offices for the conduct of its business on each respective Effective Dates:

                  (i) with respect to Rooms 2613-14, which the parties agree consist of approximately 1,098 deemed rentable square feet (the "2613 Option Space") effective on the earlier of (a) July 1, 2000 or (b) the date which is ten (10) days after Landlord delivers written notice to Tenant that the 2613 Option Space is available for leasing by Tenant (the `2613 Effective Date");

                  (ii) with respect to Rooms 2609-12, which the parties agree consist of approximately 1,634 deemed rentable square feet (the "2609 Option Space") effective on the earlier of (a) May 1, 2001 or (b) the date which is ten
(10) days after Landlord delivers written notice to Tenant that the 2609 Option Space is available for leasing by Tenant (the "2609 Effective Date");

                  (iii) with respect to Room 2608, which the parties agree consists of approximately 889 deemed rentable square feet (the "2608 Option Space") effective on the earlier of (a) July 1, 2001 or (b) the date which is ten (10) days after Landlord delivers written notice to Tenant that the 2608 Option Space is available for leasing by Tenant (the 2608 Effective Date");

                  (iv) with respect to Room 2615, which the parties agree consists of approximately 1,034 deemed rentable square feet (the "2615 Option Space") effective on the earlier of (a) September 1, 2001 or (b) the date which is ten (10) days after Landlord delivers written notice to Tenant that the 2615 Option Space is available for leasing by Tenant (the "2615 Effective Date); and

                  (v) with respect to Rooms 2631-32, which the parties agree consist of approximately 1,389 deemed rentable square feet (the "2631 Option Space") effective on the earlier of (a) October 1, 2004 or (b) the date which is ten (10) days after Landlord delivers written notice to Tenant that the 2615 Option Space is available for leasing by Tenant (the "2631 Effective Date), the aforementioned option spaces are hereinafter sometimes collectively referred to as the "26/th/ Floor Option Space".

Such respective options may be exercised only by Tenant delivering to Landlord a written notice (the "Option Notice") no less than the earlier of (x) two hundred forty (240) days prior to the respective effective dates or (y) ten (10) days after receiving Landlord's notice that the respective option spaces are available for leasing by Tenant (the "Option Notice Date(s)"). In the event that Tenant fails to give any of the respective Option Notices by the Option Notice Date(s), Tenant shall be deemed to have waived its option with respect to that particular portion of the 26/th/ Floor Option Space. Notwithstanding anything contained herein to the contrary, Landlord and Tenant agree that in connection with the 2613 Space Tenant shall deliver to Landlord Tenant's Option Notice with respect to same on or before April 30, 2000. Time is of the essence with respect to the giving of each of the Option Notices. Upon the giving each of the respective Option Notices, the Tenant shall have no further right or option to lease the 26/th/ Floor Option Space pursuant to the terms of this Lease.

                  2. In the event that the Tenant properly and timely exercises its option with respect to any or all of the 26/th/ Floor Option Spaces under this Article, the 26/th/ Floor Option Space shall be added to the Premises on the each of the respective effective dates under the same terms, covenants and conditions of this Lease, except that: (i) the fixed annual rent as currently set forth in the Lease shall be determined pursuant to Sections 3 and 4 hereof,
(ii) and the base tax year shall mean the New York City real estate tax year during which occurs the Effective Date for each respective 26/th/ Floor Option Space (iii) the provisions of Articles 48, 53, 54 and 57 shall not be applicable to any of the respective 26/th/ Floor Option Spaces during the term of this Lease (iv) Landlord shall deliver each of the respective 26/th/ Floor Option Spaces and Tenant shall accept each of the 26/th/ Floor Option Spaces in its "as is" condition and Tenant further acknowledges that neither Landlord or its agents make any representation or shall have any obligation with respect to the physical condition thereof. Further, notwithstanding anything herein to the contrary, Articles 6, 7 and 8 of this Agreement shall apply to each of the respective Option Spaces and shall be incorporated herein for such purposes as though set forth herein.

                  3. Fixed Annual Rent for the 26/th/ Floor Option Spaces shall be an amount equal to the greater of (i) 100% of the Fair Market Rent on the first day of the effective date of the 26/th/ Floor Option Space as determined pursuant to Section 4 hereof or (ii) the amount of fixed annual rent and additional rent payable pursuant to the terms of this Lease, as of the Option Notice Dates for each of the respective 26/th/ Floor Option Spaces, subject to, in either event of (i) or (ii) above, an increase of 1.75% per annum compounded annually each year of the term of the term of the lease for each of the respective 26/th/ Floor Option Spaces, (iii) the Percentage shall be increased as follows in order to reflect the addition of each of the respective 26/th/ Floor Option Spaces; (a) with respect to the 2613 Option Space by the amount of
 .0987%, (b) with respect to 2609 Option Space by the amount of .1469%, (c) with respect to the 2608 Option Space by the amount of .0799%, (d) with respect to the 2615 Option Space by the amount of .0929% and (e) with respect to the 2631 Option Space by the amount of .1249% and (iv) the rentable square foot area of the Demised Premises for purposes of Article 24(a) and 41(B) of the Lease shall be increased as follows in order to reflect the addition of each of the 26/th/ Floor Option Spaces: (a) with respect to the 2613 Option Space by the amount of
1.098 deemed rentable square feet, (b) with respect to the 2609 Option Space by the amount of 1,634 deemed rentable square feet, (c) with respect to the 2608 Option Space by the amount of 889 deemed rentable square feet, (d) with respect to the 2615 Option Space by the amount of 1,034 deemed rentable square feet and
(e) with respect to the 2631 Option Space by the amount of 1,389 deemed rentable square feet.

                  4. For purposes of determining the fair market rent payable per annum for each of the respective the 26/th/ floor Option Spaces ("Option Fair Market Rent"), the following procedure shall apply:

                  (A) the Option Fair Market Rent shall be determined on the basis of the annual rent that an unrelated third party (a "Third Party Tenant") would be willing to pay for each of the respective 26/th/ Floor Option Spaces for a term commencing on the first day of each of the respective effective dates for each of the 26/th/ Floor Option Spaces and expiring five (5) years thereafter, assuming that (i) each of the 26/th/ Floor Option Spaces are free and clear of all leases and tenancies (including this Lease), that (ii) each of the 26/th/ Floor Option Spaces are available in the then rental market for comparable office buildings in midtown Manhattan, (iii) Landlord has had a reasonable time to locate a Third Party Tenant who rents with the knowledge of the highest and, best uses to which each of the respective 26/th/ Floor Option Spaces can be adopted, (iv) neither Landlord nor such Third Party Tenant is under any compulsion to rent; (v) the Base Tax Year shall mean the New York City real estate tax year during which occurs each of the respective effective dates for the 26/th/ Floor Option Spaces, (vi) Landlord shall not be obligated to perform any work in each of the respective 26/th/ Floor Option Spaces to prepare the same for such Third Party Tenant's occupancy;
(vii) such Third Party Tenant shall not be entitled to any work contribution, cash allowance, moving allowance, or any other tenant inducement, except that Tenant shall receive a rent credit in the amount of two (2) months fixed annual rent for each of the 26/th/ Floor Option Spaces (exclusive of electricity) and notwithstanding the fact that one or more of such tenant inducements may commonly be available to prospective tenants at such time, (viii) such Third Party Tenant shall not have any renewal or expansion rights, (ix) such Third Party Tenant shall be required to take each of the respective 26/th/ Floor Option Spaces in their then "as is" condition and the leasehold improvements and layout inherited by such Third Party Tenant shall be of no particular utility to such Third Party Tenant, (x) the fact that Landlord would be required to pay one full brokerage commission to an outside broker and one-half brokerage commission to its managing agent in connection with such leasing to a Third Party Tenant and (xi) that Additional Rent for all escalations under the Lease shall continue to be paid by Tenant during the term of any of the respective leases for each of the 26/th/ Floor Option Spaces.

                  (B) Landlord, no less than ninety (90) days prior to the date set for the commencement of the term of each of the respective 26/th/ Floor Option Spaces shall deliver to Tenant a notice setting forth Landlord's Determination of the fair market rent for each respective 26/th/ Floor Option Space (Landlord's determination is referred to as "Landlord's Option Determination" and Tenant's determination is referred to as "Tenant's Option Determination"). If Landlord shall refuse or fail to timely give such notice as aforesaid, Landlord's Option Determination shall be deemed to be equal to the fixed annual rent payable by Tenant on the day prior to each of the respective Option Notice Dates for each of the 26/th/ Floor Space Option Spaces. Tenant, within thirty (30) days after its receipt of Landlord's Option Determination, or Landlord's refusal to give Landlord's Option Determination, shall give a notice to Landlord setting forth Tenant's Option Determination of the fair market rent for each of the respective 26/th/ Floor Option Spaces. If neither Landlord nor Tenant shall deliver a determination as aforesaid, the fixed annual rent for each of the respective 26/th/ Floor Option Spaces shall be deemed to be equal to the fixed annual rent payable by Tenant on the day prior to each of the Option Notice Dates for the 26/th/ Floor Spaces. If Landlord's Option Determination and Tenant's Option Determination are not equal, Landlord and Tenant shall attempt to agree upon the Option Fair Market Rent for each of the respective 26/th/ Floor Option Spaces. If Landlord and Tenant shall mutually agree upon the determination (the "Mutual Option Determination") of the Option Fair

Market Rent for each of the respective 26/th/ Floor Option Spaces, their determination shall be the Option Fixed Annual Rent for each of the respective 26/th/ Floor Option Spaces and shall be final and binding upon the parties.

                  (C) If Landlord and Tenant shall be unable to reach a Mutual Option Determination within thirty (30) days after Tenant's delivery of Tenant's Option Determination to Landlord, Landlord and Tenant shall jointly select an independent real estate appraiser (the "Option Appraiser") whose fee shall be borne equally by Landlord and Tenant. In the event that Landlord and Tenant shall be unable to jointly agree on the designation of the Option Appraiser within five (5) days after they are requested to do so by either party, then the parties agree to allow the American Arbitration Association, or any successor organization to designate the Option Appraiser in accordance with the rules, regulations and/or procedures then obtaining of the American Arbitration Association or any successor organization. Landlord and Tenant shall, within five (5) days after the designation of the Option Appraiser, submit to the Option Appraiser in sealed envelopes, their respective determinations of the Option Fair Market Rent for each of the respective 26/th/ Floor Option Spaces ("Landlord's Option Arbitration Determination" and "Tenant's Option Arbitration Determination", respectively). Neither Landlord nor Tenant shall be bound by Landlord's Option Determination or Tenant's Option Determination and Landlord's Option Determination and Tenant's Option Determination shall not be revealed to or taken into account by the Option Appraiser. The Option Appraiser shall not open the sealed envelopes and/or reveal to either party Landlord's Option Arbitration Determination or Tenant's Option Arbitration Determination until the Option Appraiser has received both Landlord's Option Arbitration Determination and Tenant's Option Arbitration Determination.

                  (D) The Option Appraiser shall conduct such hearings and investigations as he may deem appropriate and shall, within thirty (30) days after the date of designation of the Option Appraiser, choose either Landlord's Option Arbitration Determination or Tenant's Option Arbitration Determination, and such choice by the Option Appraiser shall be conclusive and binding upon Landlord and Tenant and shall be set forth, along and with the Option Appraiser's rationale for such choice, in a written report delivered to Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Article. The Option Appraiser appointed pursuant to this Article shall be an independent real estate appraiser with at least ten (10) years experience in leasing and valuation of properties which are similar in character to the Building, with an MAI designation and a member of the American Institute of Appraisers of the National Association of Real Estate Boards and a member of the Society of Real Estate Appraisers. The Option Appraiser shall not have the power to add to, modify or change any of the provisions of this Lease.

                  (E) It is expressly understood that any determination of the Option Fair Market Rent pursuant to this Article shall be based on the criteria stated in this Article.

                  5. Named Tenant acknowledges and agrees that each of the respective 26/th/ Floor Option Spaces are currently occupied by other tenants, undertenants or occupants of the Building, and that in the event that Landlord shall be unable to deliver to Named Tenant timely and exclusive possession of each of the respective 26/th/ Floor Option Spaces Landlord shall not be subject to any liability for such failure, provided, however, Landlord shall promptly commence and diligently prosecute to completion appropriate summary proceedings in order to evict any such existing tenant therefrom and recover lawful possession of the each of the respective 26/th/ Floor Option Spaces and this Agreement shall remain in full force and effect without extension of term, however, Tenant's obligation to pay rent hereunder with respect to each of the respective 26/th/ Floor Option Spaces shall not commence until possession thereof is delivered to Tenant subject to the provisions hereof and of Article 16 of the Lease. Notwithstanding anything contained herein to the contrary, Landlord and Tenant acknowledge and agree that if Tenant has exercised its option in connection with any of the respective Option Spaces and Landlord shall not have delivered to Tenant possession of any such Option Space within three hundred sixty five (365) days after the applicable Effective Date, then Tenant may within thirty (30) days thereafter unequivocally and unconditionally notify Landlord that Tenant elects to terminate and cancel this Agreement solely with respect to that Option Space for which Landlord has failed to deliver possession and, effective as of the date which is thirty (30) days after the delivery of Tenant's notice (the "Option Space Cancellation Date") provided, however, that the such 365 day period shall be extended one (1) day for each day of delay by Landlord which is due solely to the acts or omissions of Tenant. In the event Tenant so terminates and cancels this Agreement with respect to a particular Option Space, this Agreement shall be null and void solely with respect to that particular Option Space and neither Landlord nor Tenant shall have any further liability with respect to any such Option Space.

            6. In the event that the Tenant duly and properly exercises its option with respect to any and/or all of the 26/th/ Floor Option Spaces in accordance with the terms, covenants and conditions of this Article, the parties shall immediately be bound thereby, with respect to Tenant's exercise of its option in connection with any or all of the 26/th/ Floor Option Spaces, without the execution of an amendment to this Lease; however, at the request of either party, the parties shall promptly execute and deliver a written amendment to this Lease reflecting the addition of each of the respective 26/th/ Floor Option Spaces to the Demised Premises for the remainder of the term of this Lease under such terms as provided above.

            12. Successors/Assigns. This Agreement shall be binding upon and
                ------------------
inure to the benefit of the parties and their respective successors and permitted assigns.

            13. Entire Agreement.
                ----------------

                (a) This agreement represents the entire understanding between the parties with regard to the matters addressed herein and may only be modified by written agreement executed by all parties hereto. All prior understandings or representations between the parties hereto, oral or written, with regard to the matters addressed herein, other than the Lease, are hereby merged herein.

                (b) All oral or written statements, representations, promises, understandings and agreements of Landlord and Tenant are merged into and superseded by this Agreement, which alone fully and completely expresses their understanding with regard to the transaction which is the subject of this Agreement. Tenant acknowledges that neither Landlord nor any representative or agent of Landlord has made any representation or warranty, express or implied, as to the physical condition, state of repair, layout, footage or use of the Demised Premises or any matter or thing affecting or relating to the Demised Premises except as specifically set forth in this Agreement. Tenant has not been induced by and has not relied upon any statement, representation or agreement, whether express or implied, not specifically set forth in this Agreement. Tenant shall not be liable or bound in any manner by any oral or written statement, broker's "set-up"," representation, agreement or information pertaining to the Demised Premises or this Agreement furnished by any real estate broker, agent, servant, employee or other person, unless specifically set forth herein, and no rights are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.

            14. Effectiveness. This Agreement shall not be binding upon Landlord
                -------------
and Tenant until executed and delivered by both Landlord and Tenant.

            15. Ratification. Except as specifically modified herein, all other
                ------------
terms, covenants and conditions of the Lease are and shall remain in full force and effect and are hereby ratified and confirmed.

            16. No Brokers/Indemnification: A. Tenant warrants that it has not
                --------------------------
dealt with any broker, agent or finder in connection with this Agreement other than SL Green Leasing, LLC, and Insignia/ESG, Inc. (collectively, the "Brokers"). Tenant hereby indemnifies and agrees to defend and hold Landlord, its agents, servants and employees harmless from any suit, action, proceeding, controversy, claim or demand whatsoever at law or in equity that may be instituted against Landlord by anyone other than the Brokers who claimed to have dealt with Tenant for recovery of compensation or damages for procuring this Agreement or by reason of a breach or purported breach of the representations and warranties contained herein.

            B. Landlord represents and warrants to Tenant that it did not consult or negotiate with any broker, finder, or consultant with regard to the Additional Space or Option Space other than the Brokers, and that no other broker, finder or consultant participated in procuring this Agreement. Landlord hereby indemnifies and agrees to defend and hold Tenant, its agents, servants and employees harmless from any suit, action, proceeding, controversy, claim or demand whatsoever at law or in equity that may be instituted against Tenant by those who dealt with Landlord for recovery of compensation or damages for procuring this Agreement or by reason of a breach or purported breach of the representations and warranties contained herein. Landlord covenants that it shall pay any sums due SL Green Leasing, LLC, and Insignia/ESG, Inc., in connection with this Agreement pursuant to separate agreements.

            17. Miscellaneous.
                -------------

                (a) The captions in this Agreement are for convenience only and are not to be considered in construing this agreement.

                (b) This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

                (c) Terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed thereto in the Lease.

                (d) If any provision of this agreement or its application to any person or circumstances is invalid or unenforceable to any extent, the remainder of this agreement, or the applicability of such provision to other persons or circumstances, shall be valid and enforceable to the fullest extent permitted by law and shall be deemed to be separate from such invalid or unenforceable provisions and shall continue in full force and effect.

PHASE2MEDIA, INC.                    SLG GRAYBAR SUBLEASE LLC, a New York
                                     limited liability company

                                     By: SLG Graybar Sublease Corp., A New York
By: /s/ Richard S. Nachmias          corporation, its Managing Member
   ------------------------------
   Name: Richard S. Nachmias
   Title: CFO                        By: /s/ [ILLEGIBLE]
                                        ------------------------------------
                                        Name: [ILLEGIBLE]
                                        Title: EVP